AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON OCTOBER 15, 2009
REGISTRATION NO. 333-151632

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

POST-EFFECTIVE AMENDMENT NO. 1 TO
FORM S-1
REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

SUPERFUND GOLD, L.P.
(Exact name of registrant as specified in its charter)

Delaware	6221
(State of Organization)	(Primary Standard Industrial
Classification Code Number)
98-0574019
(I.R.S. Employer Identification Number)

Roman Gregorig
Superfund Office Building	Superfund Office Building
P.O. Box 1479	P.O. Box 1479
Grand Anse	Grand Anse
St. George’s, Grenada	St. George’s, Grenada
West Indies	West Indies
(473) 439- 2418	(473) 439-2418
(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)	(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copy to:
Daniel F. Spies
Sidley Austin LLP
One South Dearborn Street
Chicago, Illinois 60603
(312) 853-4167
     Approximate Date Of Commencement Of Proposed Sale To The Public: As soon as practicable after the effective date of this Post-Effective Amendment No. 1.
     If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933 (the “Securities Act”) check the following box. ☑
     If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐
     If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐
     If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐
     Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act.
Large accelerated filer ☐	Accelerated filer ☐	Non-accelerated filer ☐ (Do not check if a smaller reporting company)	Smaller reporting company ☑

     The Registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until this Registration Statement shall become effective on such date as the Commission, acting pursuant to said Section 8(a), may determine.

SUPERFUND GOLD, L.P.
$98,194,468 SERIES A AND $92,836,257 SERIES B
UNITS OF LIMITED PARTNERSHIP INTEREST
The Offering
          Superfund Gold, L.P., a Delaware limited partnership (the “Fund”), is offering two separate series of limited partnership units (“Units”), designated Series A and Series B. The primary objective of Superfund Gold, L.P. is to maintain the approximate equivalent of a dollar for dollar investment in gold while seeking appreciation of its assets over time by trading and investing in a portfolio of futures and forward contracts on stock indices, currencies, bonds, grains, energies, metals, agricultural markets and livestock. The two Series are traded and managed the same way except for the degree of leverage, and the assets and liabilities of each Series are segregated from the assets and liabilities of the other Series.
          Superfund USA, Inc., and additional selling agents, are offering the Units on the last day of each month at a price of month-end net asset value per Unit. As of September 30, 2009, the net asset value per Unit of Series A-1 was $1,003.77, the net asset value per Unit of Series A-2 was $1,051.04, the net asset value per Unit of Series B-1 was $920.36, and the net asset value per Unit of Series B-2 was $929.64. Units are continuously offered as of the last day of each month at their net asset value, stated in dollars, for transaction purposes, and ounces of gold for reference. Regardless of the net asset value at which Units are issued, the initial aggregate net asset value of an investor’s Units will equal the dollar amount of the investor’s subscription, and no up-front underwriting discount or commission will be taken, although, as described herein, certain Units will pay an installment selling commission of up to 10% of the gross offering proceeds of the Units in monthly installments of 1/12 of 2% of the month-end net asset value of such Units. There is no scheduled termination date for the offering of the Units. If the total amount offered pursuant to this Prospectus is sold, the proceeds to Superfund Gold, L.P. will be $191,030,725. Subscription proceeds are held in escrow at HSBC Bank USA until released to Superfund Gold, L.P. at the end of each month, and there is no minimum number or dollar amount of Units that must be sold for Units to be issued as of the end of any month. Subscriptions for Units become irrevocable five business days after submission to your selling agent.
The General Partner
          Superfund Capital Management, Inc., a professional futures trading advisor and member of the Superfund group of affiliated companies, serves as the general partner and trading advisor of Superfund Gold, L.P.
Minimum Investment
          The minimum initial investment in a Series is $5,000; $1,000 for existing investors in such Series.
The Risks
          These are speculative securities. You could lose all or substantially all of your investment in a Series. Before you decide whether to invest, read this entire prospectus carefully and consider “THE RISKS YOU FACE” on page 10.

•	Each Series has only a limited performance history.

•	The Fund is speculative and highly leveraged. The Series acquire positions with face amounts substantially greater than their total equity. Leverage magnifies the impact of both gains and losses.

•	Performance is expected to be volatile; the net asset value per Unit may fluctuate significantly in a single month.

•	Superfund Capital Management, Inc. is the sole trading advisor for the Fund. The use of a single advisor could mean lack of diversification and, consequently, higher risk.

•	There is no secondary market for the Units. You may redeem your Units only as of a month-end. Transfers of Units are subject to limitations.

•	A Series’ trading operations may be successful and yet the Series may still sustain losses if the value of the Series’ gold position declines by more than the amount of profits generated by the Series’ trading operations. Likewise, a Series’ gains, if any, from its gold position may be offset by losses incurred in its futures and forward trading.

•	A Series may fail to achieve its objective of maintaining a dollar for dollar investment in gold if gold futures margins increase substantially, in which case the Series may reduce its gold position and continue its futures and forward trading activities.

•	You will sustain losses if the substantial expenses of a Series are not offset by trading and/or gold investment profits and interest income.
          To invest, you will be required to represent and warrant, among other things, that you have received a copy of this Prospectus and that you satisfy the minimum net worth and income requirements for residents of your state to invest in a Series. You are encouraged to discuss your investment decision with your individual financial, tax and legal advisors.
          Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed upon the adequacy or accuracy of this Prospectus. Any representation to the contrary is a criminal offense.
          THE COMMODITY FUTURES TRADING COMMISSION HAS NOT PASSED UPON THE MERITS OF PARTICIPATING IN THIS POOL NOR HAS THE COMMISSION PASSED ON THE ADEQUACY OR ACCURACY OF THIS DISCLOSURE DOCUMENT.
SUPERFUND CAPITAL MANAGEMENT, INC.
General Partner
Prospectus dated [     ], 2009

COMMODITY FUTURES TRADING COMMISSION
RISK DISCLOSURE STATEMENT
          YOU SHOULD CAREFULLY CONSIDER WHETHER YOUR FINANCIAL CONDITION PERMITS YOU TO PARTICIPATE IN A COMMODITY POOL. IN SO DOING, YOU SHOULD BE AWARE THAT FUTURES AND OPTIONS TRADING CAN QUICKLY LEAD TO LARGE LOSSES AS WELL AS GAINS. SUCH TRADING LOSSES CAN SHARPLY REDUCE THE NET ASSET VALUE OF THE POOL AND CONSEQUENTLY THE VALUE OF YOUR INTEREST IN THE POOL. IN ADDITION, RESTRICTIONS ON REDEMPTIONS MAY AFFECT YOUR ABILITY TO WITHDRAW YOUR PARTICIPATION IN THE POOL.
          FURTHER, COMMODITY POOLS MAY BE SUBJECT TO SUBSTANTIAL CHARGES FOR MANAGEMENT, AND ADVISORY AND BROKERAGE FEES. IT MAY BE NECESSARY FOR THOSE POOLS THAT ARE SUBJECT TO THESE CHARGES TO MAKE SUBSTANTIAL TRADING PROFITS TO AVOID DEPLETION OR EXHAUSTION OF THEIR ASSETS. THIS DISCLOSURE DOCUMENT CONTAINS A COMPLETE DESCRIPTION OF EACH EXPENSE TO BE CHARGED THIS POOL AT PAGES 4 AND 5 AND 28 THROUGH 32 AND A STATEMENT OF THE PERCENTAGE RETURN NECESSARY TO BREAK EVEN, THAT IS, TO RECOVER THE AMOUNT OF YOUR INITIAL INVESTMENT, AT PAGES 5 THROUGH 7.
          THIS BRIEF STATEMENT CANNOT DISCLOSE ALL THE RISKS AND OTHER FACTORS NECESSARY TO EVALUATE YOUR PARTICIPATION IN THIS COMMODITY POOL. THEREFORE, BEFORE YOU DECIDE TO PARTICIPATE IN THIS COMMODITY POOL, YOU SHOULD CAREFULLY STUDY THIS DISCLOSURE DOCUMENT, INCLUDING A DESCRIPTION OF THE PRINCIPAL RISK FACTORS OF THIS INVESTMENT, BEGINNING AT PAGE 10.
          YOU SHOULD ALSO BE AWARE THAT THIS COMMODITY POOL MAY TRADE FOREIGN FUTURES OR OPTIONS CONTRACTS. TRANSACTIONS ON MARKETS LOCATED OUTSIDE THE UNITED STATES, INCLUDING MARKETS FORMALLY LINKED TO A UNITED STATES MARKET, MAY BE SUBJECT TO REGULATIONS WHICH OFFER DIFFERENT OR DIMINISHED PROTECTION TO THE POOL AND ITS PARTICIPANTS. FURTHER, UNITED STATES REGULATORY AUTHORITIES MAY BE UNABLE TO COMPEL THE ENFORCEMENT OF THE RULES OF REGULATORY AUTHORITIES OR MARKETS IN NON-UNITED STATES JURISDICTIONS WHERE TRANSACTIONS FOR THE POOL MAY BE EFFECTED.

          This Prospectus does not include all of the information or exhibits in Superfund Gold, L.P.’s Registration Statement. You can read and copy the entire Registration Statement at the Public Reference Facilities maintained by the Securities and Exchange Commission (“SEC”) in Washington, D.C.
          Superfund Gold, L.P. will file quarterly and annual reports with the SEC. You can read and copy these reports at the SEC Public Reference Facility in Washington, D.C. Please call the SEC at 1-800-SEC-0330 for further information.
          Superfund Gold, L.P.’s filings will be posted at the SEC website at http://www.sec.gov.

          PENNSYLVANIA INVESTORS: Because the minimum closing amount is less than $20,000,000, you are cautioned to carefully evaluate Superfund Gold, L.P.’s ability to fully accomplish its stated objectives and to inquire as to the current dollar volume of subscriptions for Units in Superfund Gold, L.P. The Units will not be offered or sold in Pennsylvania until a minimum of $10,000,000 has been invested in the aggregate in Superfund Gold, L.P.
SUPERFUND CAPITAL MANAGEMENT, INC.
General Partner
SUPERFUND OFFICE BUILDING
PO BOX 1479
GRAND ANSE
ST. GEORGE’S, GRENADA
WEST INDIES
(473) 439-2418

Part One — Disclosure Document

SUMMARY	1

THE RISKS YOU FACE	10

The Fund Is Speculative; You Could Lose All or Substantially All of Your Investment in a Series	10

The Fund Has Only a Limited Performance History for You to Evaluate When Making a Decision Whether or Not to Invest in a Series	10

The Fund is Highly Leveraged; Leverage Magnifies Losses as Well as Gains	10

The Performance of the Fund Is Expected To Be Volatile; Volatile Performances Can Result in Sudden Large Losses	10

Forward Transactions Are Not Regulated and Are Subject to the Risk of Counterparty Non-Performance Resulting in the Fund Not Realizing a Trading Gain	11

Fees and Commissions Are Charged Regardless of Profitability and Will Cause Losses If Not Offset by Profits and Interest Income; If Profitable a Series Will Pay Substantial Performance Fees	11

An Investment in the Fund is Not a Liquid Investment; Investors Remain Liable for Fund Liabilities Incurred After Submitting Redemption Notices but Before the Month-End Redemption Date, and You Will Not be Able to Limit Your Losses or Realize Accrued Profits Except at a Month-End	11

Lack of Liquidity in the Markets in Which the Fund Trades Could Make It Impossible to Realize Profits or Limit Losses	11

The Fund Trades Extensively in Foreign Markets Which May Not Be Subject to the Same Level of Regulatory Oversight as Trading in Domestic Markets	12

If the Series Do Not Perform in a Manner Non-Correlated with the General Financial Markets or Do Not Perform Successfully, You Will Not Obtain Any Diversification Benefits by Investing in the Units and You May Have No Gains to Offset Your Losses from Other Investments	12

A Series May Be Subject to a Performance Fee Despite the Units Having Declined in Value Further Depressing the Value of Such Units	12

Gains, If Any, From a Series’ Futures and Forward Trading May Be Offset by Losses on Its Gold Position, and Gains, If Any, on Its Gold Position May be Offset by Losses From Its Futures and Forward Trading, Resulting in No Gains or Aggregate Losses for the Series	12

The Series May Reduce Their Gold Positions or Their Futures and Forwards Trading Activity If Gold Margin Requirements Increase Substantially, Thereby Changing the Nature of Your Investment in a Series	13

The U.S. Dollar Price of Gold Has Fluctuated Widely over the Past Several Years. A Decline in the Price of Gold May Result in a Decline in the Value of the Units, Possibly Resulting in an Overall Loss on Your Investment	13

Large-Scale Sales of Gold May Lead to a Decline in the Price of Gold and a Decline in the Value of the Units, Possibly Resulting in an Overall Loss on Your Investment	13

Widening Interest Rate Differentials Between the Cost of Money and the Cost of Borrowing Gold Could Result in Increased Sales and a Decline in the Price of Gold, Possibly Resulting in a Decline in the Value of the Units and a Loss on Your Investment in a Series	13

The General Partner Analyzes Only Technical Market Data, Not Any Economic Factors External to Market Prices; Thus External Factors That Dominate Prices Could Result in Losses	14

The General Partner Is a Trend-Following Trader; An Absence of Price Trends in the Markets to be Traded by the Series Will Result in Losses	14

Speculative Position Limits May Alter Trading Decisions for Each Series Possibly Resulting in Loss	14

Increase in Assets Under Management May Affect the General Partner’s Trading Decisions to the Detriment of Your Investment in a Series	14

Investors Are Taxed Each Year Based on Their Share of Profits Attributable to the Series in Which They Invest; Investors Must Either Redeem Units to Pay Taxes or Have Other Assets Available to Do So	14

You Could Owe Taxes on Your Share of Ordinary Income Attributable to a Series Despite Having Suffered an Overall Loss	14

Recharacterization of the Fund’s Ordinary Expenses as “Investment Advisory Fees” Could Result in an Investor Owing Increased Taxes	15

The Failure of a Clearing Broker or Currency Dealer Could Result in Losses	15

i

The Fund Is Subject to Actual and Potential Conflicts of Interest That Could Result in Losses for the Fund	15

No Independent Experts Represented the Interests of Investors; You Must Rely on Your Own Professional Advisors with Respect to an Investment in a Series	15

You Will Be Relying on the General Partner Alone to Direct the Fund’s Trading	15

The Fund Is Not a Regulated Investment Company or Mutual Fund and You Will Not Have the Investor Protections Afforded Those Investment Vehicles	16

A Bankruptcy Court Could Find the Assets of One Series to Be Available to Offset the Liabilities of the Other Series, Resulting in Losses for that Series	16

Regulatory Change Applicable to the Fund is Impossible to Predict and May be Adverse to the Fund	16

Forwards, Swaps and Other Derivatives Are Not Currently Subject to CFTC Regulation; the Fund Could Incur Losses due to Counterparty Default	16

Options Trading by the Fund May Result in Losses	16

A Computer Systems Failure Could Result in Losses for the Fund	17

SUPERFUND CAPITAL MANAGEMENT, INC.	17

MANAGEMENT’S DISCUSSION AND ANALYSIS OF OPERATIONS	22

CONFLICTS OF INTEREST	26

CHARGES	28

USE OF PROCEEDS	32

THE CLEARING BROKERS; ADMINISTRATION	33

DISTRIBUTIONS; REDEMPTIONS; EXCHANGES	35

SUPERFUND GOLD, L.P. LIMITED PARTNERSHIP AGREEMENT	35

FEDERAL INCOME TAX ASPECTS	38

INVESTMENT BY EMPLOYEE BENEFIT PLANS	41

PLAN OF DISTRIBUTION	43

CERTAIN LEGAL MATTERS	45

EXPERTS	45

INDEX TO FINANCIAL STATEMENTS	46

Part Two — Statement of Additional Information
STRATEGY	86
WHY SUPERFUND?	93
THE FUTURES AND FORWARD MARKETS	94
REGULATION	95
INVESTMENT CONSIDERATIONS	96

Exhibit A: Form of Limited Partnership Agreement	A-1
Exhibit B: Request for Redemption	B-1
Exhibit C: Subscription Representations	C-1
Exhibit D: Subscription Agreement	D-1
Exhibit E: Request for Transfer Form	E-1
Exhibit F: Subscription Agreement for an Additional Investment	F-1
Exhibit G: Series Exchange Subscription Agreement	G-1

EX-23.01
EX-23.02
          An electronic version of this Prospectus is available on a special web site (http://www.superfund.net) being maintained by Superfund USA, Inc.

ii

SUMMARY
General
     Superfund Gold, L.P., a Delaware limited partnership formed in March 2008 (the “Fund”), is offering two series of limited partnership units (“Units”): Superfund Gold, L.P. Series A and Superfund Gold, L.P. Series B (each, a “Series”). Each Series is designed to maintain a long position in gold futures with a notional, or face, value approximately equal to the net asset value of the Series while seeking appreciation of its assets through trading a diversified, trend following futures and forward trading program operated by Superfund Capital Management, Inc., the general partner and trading advisor of the Fund (the “General Partner”). This long gold position is referred to in this Prospectus as a Series’ gold position or the “dollar for dollar” gold position. The net asset value of each Series’ Units will be quoted in ounces of gold, as described below under “Summary – The Offering,” as well as in dollars. You should note, however, that the Series are not “gold funds,” and Series performance will not necessarily track the price of gold. Likewise, the net asset value of the Series will not be determined solely by the price of gold.
     To obtain its dollar for dollar gold position, the Series enter into futures contracts to purchase gold in a dollar amount approximately equal to the amount of capital invested in each Series. The General Partner adjusts each Series’ gold position at the beginning of each month to reflect additions to and redemptions of Series capital, as well as to reflect profits and losses from the Series’ futures and forward trading activities and interest income, as of the end of the preceding month so as to maintain a gold futures position with a notional, or face, value approximately equal to the Series’ net asset value at the beginning of each month. You should note, however, that because the Series’ gold positions are adjusted only once each month, profits or losses incurred on a Series’ gold position or from a Series’ speculative futures and forward trading and interest income earned by a Series during a month may cause the notional, or face, value of a Series’ gold position at any time during a month to be greater than or less than the Series’ net asset value at the beginning of the month.
     In addition to maintaining an investment in gold, each Series trades speculatively in the U.S. and international futures and currency forward markets using Superfund’s automated computerized trading systems. The Superfund trading systems generate buy and sell trading signals and monitor relevant technical indicators on over 120 markets traded in the United States, Canada, Europe and Asia. The primary sectors in which each Series trades are: stock indices, currencies, bonds, grains, energies, metals, agricultural markets and livestock, and trades are entered on U.S. and, to a substantial extent, non-U.S. markets. Each Series attempts to emphasize instruments with low correlation to each other and high liquidity for trade order execution. Series B implements the Fund’s futures and forward trading program at a leverage level equal to approximately 1.5 times that implemented on behalf of Series A, and, accordingly, is expected to have more volatile performance than Series A.
The General Partner
     Superfund Capital Management, Inc., a Grenada corporation, serves as the general partner and trading advisor of the Fund and each Series and is responsible for the trading and administration of each Series. The General Partner’s offices, and the office of the Fund where its books and records are kept, are located at Superfund Office Building, P.O. Box 1479, Grand Anse, St. George’s, Grenada, West Indies.
     The General Partner is a professional futures trading advisor and a member of the Superfund group of affiliated companies which, in aggregate, manage approximately $1 billion in assets worldwide as of September 30, 2009 pursuant to the same, or substantially similar, trend-following futures and forwards trading strategies as those implemented on behalf of the Fund. The General Partner has delegated certain administrative functions, including calculation of the Series’ net asset values and distribution of reports to investors, to PNC Global Investment Servicing (U.S.), Inc. (“PNC”), a major fund administration firm and member of the PNC Financial Services Group. Certain Fund records are located at the offices of PNC at 103 Bellevue Parkway, Wilmington, DE 19809.
     The General Partner contributed $1,000,000 to the capital of each Series prior to the commencement of trading and will maintain an investment in each Series of not less than the greater of $25,000 or 1% of the net asset value of the Series, including the General Partner’s investment; provided, however, that the General Partner may withdraw any excess above such level in a Series at any month-end if the aggregate net asset value of the outstanding Units of the Series exceeds $2,000,000.

The Offering
     Superfund USA, Inc., an affiliate of the General Partner, and additional selling agents are offering the Units as of the end of each month at the then current net asset value per Unit which will be stated both in ounces of gold, reflecting the U.S. dollar price per ounce of gold established at the London A.M. fixing on the last business day of the month, and in dollars. For example, assume the net asset value per Unit stated in dollars is $950 and further assume that the U.S. dollar price per ounce of gold, established at the London A.M. fixing, is $900. The net asset value per Unit stated in Gold would be 1.05 ounces of gold (950 ÷ 900). The foregoing example is for illustrative purposes only. There can be no assurance that the U.S. dollar price of gold will rise or not decline or that a Series will not incur losses from its futures and forward trading. The U.S. dollar price for gold established at the London A.M. fixing, and the closing price for the gold futures contracts to be traded by the Series will normally be different from each other, although the differences are expected to be insignificant as a percentage of the per ounce price of gold.
Series and Sub-Series of Units
     Within each Series, Units are issued in two sub-Series (each a “Sub-Series”). Series A-1 Units and Series B-1 Units are subject to the selling commissions described below under “Summary — Charges to Each Series.” Series A-2 Units and Series B-2 Units are not subject to selling commissions but are available exclusively to: (i) investors participating in selling agent asset-based or fixed-fee investment programs or a registered investment adviser’s asset-based fee or fixed-fee advisory program through which an investment adviser recommends a portfolio allocation to the Fund and for which Superfund USA, Inc. serves as selling agent, (ii) investors who purchased the Units through Superfund USA, Inc. or an affiliated broker and who are commodity pools operated by commodity pool operators registered as such with the National Futures Association (“NFA”), and (iii) investors who have paid the maximum selling commission on their Series A-1 or Series B-1 Units (by redesignation of such Units as Series A-2 Units or Series B-2 Units as described herein).
Minimum Investment
     The minimum initial investment is $5,000 per Series; existing investors in a Series may make additional investments in $1,000 minimums. Fractional Units will be issued calculated to three decimal places.
Major Risks of the Fund
–	An investment in a Series is a speculative investment. You must be prepared to lose all or substantially all of your investment.

–	The Fund is recently formed and thus has only a limited performance history. The past performance of gold or of the General Partner’s trading program is not necessarily indicative of the future results of either Series.

–	The Fund is speculative and leveraged. The Series acquire positions with face amounts substantially greater than their total equity. Leverage magnifies the impact of both gains and losses.

–	Performance is expected to be volatile; the net asset value per Unit may fluctuate significantly in a single month.

–	The General Partner is the sole trading advisor for the Fund. The use of a single advisor could mean lack of diversification and, consequently, higher risk.

–	There is no secondary market for the Units. You may redeem your Units only as of a month-end. Transfers of Units are subject to limitations.

–	A Series’ trading operations may be successful and yet the Series may still sustain losses if the value of the Series’ gold position declines by more than the amount of profits generated by the Series’ trading operations and interest income. Likewise, a Series’ gains, if any, from its gold position may be offset by losses incurred in its futures and forward trading.

–	A Series may fail to achieve its objective of maintaining a dollar for dollar investment in gold or may reduce its normal level of futures and forward trading activities if gold futures margins increase substantially, in which case the Series may reduce its gold position and maintain its normal level of futures and forward trading activities or maintain its gold position and reduce its futures and forward trading activities, depending on the General Partner’s assessment of market conditions at that time.

–	You will sustain losses if the substantial expenses of a Series are not offset by trading and/or gold investment profits and interest income.

–	Each Series is subject to numerous conflicts of interest.
Investment Considerations

–	The Fund is designed to maintain a long position in gold in a U.S. dollar amount approximately equal to the total capital of each Series as of the beginning of each month. The gold investment of each Series is intended to de-link the Series’ net asset value, which is denominated in U.S. dollars, from the value of the U.S. dollar relative to gold, essentially denominating the Series’ net asset value in terms of gold. However, if the U.S. dollar value of gold declines resulting in dollar losses for the Series, there can be no assurance that there will be a corresponding increase in the value or purchasing power of the U.S. dollar for goods (other than gold) or services priced in dollars. Further, there can be no assurance that trading losses incurred in the Fund’s speculative futures and forward trading will not result in overall losses for the Series or that the Series will not reduce its gold position if gold futures margin requirements increase significantly.

–	The Fund is a leveraged investment fund, managed by an experienced, professional trading advisor, which will trade in a wide range of futures and forward markets.

–	The General Partner utilizes a proprietary, systematic trading system for each Series. Trading decisions are not discretionary and thus do not involve human emotional responses to changing market conditions.

–	An investment in the Units has the potential to help diversify traditional securities portfolios. A diverse portfolio consisting of assets that perform in an unrelated manner, or non-correlated assets, may increase overall return and/or reduce the volatility (a widely used measure of risk) of a traditional portfolio of stocks and bonds. However, for a non-correlated asset to increase a traditional portfolio’s overall returns, the non-correlated asset must outperform either stocks or bonds over the period being measured. There can be no assurance that a Series will outperform other sectors of an investor’s portfolio over any given time period or not produce losses.

–	The Fund holds substantially all of its assets (including those assets used as margin deposits for trading activities) in U.S. government securities and/or interest bearing deposit accounts, segregated by Series. Accordingly, each Series, in addition to its potential to profit from its gold investment and active trading operations, earns interest on all or almost all of its assets.

Limited Liability
     Investors cannot lose more than the amount of their investments and undistributed profits, if any. Thus, investors receive the advantage of limited liability in a highly leveraged trading vehicle.
Redemptions, Distributions, Transfers and Exchanges
     The Fund is intended to be a medium- to long-term, i.e., 3 to 5-year, investment. However, monthly redemptions are permitted, without penalty or any redemption charge, upon five (5) business days’ written notice to the General Partner. Redemption proceeds will be paid in U.S. dollars. Due to the availability of monthly redemptions, the General Partner does not intend to make any distributions, and the trading profits of a Series, if any, will be reinvested in the Series. Upon written request, an investment in either Series may be exchanged for an investment in the other Series by a simultaneous redemption and reinvestment at the then applicable respective net asset values of each Series. Units are transferable with the consent of the General Partner.
Charges to Each Series
     The Fund’s charges are substantial and must be offset by trading gains and/or gold investment profits and interest income in order to avoid depletion of each Series’ assets. The fees and expenses applicable to each Series are as follows:
          The General Partner
–	2.25% of net assets annual management fee (1/12 of 2.25% payable monthly) for each Series.

–	A performance fee of 25% of new appreciation in each Series’ net assets, computed on a monthly basis, excluding interest income and changes in the value of the Series’ dollar for dollar investment in gold and adjusted for subscriptions and redemptions. New appreciation is the increase in a Series’ net asset value since the last time a performance fee was paid. Please see “Charges to Each Series – Performance Fee” for a more detailed discussion of new appreciation and the performance fee.
          Selling Agents and Others

–	Within each Series, Units will be issued in two Sub-Series. Series A-1 Units and Series B-1 Units are subject to, and will pay Superfund USA, Inc., a selling commission of up to 10% of the gross offering proceeds of the Units by paying 2% of the average month-end net asset value of such Units in monthly installments of 1/12 of 2% of the month-end net asset value of such Units. Thus, the Series A-1 Units and Series B-1 Units are charged a commission of 2% of the average month-end net asset value per Unit in the initial year after purchase. These Units are charged additional selling commissions of 2% per annum of the average month-end net asset value per Unit thereafter; provided, however, that the maximum cumulative selling commission per Unit is limited to 10% of the gross offering proceeds for such Unit. Superfund USA, Inc. may retain additional selling agents to assist with the placement of the Units and will pay all or a portion of the annual selling commission it receives in respect of the Units sold by the additional selling agents to the additional selling agents effecting the sales.

Series A-2 Units and Series B-2 Units are not subject to selling commissions but are available exclusively to: (i) investors participating in selling agent asset-based or fixed-fee investment programs or a registered investment adviser’s asset-based fee or fixed-fee advisory program through which an investment adviser recommends a portfolio allocation to the Fund and for which Superfund USA, Inc. serves as selling agent, (ii) investors who purchased the Units through Superfund USA, Inc. or an affiliated broker and who are commodity pools operated by commodity pool operators registered as such with the NFA, and (iii) investors who have paid the maximum selling commission on their Series A-1 or Series B-1 Units (by redesignation of such Units as Series A-2 Units or Series B-2 Units, as described herein).

Once a Series A-1 Unit or Series B-1 Unit has been charged selling commissions totaling 10% of the sale price of such Unit, the Unit will not be charged any further selling commissions and the net asset value of such Unit will be recalculated, and the Unit will be redesignated, in terms of Series A-2 Units or Series B-2 Units, as applicable, against which selling commissions are not charged. The redesignation of Series A-1 Units to Series A-2 or Series B-1 Units to Series B-2 Units will have no impact on the net asset value of an investor’s investment in the Fund at the time of such redesignation.

–	$25.00 per round-turn futures transaction (i.e., purchase and sale or sale and purchase) for brokerage fees will be charged, where brokerage commissions are charged in U.S. dollars, a portion of which will be paid to the clearing brokers for execution and clearing costs and the balance of which will be paid to Superfund Asset Management, Inc., which will serve as introducing broker for each Series. Brokerage commissions for certain foreign futures contracts to be traded by the Fund are charged in currencies other than the U.S. dollar. Commission rates for brokerage commissions charged in foreign currencies will be reset on the first business day of each calendar month to the foreign currency equivalent of $25.00 based on the then current U.S. dollar exchange rate for the applicable foreign currencies. Daily fluctuations in foreign currency exchange rates will, however, cause the actual commissions charged to the Fund for certain foreign futures contracts to be more or less than $25.00 per round-turn.

–	Actual operating and ongoing offering expenses (including the costs of updating this Prospectus and registering additional Units for sale to the public), such as legal, auditing, administration, escrow, printing and postage costs. Ongoing offering expenses will not exceed 0.3625% of the gross offering proceeds of the Units. Operating expenses are not expected to exceed 0.70% of the average month-end net assets each year of each Series. The General Partner will assume liability for ongoing offering and operating expenses, when considered together, in excess of 0.75% of average month-end net assets per year of each Series.

     The General Partner, or an affiliate, paid, without reimbursement, the Fund’s organizational costs, and you will not bear any part of those costs.
Break-Even Analysis
     The following tables show the fees and expenses that an investor would incur on an initial investment of $5,000 in the Fund and the amount that such investment must earn to break even after one year. The break-even analysis is an approximation only.
SERIES A-1 Units

		DOLLAR RETURN REQUIRED
	PERCENTAGE RETURN REQUIRED	($5,000 INITIAL INVESTMENT)
	INITIAL TWELVE MONTHS OF	INITIAL TWELVE MONTHS OF
ROUTINE EXPENSES	INVESTMENT	INVESTMENT
Management Fees	2.25%	$112.50
General Partner Performance Fees (1)	0.00%	$0.00
Selling Commissions (2)	2.00%	$100.00
Operating and Ongoing Offering Expenses	0.75%	$37.50
Brokerage Fees (3)	2.00%	$100.00

Less Interest Income (4)	0.15%	$7.50

TWELVE-MONTH BREAK-EVEN (2)	6.85%	$342.50

SERIES A-2 Units

		DOLLAR RETURN REQUIRED
	PERCENTAGE RETURN REQUIRED	($5,000 INITIAL INVESTMENT)
	INITIAL TWELVE MONTHS OF	INITIAL TWELVE MONTHS OF
ROUTINE EXPENSES	INVESTMENT	INVESTMENT
Management Fees	2.25%	$112.50
General Partner Performance Fees (1)	0.00%	$0.00
Selling Commissions	0.00%	$0.00
Operating and Ongoing Offering Expenses	0.75%	$37.50
Brokerage Fees (3)	2.00%	$100.00

Less Interest Income (4)	0.15%	$7.50

TWELVE-MONTH BREAK-EVEN	4.85%	$242.50

SERIES B-1 Units

		DOLLAR RETURN REQUIRED
	PERCENTAGE RETURN REQUIRED	($5,000 INITIAL INVESTMENT)
	INITIAL TWELVE MONTHS	INITIAL TWELVE MONTHS
ROUTINE EXPENSES	OF INVESTMENT	OF INVESTMENT
Management Fees	2.25%	$112.50
General Partner Performance Fees (1)	0.00%	$0.00
Selling Commissions (2)	2.00%	$100.00
Operating and Ongoing Offering Expenses	0.75%	$37.50
Brokerage Fees (3)	3.00%	$150.00

Less Interest Income (4)	0.15%	$7.50

TWELVE-MONTH BREAK-EVEN (2)	7.85%	$392.50

SERIES B-2 Units

		DOLLAR RETURN REQUIRED
	PERCENTAGE RETURN REQUIRED	($5,000 INITIAL INVESTMENT)
	INITIAL TWELVE MONTHS	INITIAL TWELVE MONTHS
ROUTINE EXPENSES	OF INVESTMENT	OF INVESTMENT
Management Fees	2.25%	$112.50
General Partner Performance Fees (1)	0.00%	$0.00
Selling Commissions	0.00%	$0.00
Operating and Ongoing Offering Expenses	0.75%	$37.50
Brokerage Fees (3)	3.00%	$150.00

Less Interest Income (4)	0.15%	$7.5

TWELVE-MONTH BREAK-EVEN	5.85%	$292.50

The foregoing break-even analyses are approximations only and assume a constant $5,000 net asset value and break-even months during the first year of an investor’s investment in a Series.

(1)	No performance fees will be charged until break-even costs are met. However, because the General Partner’s performance fee is payable monthly, and the General Partner is not obligated to return performance fees once earned, it is possible for the General Partner to earn a performance fee during a break-even or losing year if, after payment of a performance fee, the Fund incurs losses resulting in a break-even or losing year. It is impossible to predict what performance fee, if any, could be paid during a break-even or losing year, thus none is shown.

(2)	The maximum cumulative selling commission per Unit sold pursuant to this Prospectus is capped at 10% of the gross offering proceeds for each Unit.

(3)	Assumes 800 round turn transactions per year for Series A, and 1,200 round-turn transactions per year for Series B, per million dollars at a rate of $25 per transaction. The preceding assumptions are based on the average number of round-turn transactions per million dollars per year over the last five years traded on behalf of Series A and Series B of Quadriga Superfund, L.P., a commodity pool managed by the General Partner which employs substantially the same futures and forwards trading strategy that is employed by the Fund. The Partnership Agreement provides that brokerage commission costs borne by the Fund shall not exceed 5% (Series A) and 7% (Series B) annually of the average annual net assets of the Series.

(4)	Estimated. Interest income reflects an assumed interest rate of 0.15% per annum based on current cash market information.

The twelve-month break-even points shown are dependent on interest income of 0.15% per annum. If interest income earned is less, the Series will have to earn trading profits greater than the amounts shown to cover their costs. Actual interest to be earned by the Fund will be at the prevailing rates for the period being measured which may be less than or greater than 0.15% over any twelve month period.
Federal Income Tax Aspects
     Each Series will be classified as a partnership for federal income tax purposes. As such, you will be taxed each year on the income attributable to the Series in which you invest whether or not you redeem Units or receive distributions from the Series.
     To the extent the Fund invests in futures and other commodity contracts, gain or loss on such investments will, depending on the contracts traded, consist of a mixture of: 1) ordinary income or loss; and/or 2) capital gain or loss. Forty percent (40%) of trading profits, if any, on U.S. exchange-traded futures contracts and certain foreign currency forward contracts are taxed as short-term capital gains at ordinary income rates and the remaining sixty percent (60%) is taxed as long-term capital gains at a lower maximum rate for non-corporate investors. Trading gains or losses from other contracts will be primarily short-term capital gains or losses, and interest income is taxed at ordinary income rates.
     For non-corporate investors, capital losses on the Units may be deducted against capital gains but may only be deducted against ordinary income to the extent of $3,000 per year. Therefore, you could pay tax on a Series’ interest income even though your overall investment in the Fund has been unprofitable.
Is Superfund Gold, L.P. a Suitable Investment for You?
     The primary objective of the Fund is to maintain its dollar for dollar gold position while seeking appreciation of its assets over time by trading a diversified portfolio of futures and forward contracts. An investment in Units may fit within your portfolio allocation strategy if you are interested in the Fund’s potential to produce returns generally unrelated to traditional securities investments and the de-linking of the Fund’s net asset value from the value of the U.S. dollar relative to gold resulting from the maintenance of the dollar for dollar gold position.
     An investment in Units is speculative and involves a high degree of risk. The Series are not complete investment programs. The General Partner offers the Units as a diversification opportunity for an investor’s entire investment portfolio, and therefore an investment in Units should only be a limited portion of the investor’s portfolio. To invest, you must, at a minimum, have:
          (1) a net worth of at least $250,000, exclusive of home, furnishings and automobiles; or
          (2) a net worth, similarly calculated, of at least $70,000 and an annual gross income of at least $70,000.
     Some jurisdictions in which the Units are offered impose higher minimum suitability standards on prospective investors. These suitability standards are, in each case, regulatory minimums only, and merely because you meet such standards does not mean that an investment in the Units is suitable for you. See Exhibit C to this Prospectus — “Subscription Representations.”
     You may not invest more than 10% of your net worth, exclusive of home, furnishings and automobiles, in Superfund Gold, L.P.
Subscription Procedure
     To Subscribe for Units, you must complete and sign the subscription documents that accompany this Prospectus and deliver them to your selling agent at least five business days prior to the applicable month-end closing date. Payment instructions are included with the subscription documents. Subscription documents deemed valid and complete by the General Partner will be accepted, within five business days of receipt of a subscription, once subscription payments have been received and cleared. Investors’ purchases will be confirmed by their selling agents, generally within five business days after the applicable month-end closing. The General Partner will notify investors of, and will return, rejected subscriptions within five business days following the applicable month-end closing or sooner if practicable. No interest is earned while subscriptions are being processed. See “Plan of Distribution.”
Reports
     Within 30 calendar days after the end of each month, the General Partner will distribute to investors a monthly report of the Fund. The General Partner will also distribute an annual report of the Fund within 90 calendar days after the end of the Fund’s fiscal year and will provide investors with federal income tax information for the Fund by March 15 of each year.
     The General Partner shall calculate the approximate net asset value per Unit of each Series on a daily basis, both in U.S. dollars and in ounces of gold, and will furnish such information upon request to any Limited Partner.
     Commodity Futures Trading Commission Rules require that this Prospectus be accompanied by summary financial information, which may be a recent monthly report of the Fund, current within 60 calendar days.

Organizational Chart
     The organizational chart below illustrates the relationships among the various service providers of this offering. Superfund Capital Management, Inc. is both the general partner and trading advisor for the Fund. The selling agents (other than Superfund USA, Inc.) and clearing brokers are not affiliated with Superfund Capital Management, Inc. or Superfund Gold, L.P.
(1) Superfund Capital Management, Inc. will maintain an investment in each Series of Superfund Gold, L.P. of at least 1% of the net asset value of each such Series.
     Descriptions of the dealings between Superfund Capital Management, Inc. and its affiliates and the Fund are set forth below under “Conflicts of Interest” and “Charges to Each Series.”

THE RISKS YOU FACE
The Fund Is Speculative; You Could Lose All or Substantially All of Your Investment in a Series
     An investment in the Fund is a speculative investment. You will be relying on the General Partner to trade profitably and on the price of gold to rise or not to decrease substantially, neither of which can be assured. Consequently, you could lose all or substantially all of your investment in a Series.
The Fund Has Only a Limited Performance History for You to Evaluate When Making a Decision Whether or Not to Invest in a Series
     The Fund is a recently formed entity and thus has only a limited performance history for you to evaluate when making your investment decision. Although past performance is not necessarily indicative of future performance, a longer performance history might provide you with, potentially valuable, information about the rate of return experience of the Series in various market conditions. However, as the Fund has only a limited performance history, you will have to make your investment decision without the benefit of more performance information. The past performance of the General Partner or its affiliates is not necessarily indicative of the future results of either Series.
The Fund Is Highly Leveraged; Leverage Magnifies Losses as Well as Gains
     Because the amount of margin funds necessary to enter into a futures or forward contract position is typically about 2% to 10% of the total value of the contract, the Series are able to hold positions with notional, or face, values far greater than each Series’ net assets.
     The General Partner anticipates that, with respect to its speculative futures and forward contract trading, Series A will acquire futures and forward contracts with a notional, or face, value of approximately four to seven times Series A’s net assets and that Series B will acquire futures and forward contracts with a notional, or face, value of approximately six to nine times Series B’s net assets, although, at any given time, the notional value of a Series’ futures and forward contracts may be greater than or less than the limits of these anticipated ranges. As a result of this leveraging, even a small adverse movement in the price of a contract can cause major losses.
The Performance of the Fund Is Expected To Be Volatile; Volatile Performances Can Result in Sudden Large Losses.
     The General Partner expects the performance of each Series to be volatile. Futures and forward contract prices have a high degree of variability and are subject to occasional rapid and substantial changes, and the value of the Units may suffer substantial loss from time to time. The net asset value per Unit may change substantially between the date on which you subscribe for Units and the date on which your Units are issued or the date on which you request a redemption and the month-end redemption date. Since its inception in October 2002 through September 2009, monthly returns in Quadriga Superfund, L.P., another public commodity pool managed by the General Partner offered in multiple series trading the same speculative futures and forwards trading program as is traded for the Fund, have ranged from up 19.45% to down 20.12% for its Series A units and from up 27.33% to down 29.11% for its Series B units (which employ leverage equal to approximately 1.5 times that implemented on behalf of Series A). During the same time period, monthly prices per ounce of gold have ranged from up 11.46% to down 17.38% (based on the London PM Fix, as reported by the World Gold Council).
     Various factors may influence the price movements of commodity interests, such as: changing supply and demand relationships; weather; agricultural, trade, fiscal, monetary and exchange control programs and policies of governments; United States and foreign political and economic events and policies; changes in national and international interest rates and rates of inflation; currency devaluations and revaluations; and emotions of the marketplace. None of these factors can be controlled by the General Partner and no assurance can be given that the General Partner’s advice will result in profitable trades for a participating customer or that a customer will not incur substantial losses.

Forward Transactions Are Not Regulated and Are Subject to the Risk of Counterparty Non-Performance Resulting in the Fund Not Realizing a Trading Gain
     The Fund trades forward contracts in foreign currencies through a dealer market which is dominated by major money center banks and is substantially unregulated. Thus, you do not receive the same protection as provided to futures traders in United States markets by the Commodity Futures Trading Commission (“CFTC”) regulatory scheme or the statutory scheme of the Commodity Exchange Act. Each Series faces the risk of non-performance by the counterparties to the forward contracts and such non-performance may cause some or all of a Series’ gain, if any, on its forward trading to be unrealized.
Fees and Commissions Are Charged Regardless of Profitability and Will Cause Losses If Not Offset by Profits and Interest Income; If Profitable, a Series Will Pay Substantial Performance Fees
     The Fund is subject to substantial charges payable irrespective of profitability in addition to performance fees which are payable based on each Series’ profitability. Each Series must have profits from its trading and/or gold investment and interest income to avoid losses. In order to break-even during the first twelve months of investment, the Units must return approximately 6.85% (Series A-1 Units), 7.85% (Series B-1 Units), 4.85% (Series A-2 Units) and 5.85% (Series B-2 Units). If profitable, given the rate at which the management fee is charged, a Series will pay a performance fee that is approximately 2.7% greater than that recommended by the North American Securities Administrators Association, in the Association’s guidelines for public commodity pools, resulting in somewhat lower profits for investors in the Series than would be the case if the performance fee were less.
An Investment in the Fund is Not a Liquid Investment; Investors Remain Liable for Fund Liabilities Incurred After Submitting Redemption Notices but Before the Month-End Redemption Date, and You Will Not be Able to Limit Your Losses or Realize Accrued Profits Except at a Month-End
     There is no secondary market for the Units. While the Units have redemption rights, redemptions are permitted only at the end of a month upon five (5) day’s prior written notice to the Fund, and redeeming investors remain liable for the liabilities of the Series in which they invest until they are redeemed at month-end. Transfers of the Units are permitted only upon 30 days’ advance written notice to the Fund. Because Units cannot be readily liquidated, it will not be possible for you to limit losses or realize accrued profits, if any, except at a month-end in accordance with the Fund’s redemption provisions.
Lack of Liquidity in the Markets in Which the Fund Trades Could Make It Impossible to Realize Profits or Limit Losses
     Futures and forward positions cannot always be liquidated at the desired price. It is difficult to execute a trade at a specific price when there is a relatively small volume of buy and sell orders in a market. A market disruption, such as when foreign governments may take or be subject to political actions which disrupt the markets in their currency or major exports, can also make it difficult to liquidate a position.
     Unexpected market illiquidity has caused major losses in the recent past in such sectors as emerging markets, mortgage-backed securities and other credit related instruments. There can be no assurance that the same will not happen in the futures markets generally, or in certain futures markets, at any time or from time to time. The large size of the positions the Series may take increases the risk of illiquidity by both making its positions more difficult to liquidate and increasing the losses incurred while trying to do so.
     United States commodity exchanges impose limits over the amount the price of some, but not all, futures contracts may change on any day. If a market has moved adversely to a Series’ position and has reached the daily price limit, it may be impossible for the Series to liquidate its position until the limit is expanded by the exchange or the contract begins to trade away from the limit price. In addition, even if futures prices have not reached the daily price limit, the Fund may not be able to execute futures trades at favorable prices if little trading in such contracts is taking place.

The Fund Trades Extensively in Foreign Markets Which May Not Be Subject to the Same Level of Regulatory Oversight as Trading in Domestic Markets
     A substantial portion of the Fund’s trades take place on markets or exchanges outside the United States. The risk of loss in trading foreign futures contracts and foreign options can be substantial. Non-U.S. markets may not be subject to the same degree of regulation as their U.S. counterparts. None of the CFTC, NFA or any domestic exchange regulates activities of any foreign boards of trade or has the power to compel enforcement of the rules of a foreign board of trade or any applicable foreign laws. In addition, some foreign exchanges are “principals’ markets” in which performance is the responsibility only of the individual exchange member counterparty, not of the exchange or a clearing facility. In such cases, the Fund will be subject to the risk that the member with whom the Fund has traded is unable or unwilling to perform its obligations under the transaction.
     Trading on foreign exchanges also presents the risk of loss due to the possible imposition of exchange controls (making it difficult or impossible for the Fund to repatriate some or all of the Series’ assets held by foreign counterparties), government expropriation of assets, taxation, government intervention in markets, limited rights in the event of bankruptcy of a foreign counterparty or exchange and variances in foreign exchange rates between the time a position is entered and the time it is exited.
If the Series Do Not Perform in a Manner Non-Correlated with the General Financial Markets or Do Not Perform Successfully, You Will Not Obtain Any Diversification Benefits by Investing in the Units and You May Have No Gains to Offset Your Losses from Other Investments
     Historically, managed futures have been generally non-correlated to the performance of other asset classes such as stocks and bonds. Non-correlation means that there is no statistically valid relationship between the past performance of futures and forward contracts on the one hand and stocks or bonds on the other hand. Non-correlation should not be confused with negative correlation, where the performance of two asset classes would be opposite each other. Because of this non-correlation, the Series cannot be expected to be automatically profitable during unfavorable periods for the stock or bond markets, or vice versa. If the Series do not perform in a manner non-correlated with the general financial markets or do not perform successfully, you will not obtain any diversification benefits by investing in the Units and you may have no gains to offset your losses from other investments.
A Series May Be Subject to a Performance Fee Despite the Units Having Declined in Value Further Depressing the Value of Such Units
     Series performance fees are calculated on the basis of the new appreciation in the net asset value of each Sub-Series due to futures and forward trading performance, excluding interest income and changes in the value of the Series’ dollar for dollar gold position. Consequently, the General Partner may earn a performance fee for its trading performance even though the dollar value of the Units held by an investor has declined due to a decrease in the dollar value of gold. Additionally, Units may incur losses generating a loss carryforward for purposes of calculating subsequent performance fees payable by a Series. The benefit of any such loss carryforward will be diluted by the admission of new Limited Partners to such Series, and the differential between any loss carryforwards attributable to the Sub-Series within each Series will be eliminated with respect to Series 1 Units redesignated as Series 2 Units after selling commissions are no longer chargeable to such Series 1 Units.
Gains, If Any, From a Series’ Futures and Forward Trading May Be Offset by Losses on Its Gold Position, and Gains, If Any, on Its Gold Position May be Offset by Losses From Its Futures and Forward Trading, Resulting in No Gains or Aggregate Losses for the Series
     An investment in a Series is not equivalent to an investment in gold. Rather, it is an investment in a product that combines a gold investment with a trend following futures and forwards trading program. The gold investment is intended to de-link each Series’ net asset value, which is denominated in U.S. dollars, from the value of the U.S. dollar relative to gold, essentially denominating the Series’ net asset value in terms of gold. Consequently, if the U.S. dollar value of gold declines, gains, if any, from the Series’ futures and forward trading may not be sufficient for the Series to avoid a decline in the net asset value of its Units expressed in U.S. dollars, the currency in which Units are redeemed. Likewise, losses from a Series’ futures and forward trading may be greater than any increase in the U.S. dollar value of gold resulting in a decline in the net asset value of the Units. Additionally, there can be no assurance that, if the value of gold declines relative to the U.S. dollar, there will be any corresponding increase in the value or purchasing power of the U.S. dollar for goods (other than gold) or services priced in U.S. dollars.

The Series May Reduce Their Gold Positions or Their Futures and Forwards Trading Activity If Gold Margin Requirements Increase Substantially, Thereby Changing the Nature of Your Investment in a Series
     If the margin requirements for a Series’ gold futures position should increase substantially, the General Partner, in its discretion, may reduce, or eliminate, the Series’ gold position so as to be able to continue the Series’ futures and forward trading. If the General Partner reduces a Series’ gold position, the Series will not achieve its objective of maintaining a gold investment approximately equal to the net asset value of the Series at the beginning of each month, possibly resulting in a lost profit opportunity if the value of gold should thereafter appreciate relative to the U.S. dollar and possibly resulting in a decline in purchasing power of the net asset value of the Series, expressed in U.S. dollars, if the appreciation in the U.S. dollar value of gold is the result of inflation in the U.S. dollar price of goods and services. Conversely, the General Partner, in its discretion, may reduce, or eliminate, the Series’ futures and forwards trading activities so as to be able to maintain the Series’ gold investments. If the General Partner reduces a Series’ futures and forwards trading activity, the Series’ capital appreciation objective through trading and investing in a portfolio of futures and forward contracts will be impaired and the performance of the Fund will become more similar to the performance of an unleveraged investment in gold.
The U.S. Dollar Price of Gold Has Fluctuated Widely over the Past Several Years. A Decline in the Price of Gold May Result in a Decline in the Value of the Units, Possibly Resulting in an Overall Loss on Your Investment
     While generally advancing, the price of gold has fluctuated widely over the past several years. Several factors may affect the price of gold, including: global gold supply and demand, which is influenced by such factors as forward selling by producers, purchases made by producers to unwind hedge positions, central bank purchases and sales, and production and cost levels in major gold producing countries such as South Africa, the United States and Australia; investors’ expectations with respect to the rate of inflation; currency exchange rates; interest rates; investment and trading activities of investment funds; and global or regional political, economic or financial events and situations. You should be aware that there is no assurance that gold will maintain its value against the U.S. dollar in terms of purchasing power. There can be no assurance that the price of gold will continue to advance or not decline. Unless offset by trading profits and interest income, a decline in the price of gold will result in a decline in the net asset value of the Units expressed in U.S. dollars, the currency in which Units are redeemed, possibly resulting in an overall loss on your investment.
Large-Scale Sales of Gold May Lead to a Decline in the Price of Gold and a Decline in the Value of the Units, Possibly Resulting in an Overall Loss on Your Investment
     The possibility of large-scale distress sales of gold in times of crisis may have a short-term negative impact on the price of gold and adversely affect the value of the Units. For example, the 1997 Asian financial crisis resulted in significant sales of gold by individuals which depressed the price of gold. Crises in the future may impair gold’s price performance which would, in turn, adversely affect an investment in the Units. Moreover, substantial sales of gold by the official sector could adversely affect an investment in the Units. The official sector consists of central banks, other governmental agencies and multilateral institutions that buy, sell and hold gold as part of their reserve assets. Since 1999, most gold sales by the official sector have been made in a coordinated manner under the terms of the Central Bank Gold Agreement. In the event that future economic, political or social conditions or pressures result in members of the official sector liquidating their gold assets all at once or in an uncoordinated manner, the demand for gold might not be sufficient to accommodate the sudden increase in supply. Consequently, the price of gold could decline significantly, which would adversely affect the value of the Units expressed in U.S. dollars, the currency in which Units are redeemed, possibly resulting in an overall loss on your investment.
Widening Interest Rate Differentials Between the Cost of Money and the Cost of Borrowing Gold Could Result in Increased Sales and a Decline in the Price of Gold, Possibly Resulting in a Decline in the Value of the Units and a Loss on Your Investment in a Series
     A combination of rising interest rates and a continuation of the current low cost of borrowing gold (the gold lease rate) could improve the economics of selling gold forward. This could result in increased hedging by gold mining companies and short selling by speculators, which could adversely affect the price of gold and thus the value of the Units expressed in U.S. dollars, the currency in which Units are redeemed, possibly resulting in an overall loss on your investment.

The General Partner Analyzes Only Technical Market Data, Not Any Economic Factors External to Market Prices; Thus External Factors That Dominate Prices Could Result in Losses
     The General Partner’s trading systems are developed on the basis of a statistical analysis of market prices. Consequently, any factor external to the market itself that dominates prices may cause major losses. For example, a pending political or economic event may be very likely to cause a major price movement, but the General Partner would continue to maintain positions indicated by its trading systems that would incur major losses if the event proved to be adverse.
The General Partner Is a Trend-Following Trader; An Absence of Price Trends in the Markets to be Traded by the Series Will Result in Losses
     The trading systems used by the General Partner for each Series are technical, trend-following methods developed on the basis of statistical analysis of market price behavior, not on the basis of fundamental economic factors. The profitability of trading under these systems depends on, among other things, the occurrence of significant and sustained price trends, up or down, in at least some of the futures and forward markets traded by the Series. Such trends may not develop. There have been periods in the past without price trends in some of the markets traded by the Series. An absence of price trends in the markets traded by the Series will result in losses.
Speculative Position Limits May Alter Trading Decisions for Each Series Possibly Resulting in Loss
     The CFTC has established limits on the maximum net long or net short positions which any person may hold or control in certain, primarily agricultural and grain, futures contracts. Exchanges also have established such limits, including limits on gold which may have an impact on the ability of the Fund to acquire its dollar for dollar gold position or may limit the Fund’s ability to issue new Units. All accounts controlled by the General Partner, including the accounts of the Series, are combined for speculative position limit purposes. If positions in those accounts were to approach the level of the particular speculative position limit, the General Partner may modify the trading decisions for the Fund or be forced to liquidate certain futures positions, possibly resulting in losses. Additionally, the CFTC is actively considering imposing position limits on energy related futures contracts (e.g., crude oil) and possibly other commodities of finite supply. It is unclear whether or not any such limits would affect the Funds’ trading, but such limits, or other regulatory limitations on speculative activity in commodities could adversely affect the Fund’s trading operations potentially reducing its profit potential or increasing the risk of loss.
Increase in Assets Under Management May Affect the General Partner’s Trading Decisions to the Detriment of Your Investment in a Series
     The General Partner has not agreed to limit the amount of money it may manage and it and its affiliates are actively seeking to raise additional capital for the investment products they manage. The more assets the General Partner and its affiliates manage, the more difficult it may be for the Series to trade profitably because of the difficulty of trading larger positions without adversely affecting prices and performance. Accordingly, increases in capital under management may require the General Partner to modify its trading decisions for the Series which could have a detrimental effect on your investment such as decreasing profits or increasing losses.
Investors Are Taxed Each Year Based on Their Share of Profits Attributable to the Series in Which They Invest; Investors Must Either Redeem Units to Pay Taxes or Have Other Assets Available to Do So
     Investors are taxed each year on their share of Fund profits, if any, attributable to the Series in which they invest (including any profits arising out of the Series’ gold investment) irrespective of whether they redeem any Units or receive any cash distributions from a Series. All performance information included in this Prospectus is presented on a pre-tax basis; investors who experienced such performance may have had to redeem a portion of their investments or, otherwise, paid the related taxes from other sources.
You Could Owe Taxes on Your Share of Ordinary Income Attributable to a Series Despite Having Suffered an Overall Loss
     Investors may be required to pay tax on their share of ordinary income, from interest and gain on some foreign futures contracts, attributable to the Series in which they invest even though such Series incurs overall losses. For non-corporate investors, capital losses can be used only to offset capital gains and $3,000 of ordinary income each year. Consequently, if a non-corporate investor were allocated $5,000 of ordinary income and $10,000 of capital losses, the investor would owe tax on $2,000 of ordinary income even though the investor would have a $5,000 loss for the year. The remaining $7,000 capital loss may be carried forward and used in subsequent years to offset capital gain and ordinary income, but would be subject to the same annual limitation on its deductibility against ordinary income.
Recharacterization of the Fund’s Ordinary Expenses as “Investment Advisory Fees” Could Result in an Investor Owing Increased Taxes
     The General Partner does not intend to treat the ordinary expenses of the Fund as “investment advisory fees” for federal income tax purposes. The General Partner believes that this is the position adopted by virtually all United States futures fund sponsors. However, were the ordinary expenses of the Fund characterized as “investment advisory fees,” non-corporate taxpayers would be subject to substantial restrictions on the deductibility of those expenses, would pay increased taxes in respect of an investment in the Units and could actually recognize taxable income despite having incurred a financial loss.
The Failure of a Clearing Broker or Currency Dealer Could Result in Losses
     The Commodity Exchange Act requires a clearing broker to segregate all funds received from customers from such broker’s proprietary assets. If any of the clearing brokers fails to do so, the assets of the Fund might not be fully protected in the event of the bankruptcy of the clearing broker. Furthermore, in the event of any clearing broker’s bankruptcy, the Fund would be limited to recovering only a pro rata share, which may be zero, of all available funds segregated on behalf of the clearing broker’s combined customer accounts. The Fund’s trading in currency forward contracts is generally conducted in the dealer market, which is dominated by major money center banks, not subject to the provision of the Commodity Exchange Act. As a result, you do not have the protections provided by the Commodity Exchange Act in the event of the bankruptcy of a Fund currency dealer.
The Fund Is Subject to Actual and Potential Conflicts of Interest That Could Result in Losses for the Fund
     The Fund is subject to numerous actual and potential conflicts of interest, including: (1) the General Partner will not select any other trading advisor for the Fund even if doing so would be beneficial to the Fund; (2) the affiliation between the General Partner and Superfund Asset Management, Inc. creates an incentive for the General Partner to trade more frequently than it otherwise might absent the affiliation; (3) the proprietary trading of the General Partner or its principals or of the Fund’s clearing brokers and their affiliates and personnel may increase competition for positions sought to be entered by the Fund making it more difficult for the Fund to enter positions at favorable prices; and (4) the compensation that the selling agents, including Superfund USA, Inc., receive gives them an incentive to promote the sale of Units as well as to discourage redemptions. See “Conflicts of Interest.”
     Because the General Partner has not established any formal procedures for resolving conflicts of interest and because there is no independent control over how conflicts of interest are resolved, you will be dependent on the good faith of the parties with conflicts to resolve the conflicts equitably. The General Partner cannot assure that conflicts of interest will not result in losses for the Fund.
No Independent Experts Represented the Interests of Investors; You Must Rely on Your Own Professional Advisors with Respect to an Investment in a Series
     The General Partner has consulted with counsel, accountants and other experts regarding the formation and operation of the Fund. No counsel has been appointed to represent the Limited Partners in connection with the offering of the Units. Accordingly, each prospective investor should consult his own legal, tax and financial advisors with respect to an investment in a Series.
You Will Be Relying on the General Partner Alone to Direct the Fund’s Trading
     The Fund is structured as a single-advisor managed futures fund. Many managed futures funds are structured as multi-advisor funds to attempt to control risk and reduce volatility through combining advisors whose historical performance records have exhibited a significant degree of non-correlation with each other. As a single-advisor managed futures fund, the Series may have greater volatility and a higher risk of loss than investment vehicles employing multiple advisors.

     The incapacity of one or more of the General Partner’s principals could have a material and adverse effect on its ability to discharge its obligations under the Partnership Agreement. Additionally, the General Partner may withdraw as general partner with respect to a Series, or the Fund as a whole, upon 120 days’ notice, which would cause such Series, or the Fund, to terminate unless a substitute general partner was obtained. Neither the General Partner nor its principals are under any obligation to devote a minimum amount of time to the operation of the Fund.
The Fund Is Not a Regulated Investment Company or Mutual Fund and You Will Not Have the Investor Protections Afforded Those Investment Vehicles
     The Fund is not an investment company subject to the Investment Company Act of 1940. Accordingly, you do not have the protections afforded by that statute which, for example, requires investment companies to have a majority of disinterested directors and regulates the relationship between the adviser and the investment company.
A Bankruptcy Court Could Find the Assets of One Series to Be Available to Offset the Liabilities of the Other Series, Resulting in Losses for that Series
     The Fund is organized as a series limited partnership pursuant to Section 17-218 of the Delaware Revised Uniform Limited Partnership Act (“Section 17-218”), with separate series of limited partnership interests and assets. Section 17-218 provides that, if certain conditions (as set forth in Section 17-218) are met, the debts, liabilities, obligations and expenses incurred, contracted for or otherwise existing with respect to a particular series shall be enforceable only against the assets of such series and not against the assets of the limited partnership generally or any other series. Accordingly, the assets of one Series of the Fund include only those funds and other assets that are paid to, held by or distributed to the Fund on account of and for the benefit of that Series, including, without limitation, funds delivered to the Fund for the purchase of Units in that Series. However, the limitations on inter-series liability provided by Section 17-218 have never been tested in court. Thus there is a risk that a court, and in particular, a Bankruptcy Court, could determine that the assets of one Series should be applied to meet the liabilities of the other Series or the liabilities of the Fund generally where the assets of such other Series or of the Fund generally are insufficient to meet its liabilities.
Regulatory Change Applicable to the Fund is Impossible to Predict and May be Adverse to the Fund
     The futures markets are subject to comprehensive regulation. In addition, the CFTC and the exchanges are authorized to take extraordinary actions in the event of a market emergency, including, suspending trading. Market regulation in the United States is a rapidly changing area of law and is subject to modification by government and judicial action. In addition, various national governments have expressed concern regarding the disruptive effects of speculative trading in the currency markets and the need to regulate the “derivatives” markets in general. The effect of any future regulatory change, including the imposition of position limits or other limitations on speculative trading in commodities or futures generally, on the Series is impossible to predict, but could be substantial and adverse.
Forwards, Swaps and Other Derivatives Are Not Currently Subject to CFTC Regulation; the Fund Could Incur Losses due to Counterparty Default
     The Fund may trade swaps and other off-exchange contracts in addition to currency forward contracts. Swap agreements involve trading income streams such as a fixed rate payment for a floating rate payment. These instruments are generally traded over the counter in unregulated markets and participants must rely on the creditworthiness of their counterparties to fulfill their obligations of the transaction. The Fund will not receive the protections provided by the CFTC’s regulatory scheme with respect to these transactions. The failure of a counterparty to fulfill its obligations under an off-exchange contract could result in losses for the Fund.
Options Trading by the Fund May Result in Losses
     Options on futures contracts may be used by the Fund to generate premium income or in lieu of futures contracts. Futures options involve risks similar to futures in that options are speculative and highly leveraged. The buyer of an option risks losing the entire purchase price (the premium) of the option. The writer (seller) of an option risks losing the difference between the premium received for the option and the price of the commodity or futures contract underlying the option which the writer must purchase or deliver upon exercise of the option (which losses can be unlimited). Specific market movements of the commodities or futures contracts underlying an option cannot be accurately predicted.

A Computer Systems Failure Could Result in Losses for the Fund
     The General Partner’s strategies are dependent to a significant degree on the proper functioning of its internal computer systems. Accordingly, systems failures, whether due to failures by third parties upon which such systems are dependent or the failure of the General Partner’s hardware or software, could disrupt trading or make trading impossible until such failure is remedied. Any such failure, and consequential inability to trade (even for a short time), could, in certain market conditions, cause the fund to experience significant trading losses or to miss opportunities for profitable trading. Any such failures could also cause a temporary delay in reports to investors. Similarly, a systems failure of any of the Fund’s futures brokers or forward or swap dealers or of any exchange on which the Fund is trading could cause the fund to experience significant trading losses or to miss opportunities for profitable trading.
SUPERFUND CAPITAL MANAGEMENT, INC.
Description
     Superfund Capital Management, Inc. is the general partner of the Fund and commodity trading advisor of each Series. It is a Grenada corporation with offices located at Superfund Office Building, P.O. Box 1479, Grand Anse, St. George’s, Grenada, West Indies, and its telephone number is (473) 439-2418. The Fund’s books and records are maintained at this location. The General Partner’s sole business is the trading and management of discretionary futures accounts, including commodity pools. It has been registered with the CFTC as a commodity pool operator since May 9, 2001 and has been a member of the NFA since January 7, 2003. As of September 30, 2009, the General Partner and its affiliates had approximately $1 billion in assets under management in the futures and forward markets.
     Pursuant to the Partnership Agreement, the General Partner has the sole authority and responsibility for managing the Fund and for directing the investment and reinvestment of each Series’ assets.
     The principals of the General Partner are Christian Baha, Roman Gregorig and Nigel James. Mr. James and Mr. Gregorig are responsible for the firm’s trading decisions through the implementation of the General Partner’s proprietary computerized trading system. The principals of the General Partner do not intend to purchase Units. The General Partner has agreed, however, that its capital account in each Series at all times will equal at least 1% of the aggregate net capital contributions of all Limited Partners in each such Series. The background of each of the principals of the General Partner is set forth below. The Past Performance of the General Partner begins on page 21.
     Nigel James, age 29, was appointed as President of Superfund Capital Management on July 13, 2006 and was registered as a principal and associated person with Superfund Capital Management on November 28, 2006, and May 23, 2007, respectively. Mr. James has been an employee of various members of the Superfund group of affiliated companies since July 2003 when he became a software developer for Superfund Trading Management, Inc., an affiliate of Superfund Capital Management that acts as a commodity trading advisor to non-U.S. funds. In May 2005, he was promoted to the role of Intellectual Technology Project Manager for Superfund Trading Management, Inc. Mr. James graduated from the University of the West Indies in Barbados with a Bachelor’s Degree in Computer Science and Management in May 2003 and began his employment in July 2003. Mr. James is a citizen of Grenada.
     Roman Gregorig, age 46, is Vice President and Principal Financial Officer of Superfund Capital Management. Mr. Gregorig has been a Director of Superfund Capital Management as well as its Audit Committee Financial Expert and Principal Accounting Officer since March 3, 2006 and was registered as principal of Superfund Capital Management on June 26, 2007. Mr. Gregorig became a licensed tax advisor in July 1993 and subsequently worked as a partner at TreufinanzWirtschaftstreuhand GmbH, an Austrian accounting firm. In December 2000, Mr. Gregorig became licensed to perform auditing services by the Austrian Chamber of Conventional Trustees. Also in December 2000, he founded Gregorig Consulting GmbH, specializing in providing accounting and tax consulting services to companies in the financial sector, which he sold in April 2005. Mr. Gregorig spent May 2005 preparing for his transition to the Superfund group of affiliated entities. Since June 2005, Mr. Gregorig has served in various oversight positions for multiple member companies of the Superfund group of affiliated companies. Mr. Gregorig graduated from the Academy of Commerce in Vienna, Austria, in March 1986. Mr. Gregorig is a citizen of Austria.

     Christian Baha, age 40, is Superfund Capital Management’s founder and sole owner. By December 1991, Mr. Baha began working independently to develop software for the technical analysis of financial data in Austria. In January 1995, Mr. Baha founded the first members of the Superfund group of affiliated companies specializing in managed futures funds and began to develop a worldwide distribution network. With profit sharing rights certificates, Mr. Baha launched an alternative investment vehicle for private investors. Launched on March 8, 1996, this product is called the Superfund Unternehmens-Beteiligungs-Aktiengesellschaft (Superfund Q-AG), and was formerly known as Quadriga Beteiligungs & Vermögens AG (Quadriga AG). In March 2003, a new generation of managed futures funds was internationally launched under the brand name “Superfund” and previously existing products have since been re-branded under this name. Simultaneously with the development of the Quadriga/Superfund group of affiliated companies, Mr. Baha founded the software company TeleTrader AG, which has been listed on the Vienna Stock Exchange since March 2001. He was registered as a principal of Superfund USA, Inc., a registered broker-dealer and a CFTC registered commodity pool operator on August 13, 2009. He is also an associated person and principal of Superfund Asset Management, Inc., a CFTC registered introducing broker, positions which he has held since July 23, 1999 and June 24, 1997, respectively. He has also been listed as a principal of Superfund Capital Management since May 9, 2001. He is a graduate of the police academy in Vienna, Austria and studied at the Business University of Vienna, Austria. Mr. Baha is a citizen of Austria.
Trading Strategy
     Each Series is designed to maintain a long position in gold futures contracts with a notional, or face, value approximately equal to the net asset value of the Series, that is the “dollar for dollar” gold position. The dollar for dollar gold position of each Series is intended to de-link the Series’ net asset value, which is denominated in U.S. dollars, from the value of the U.S. dollar relative to gold, essentially denominating the Series’ net asset value in terms of gold. However, if the U.S. dollar value of gold declines resulting in dollar losses for the Series, there can be no assurance that there will be a corresponding increase in the value or purchasing power of the U.S. dollar for goods (other than gold) or services priced in dollars.
     To obtain its dollar for dollar gold position, the Series enter into futures contracts to purchase gold. The General Partner adjusts each Series’ gold position, at the beginning of each month, to reflect monthly additions to and redemptions of Series capital as well as to reflect profits and losses from the Series’ futures and forward trading activities and interest income as of the end of the preceding month so that the notional, or face, value of the gold position at the beginning of each month is approximately equal to the Series’ net asset value at the beginning of each month. However, because the Series’ gold positions are adjusted only once each month, profits or losses incurred on a Series’ gold position or from a Series’ speculative futures and forward trading and interest income earned by a Series during a month may cause the notional, or face, value of a Series’ gold position at any time during a month to be greater than or less than the Series’ net asset value at the beginning of the month.
     Notwithstanding the dollar for dollar gold position, the Series are not designed to be “gold funds,” and, due to the Series’ speculative trading activities described below, Series performance will not necessarily track the price of gold. Likewise, the net asset value of the Series will not be determined solely by the price of gold.
     In addition to maintaining its dollar for dollar gold position, the Fund trades speculatively in the U.S. and international futures and foreign currency forward markets. The General Partner makes futures and forwards trading decisions for each Series using a proprietary, fully-automated computerized trading system, which generates buy and sell trading signals and monitors relevant technical indicators on a broad array of futures and foreign currency markets in the U.S., Canada, Europe and Asia. The Superfund proprietary trading system was developed by Christian Baha and Christian Halper, and is licensed on a non-exclusive basis to the General Partner. By using a fully-automated trading system, human emotions are removed from the capital management process.
     The General Partner’s trading strategy is based on the implementation of a four-point philosophy consisting of (i) market diversification, (ii) technical analysis, (iii) trend-following, and (iv) money management. The Superfund trading system scans over 120 different futures and foreign currency markets worldwide on a daily basis attempting to identify possible opportunities that fit within the General Partner’s selection criteria. The Superfund trading system emphasizes instruments with low correlation to each other and high liquidity for trade order execution. The primary sectors that the Fund may trade are: stock indices, currencies, bonds, grains, energies, metals (including gold), agricultural markets and livestock.

     The General Partner believes that the key to identifying potentially profitable trends using technical analysis is in the way the technical indicators and parameters interrelate and are combined. The Superfund trading system is designed to identify market patterns that offer high reward to risk potential based on historical data. For example, the decision to establish new positions is based on a proprietary algorithm that seeks to identify market trends at an early stage of formation. These trends can last from days to months. Trend identification is accomplished by analyzing technical indicators and parameters such as moving averages, Bollinger bands, which are technical channel indicators calculated as multiples of the standard deviation above and below a moving average, and other technical indicators. Once potential trades are identified, the system applies additional filters at the trade level with respect to trend and volatility analysis and, before generating definite buy or sell signals, takes into consideration macro variables such as overall risk capital available for trading and portfolio volatility.
     With respect to money management, before entering new positions, the Superfund trading system defines the maximum open risk per position based on market correlation and market volatility. This money management filter is also applied after positions have been established, on a daily basis per market, and the Superfund trading system adjusts existing stop order levels or reduces position size if the proprietary pre-defined risk measures are met or exceeded due to market volatility or changes in market correlation. Finally, positions are exited either by being stopped out or adjusted as a result of the changes in volatility or market correlation.
     Once finally determined, trade instructions are transmitted to Superfund Asset Management, Inc., which serves as the Fund’s introducing broker, for execution through the Fund’s executing and clearing brokers.
     The General Partner implements the trading signals generated by the Superfund trading system with respect to gold apart from the dollar for dollar gold position established at the beginning of each month. As a consequence, the aggregate value of the Fund’s gold position will be more than the net asset value of the Fund where the Superfund trading system indicates a long position in gold or less than the net asset value of the Fund where the Superfund trading system indicates a short position in gold.
     The General Partner anticipates that, on average, approximately 20% of Series A’s assets will be used to margin Series A’s speculative futures and forward positions, which is the same average margin-to-equity ratio employed by Quadriga Superfund, L.P. Series A, a series of Quadriga Superfund, L.P. which is a commodity pool managed by the General Partner and offered to the public in the United States, and Superfund Gold SPC –Superfund Segregated Portfolio A, a segregated portfolio of a private non-U.S. fund managed by Superfund Trading Management, Inc., an affiliate of the General Partner, which employs substantially the same futures and forwards trading strategy employed for Series A and which maintains a gold position substantially similar to that maintained by Series A. The General Partner anticipates that, on average, approximately 30% of Series B’s assets will be used to margin Series B’s speculative futures and forward positions, which is the same average margin-to-equity ratio employed by Quadriga Superfund, L.P. Series B, a series of Quadriga Superfund, L.P., and Superfund Gold SPC –Superfund Segregated Portfolio B, a segregated portfolio of a private non-U.S. fund managed by Superfund Trading Management, Inc. which employs substantially the same futures and forwards trading strategy employed for Series B and which maintains a gold position substantially similar to that maintained by Series B. The actual margin-to-equity ratio for either Series at any given time, however, may range between approximately 10% and 50% due to such factors as market volatility and changing margin requirements, and neither Series is limited in the amount of its assets it may employ as margin (although Series B will generally trade at a margin-to-equity ratio equal to approximately 1.5 times that of Series A). Accordingly, the General Partner anticipates that the notional, or face, value of the futures and forward positions acquired in connection with Series A’s speculative trading activities will range from four to seven times of Series A’s net asset value and that the notional, or face, value of the futures and forward positions acquired in connection with Series B’s speculative trading activities will range from six to nine times Series B’s net asset value. Because of the increased leverage employed by Series B, it is expected to have more volatile performance than Series A. Performance information for each series of Quadriga Superfund, L.P. is shown below under “— Past Performance of Superfund Capital Management, Inc.” and for Superfund Gold SPC –Superfund Segregated Portfolios A and B under “Part Two — Statement Of Additional Information — Supplemental Performance” beginning on page 89 of this Prospectus.
     In addition to the assets used to margin the Series’ speculative futures and forward contracts trading, each Series uses approximately 4% to 6% of its assets to margin its dollar for dollar gold position.
     The trading method, systems, and money management techniques employed by the General Partner are proprietary and confidential. The foregoing description is general and is not intended to be complete. There can be no assurance that the General Partner’s trading systems will successfully identify trends that the Fund can capitalize on or produce results similar to those produced in the past for other funds managed by the General Partner or its affiliates.
Past Performance of Superfund Gold, L.P.
     Set forth below are the performance records of the Fund, on a Series by Series basis, since the inception of trading of each Series through September 2009. PAST PERFORMANCE IS NOT NECESSARILY INDICATIVE OF FUTURE RESULTS.

Name of Pool	Superfund Gold, L.P. — Series A-1
Type of Pool	Single Advisor/Publicly Offered/No Principal Protection
Inception of Trading	April 2009
Aggregate Subscriptions as of September 30, 2009	$1,621,796
Net Asset Value as of September 30, 2009	$1,766,158
Largest Monthly Drawdown (June 2009)	(6.18%)
Worst Peak-to-Valley Drawdown (May 2009 to June 2009)	(6.18%)

Historical Performance

2009
Apr	(4.03%)
May	9.24%
Jun	(6.18%)
Jul	2.00%
Aug	1.09%
Sept	7.63%
Annual	9.16	% (6 mos.)

Name of Pool	Superfund Gold, L.P. — Series A-2
Type of Pool	Single Advisor/Publicly Offered/No Principal Protection
Inception of Trading	May 2009
Aggregate Subscriptions as of September 30, 2009	$183,736
Net Asset Value as of September 30, 2009	$203,123
Largest Monthly Drawdown (June 2009)	(6.02%)
Worst Peak-to-Valley Drawdown (May 2009 to June 2009)	(6.02%)

Historical Performance

2009
May	9.43%
Jun	(6.02%)
Jul	2.17%
Aug	1.25%
Sept	7.45%
Annual	14.31	(5 mos.)

Name of Pool	Superfund Gold, L.P. — Series B-1
Type of Pool	Single Advisor/Publicly Offered/No Principal Protection
Inception of Trading	April 2009
Aggregate Subscriptions as of September 30, 2009	$5,412,493
Net Asset Value as of September 30, 2009	$5,684,871
Largest Monthly Drawdown (April 2009)	(7.56%)
Worst Peak-to-Valley Drawdown (April 2009 to July 2009)	(13.52%)

Historical Performance

2009
Apr	(7.56%)
May	5.15%
Jun	(6.36%)
Jul	(4.99%)
Aug	4.84%
Sept	10.39%
Annual	0.09	% (6 mos.)

Name of Pool	Superfund Gold, L.P. — Series B-2
Type of Pool	Single Advisor/Publicly Offered/No Principal Protection
Inception of Trading	April 2009
Aggregate Subscriptions as of September 30, 2009	$1,751,250
Net Asset Value as of September 30, 2009	$1,810,271
Largest Monthly Drawdown (April 2009)	(7.40%)
Worst Peak-to-Valley Drawdown (April 2009 to July 2009)	(12.94%)
Historical Performance

2009
Apr	(7.40%)
May	5.33%
Jun	(6.20%)
Jul	(4.83)%
Aug	5.02%
Sept	10.57%
Annual	1.10	% (6 mos.)

Past Performance of Superfund Capital Management, Inc.
     The General Partner currently serves as general partner and sole trading advisor to another publicly offered commodity pool, Quadriga Superfund, L.P., which offers two series of units to its investors. Annual performance information for that pool, for the period January 2004 through September 2009, is set forth below. Prospective investors should note that the performance of Quadriga Superfund L.P. may not be closely correlated to the performance of the Series as Quadriga Superfund L.P. does not maintain a dollar-for-dollar gold position. Prospective investors should also note that PAST PERFORMANCE IS NOT NECESSARILY INDICATIVE OF FUTURE RESULTS.

Name of Pool	Quadriga Superfund, L.P. — Series A
Type of Pool	Single Advisor/Publicly Offered/No Principal Protection
Inception of Trading	November 2002
Aggregate Subscriptions as of September 30, 2009	$113.69 million
Net Asset Value as of September 30, 2009	$35.46 million
Largest Monthly Drawdown (April 2004)	(14.20%)
Worst Peak-to-Valley Drawdown (March 2009 to July 2009)	(28.30%)
Compound Annual Rate of Return

2009:	(23.15	%) (9 mos.)
2008:	30.00%
2007:	(0.92%)
2006:	12.94%
2005:	(9.43%)
2004:	11.35%

Name of Pool	Quadriga Superfund, L.P. — Series B
Type of Pool	Single Advisor/Publicly Offered/No Principal Protection
Inception of Trading	November 2002
Aggregate Subscriptions as of September 30, 2009	$136.57 million
Net Asset Value as of September 30, 2009	$60.09 million
Worst Monthly Drawdown (April 2004)	(19.60%)
Worst Peak-to-Valley Drawdown (March 2009 to July 2009)	(41.81%)
Compound Annual Rate of Return

2009:	(34.64	%) (9 mos.)
2008:	46.56%
2007:	(2.60%)
2006:	19.74%
2005:	(12.06%)
2004:	16.82%
     Drawdown: Losses experienced by a pool or account over a specified period.
     Worst peak-to-valley drawdown: Greatest cumulative percentage decline in month-end net asset value due to losses sustained by a pool or account during any period in which the initial month-end net asset value is not equaled or exceeded by a subsequent month-end net asset value.
     The General Partner and its affiliates operate commodity pools to which specific CFTC disclosure standards do not apply. Pursuant to applicable CFTC regulations, the performance of these pools is not required to be, and is not, presented in this Prospectus. Such pools, other than Superfund Gold SPC, the performance of which is set forth under “Part Two — Statement Of Additional Information — Supplemental Performance,” are structured differently from the Series in that they do not maintain a dollar for dollar gold position in addition to pursuing futures and forwards trading strategies.
MANAGEMENT’S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND RESULTS OF
OPERATIONS
Introduction
     The Fund was organized on March 19, 2008 under the Delaware Limited Partnership Act and commenced operations on April 1, 2009.
     The Fund is a commodity pool which trades pursuant to the General Partner’s diversified futures and forward trend-following trading program while maintain an investment in gold approximately equal to the total capital of each Series as of the beginning of each month.
     The success of the Fund’s futures and forward trading depends on the ability of the General Partner’s trading program to recognize and capitalize on price trends in different sectors of the global capital and commodity markets. The General Partner’s futures and forwards trading program is entirely quantitative in nature and generates trading signals on the basis of statistical analyses of past price histories and current price action. Fundamental factors affecting the prices of commodities and financial instruments, such as economic conditions, political events, weather factors, etc., are not directly relevant to the General Partner’s trading program, although there are frequent periods during which fundamental factors external to the market dominate prices.
     Although the Fund is designed to maintain a long position in gold in a U.S. dollar amount approximately equal to its total capital adjusted on a monthly basis, the fund is not a “gold fund.” Rather, it is an investment product that combines a gold investment with a trend following futures and forwards trading program. The gold investment is intended to de-link each Series’ net asset value, which is denominated in U.S. dollars, from the value of the U.S. dollar relative to gold, essentially denominating the Series’ net asset value in terms of gold.

     In analyzing the performance and operations of the Fund, one must bear in mind that, in general, there is no direct connection between particular market conditions and price trends. There are so many influences on the markets that the same general type of economic event may lead to a price trend in some cases but not in others. Further, even if significant price trends do occur, if these trends are not comprised of the type of price movements which the General Partner’s futures and forwards trading program is designed to identify, the General Partner may not position the Fund to profit from or avoid losses due to the trend. As with all speculative trading ventures, the past performance of the Fund is not necessarily indicative of its future results.
Liquidity
     Most United States commodity exchanges limit fluctuations in futures contracts prices during a single day by regulations referred to as “daily price fluctuation limits” or “daily limits.” During a single trading day, no trades may be executed at prices beyond the daily limit. This may affect the Fund’s ability to initiate new positions or close existing ones or may prevent it from having orders executed. Futures prices have occasionally moved the daily limit for several consecutive days with little or no trading. Similar occurrences could prevent the Fund from promptly liquidating unfavorable positions and subject the Fund to substantial losses, which could exceed the margin initially committed to such trades. In addition, even if futures prices have not moved the daily limit, the Fund may not be able to execute futures trades at favorable prices if little trading in such contracts is taking place.
     Other than these limitations on liquidity, which are inherent in the Fund’s futures trading operations, the Fund’s assets are expected to be highly liquid, and the Fund has experienced no meaningful periods of illiquidity during the three months ended June 30, 2009.
Capital Resources
     The Fund will raise additional capital only through the sale of Units offered pursuant to the continuing offering and does not intend to raise any capital through borrowings. Due to the nature of the Fund’s business, it will make no capital expenditures and will have no capital assets which are not operating capital or assets.
     The amount of capital raised for the Fund should not have a significant impact on its operations, as the Fund has no significant capital expenditure or working capital requirements other than for monies to pay trading losses, brokerage commissions and charges. Within broad ranges of capitalization, the Fund’s trading positions should increase or decrease in approximate proportion to the size of the Fund.
Results of Operations
     The performance summary set forth below is an outline description of how the Fund performed in the past trading in a wide variety of markets. The Fund’s futures and forward contract prices are marked-to-market every trading day, and the Fund’s trading accounts are credited or debited with its daily gains or losses. Accordingly, there is no material economic distinction between realized gains or losses on closed positions and unrealized gains or losses on open positions. The Fund’s past performance is not necessarily indicative of how it will perform in the future.
     2009(6 months)
     Series A:
     Net results for the quarter ended June 30, 2009 were a loss of 1.64% in the net asset value per Unit of Series A-1 units and a gain of 2.83% in the net asset value per Unit of Series A-2 units. In this period, Series A experienced a net decrease in net assets from operations of $24,116. This decrease consisted of interest income of $278, trading losses of $7,727, and total expenses of $16,667. Expenses included $6,574 in management fees, $5,669 in selling commissions (for Series A-1 units), $2,191 in operating expenses, $2,146 in brokerage commissions, and $87 in other expenses. At June 30, 2009, the net asset value per Unit of Series A-1 was $904.47 and the net asset value per Unit of Series A-2 was 945.55.

     Series B:
     Net results for the quarter ended June 30, 2009 were a loss of 8.97% in the net asset value per Unit of series B-1 and a loss of 8.51% in the net asset value per Unit in Series B-2. In this period, Series B experienced a net decrease in net assets from operations of $385,682. This decrease consisted of interest income of $575, trading losses of $324,589, and total expenses of $61,668. Expenses included $25,570 in brokerage commissions, $18,520 in management fees, $10,390 in selling commissions (for Series B-1 units), $6,173 in operating expenses, and $1,015 in other expenses. At June 30, 2009, the net asset value per Unit of Series B-1 was $837.01 and the net asset value per Unit of Series B-2 was 841.22.
Fund results for 2nd Quarter 2009:
     In June, U.S. stock indices finished near unchanged, while most Asian stock indices finished higher; Hong Kong’s Chinese Enterprise Index rose 6.1%. The Fund’s short positions in the stock indices sector experienced a loss. World bond markets reversed early month lows by month end, finishing higher as improving bond yields and a stagnating equity rally attracted buyers. The Fund’s long positions in the bonds sector led to a gain. U.S. and European short-term interest rate futures finished slightly higher in June, recovering from a substantial early month selloff. The Fund’s long positions during the earlier part of the month resulted in losses. The Australian dollar finished the month 1.2% higher, while the British pound finished 2.0% higher. The Fund’s long positions in the U.S. dollar led to a loss. December wheat contracts plunged, losing 17.5% as the global recession continued to destroy demand. The Fund’s short positions in the grains sector produced gains. London copper added 3.7%, while lead also rose 8.9% as Chinese auto sales soared. London nickel finished up 10% as Chinese imports for the first 4 months of 2009 exceeded 2008 levels by 16%. The Fund’s short positions in the metals sector resulted in losses. U.S. August crude oil futures added 4.1% despite rising inventories as Chinese buying supported values. The Fund’s short positions in the energy sector produced losses. August gold futures finished the month 5.4% lower based on positive sentiment associated with better than expected U.S. employment figures and positive retail sales. The Fund’s long gold position led to a loss. Other market sectors, relative to the sectors mentioned above, did not reveal significant trends and did not have a substantial influence on this month’s overall negative performance.
     In May, world bond markets traded dramatically lower as burgeoning budget deficits led to heavy bond issuance, foreshadowing long-term inflation. U.S. 30-year bond futures, German Bund futures, and Japanese 10-year bond futures traded to their lowest levels since November 2008. The Fund’s long positions in the bonds sector resulted in losses. Emerging market strength contributed to a steep selloff in U.S. treasuries, resulting in a 6.2% loss for the U.S. dollar index. The Brazilian real and the Australian dollar were up 10% and 13.2%, respectively, against the U.S. dollar. The Fund’s long positions in the U.S. dollar produced losses. Despite crude demand falling more than 7.5% from last year, inventories declined, leading to a 24.8% gain for July crude futures. The Fund’s short positions in this sector incurred relatively large losses. August gold futures rallied steadily throughout the month of May, finishing 9.6% higher at $980. The Fund’s long gold position produced substantial gains. Other market sectors did not reveal significant trends and did not have a significant influence on this month’s overall negative performance.
     In April, the S&P 500 Index rose 9.4% led by bank stocks as (i) FAS 157-4 provided guidance for determining the fair value of assets and liabilities, including guidance on identifying circumstances that indicate an observed transaction used to determine fair value is not orderly and, therefore, is not indicative of fair value (ii) and strong earnings from favorable spreads created by cheap central bank liquidity supported values. The Fund’s short stock indices positions led to a relatively large loss. World bond markets tracked steadily lower in April as money flowed out of low yielding treasuries and into equities. The Fund’s long positions in the bonds sector produced an overall loss. The U.S. dollar index finished down 1.2% while the euro moved sideways as capital moved out of the U.S. and European Union amid unattractive treasury yields. The Hungarian forint, Polish zloty and Czech koruna gained 6.0%, 4.6% and 2.1%, respectively, against the U.S. dollar while the Australian dollar, Canadian dollar and Brazilian real finished up 5.0%, 5.5% and 5.7%, respectively, against the U.S. dollar. The Fund’s long positions in the U.S. dollar lead to an overall loss for the currency sector. Positive economic signals from the G20 meeting and the resulting rise in world equity markets were offset by rising inventories as global energy demand continued to contract. June natural gas prices continued lower, posting a 13.8% loss as storage increased to nearly 34% greater than a year ago and 23% greater than the five-year moving average. The Fund’s short positions in the energy sector produced a relatively large gain. June gold futures opened April with a 6.5% loss as assurances from the G-20 that the IMF/World Bank will receive $1.1 trillion in capital diminished the need for a safe haven from faltering financial markets. The precious metal moved sideways from there, straddling the $900 level, as news that the Chinese plan to continue building gold reserves was offset by poor physical demand data out of India. The Fund’s long gold position produced a loss. Other market sectors did not reveal significant trends and did not have a substantial influence on April’s overall negative performance.

     For the second quarter of 2009, the most profitable market sector for the Fund on an overall basis was the interest rates sector, while the greatest losses resulted from the Fund’s positions in the currency sector.
Financial Instrument Risk
     In the normal course of its business, the Fund is a party to financial instruments with off-balance sheet risk, including exchange traded futures contracts and over-the-counter (“OTC”) currency forward contracts. The term “off-balance sheet risk” refers to an unrecorded potential liability that, even though it does not appear on the balance sheet, may result in a future obligation or loss. These financial instruments may be traded on an exchange or OTC. Exchange traded instruments are standardized and include futures and certain option contracts. OTC contracts are negotiated between contracting parties and include forwards and certain options. Each of these instruments is subject to various risks including market and credit risk. In general, the risks associated with OTC contracts are greater than those associated with exchange traded instruments because of the greater risk of default by the counterparty to an OTC contract.
     Market risk is the potential for changes in the value of the financial instruments traded by the Fund due to market changes. In entering into these contracts, there exists a market risk that such contracts may be significantly influenced by conditions, such as interest rate volatility, resulting in such contracts being less valuable. If the markets should move against all of the Fund’s open positions at the same time, and if the General Partner was unable to offset such positions, the Fund could experience substantial losses. The General Partner attempts to minimize market risk through real-time monitoring of open positions, diversification of the portfolio and maintenance of a margin-to-equity ratio in all but extreme instances of not greater than 50%.
     In addition to market risk, in entering into futures and forward contracts there is a risk that a counterparty will not perform according to the terms of a contract entered into with the Fund, that is, credit risk. Credit risk with respect to exchange-traded instruments is reduced to the extent that an exchange or clearing organization acts as a counterparty to the transactions. The Fund’s risk of loss in the event of counterparty default is typically limited to the amounts recognized in the statements of assets and liabilities and not represented by the contract or notional amounts of the instruments. The Fund has credit risk and concentration risk with respect to the brokers and dealers through which the Fund conducts its operations.
     The General Partner monitors and attempts to control the Fund’s risk exposure on a daily basis through financial, credit and risk management monitoring systems and believes that it has effective procedures for evaluating and limiting the market and credit risks to which the Fund is subject. With respect to market risk, these monitoring systems allow the General Partner to statistically analyze actual trading results with risk adjusted performance indicators and correlation statistics. In addition, on-line monitoring systems provide account analysis of futures and forward positions by sector, margin requirements, gain and loss transactions, and collateral positions. The General Partner attempts to mitigate the Fund’s credit risk by transacting only with large, well-capitalized institutions.
Off-Balance Sheet Risk
     The term “off-balance sheet risk” refers to an unrecorded potential liability that, even though it does not appear on the balance sheet, may result in a future obligation or loss. The Fund trades in futures and forward contracts and is therefore a party to financial instruments with elements of off-balance sheet market and credit risk. In entering into these contracts, there exists a market risk that such contracts may be significantly influenced by conditions, such as interest rate volatility, resulting in such contracts being less valuable. If the markets should move against all of the futures interests positions of the Fund at the same time, and if Superfund Capital Management was unable to offset such positions, the Fund could experience substantial losses. Superfund Capital Management attempts to minimize market risk through real-time monitoring of open positions, diversification of the portfolio and maintenance of a margin-to-equity ratio in all but extreme instances not greater than 50%.
     In addition to market risk, in entering into futures and forward contracts there is a credit risk that a counterparty will not be able to meet its obligations to the Fund. The counterparty for futures contracts traded in the United States and on most foreign exchanges is the clearinghouse associated with such exchange. In general, clearinghouses are backed by the corporate members of the clearinghouse who are required to share any financial burden resulting from the non-performance by one of their members and, as such, should significantly reduce this credit risk. In cases where the clearinghouse is not backed by the clearing members, like some foreign exchanges, it is normally backed by a consortium of banks or other financial institutions.
Off-Balance Sheet Arrangements
     The Fund does not engage in off-balance sheet arrangements.
Contractual Obligations
     The Fund does not enter into contractual obligations or commercial commitments to make future payments of a type that would be typical for an operating company. The Fund’s sole business is trading futures contracts and forward currency contracts, both long (contracts to buy) and short (contracts to sell), and possibly swap contracts on certain commodities. All such contracts are settled by offset, not delivery. Substantially all such contracts are for settlement within four months of the trade date and substantially all such contracts are held by the Fund for less than four months before being offset or rolled over into new contracts with similar maturities. The Financial Statements of Series A and Series B each present a Condensed Schedule of Investments setting forth net unrealized appreciation (depreciation) of such Series’ open futures and other contracts at the end of the reporting period for which such statements are prepared.
Critical Accounting Policies — Valuation of the Fund’s Positions
     The General Partner believes that the accounting policies that are most critical to the Fund’s financial condition and results of operations relate to the valuation of the Fund’s positions. The majority of the Fund’s positions are exchange-traded futures contracts, which are valued daily at settlement prices published by the exchanges. Any spot and forward foreign currency contracts held by the Fund are valued at published daily settlement prices or at dealers’ quotes. The Fund uses the amortized cost method for valuing U.S. Treasury bills; accordingly, the cost of securities plus accreted discount, or minus amortized premium, approximates fair value. Thus, the General Partner expects that under normal circumstances substantially all of the Fund’s assets are valued on a daily basis at fair value using objective measures.
Recently Issued Accounting Pronouncements
     In May 2009, the FASB issued Statement of Financial Accounting Standards (“SFAS”) No. 165, “Subsequent Events” (“SFAS No. 165”). SFAS No. 165 establishes general standards of accounting for and disclosure of events that occur after the balance sheet date but before financial statements are issued including the circumstances under which an entity should recognize events or transactions occurring after the balance sheet date in its financial statements. SFAS No. 165 is effective for annual reporting periods ending after June 15, 2009. The General Partner is currently evaluating the impact of SFAS No. 165 on the Fund’s financial statements.
     In June 2009, the FASB issued SFAS No. 167, “Amendments to FASB Interpretation No. 46(R)” (“SFAS No. 167”). SFAS No. 167 changes how a company determines when an entity that is insufficiently capitalized or is not controlled through voting rights should be consolidated. The determination of whether a company is required to consolidate an entity is based on an entity’s purpose and design and a company’s ability to direct the activities of the entity that most significantly impact the entity’s economic performance. SFAS No. 167 is effective for annual reporting periods ending after November 15, 2009. The General Partner is currently evaluating the impact of SFAS No. 167 on the Fund’s financial statements.
CONFLICTS OF INTEREST
     The General Partner has not established any formal procedures to resolve the conflicts of interest described below. You should be aware that no such procedures have been established and that there is no independent control on how conflicts of interest are resolved. Consequently, you will be dependent on the good faith of the respective parties subject to such conflicts to resolve such conflicts equitably. Although the General Partner will attempt to resolve conflicts in good faith, there can be no assurance that these conflicts will not, in fact, result in losses for the Fund.

The General Partner
     Conflicts exist between the General Partner’s interests in and its responsibilities to the Fund. The conflicts are inherent in the General Partner acting as general partner for and trading advisor to the Fund and the Series. These conflicts and the potential detriments to the Limited Partners are described below. The General Partner’s selection of itself as trading advisor was not objective, because it is also the general partner of the Fund and the general partner associated with each Series, and it will not replace itself as the trading advisor even if doing so would be beneficial to the Fund. The advisory relationship between the Fund with respect to the Series and the General Partner, including the fee arrangement, was not negotiated at arm’s length. Investors should note, however, that the General Partner believes that the fee arrangements are fair and competitive with compensation arrangements in pools involving independent general partners and advisors.
     Neither the General Partner nor its principals devote their time exclusively to managing the Series. The General Partner acts as general partner to other commodity pools and the principals are involved in the activities of affiliates of the General Partner, some of which serve as trading advisor to other accounts which may compete with the Series for futures positions and the General Partner’s (or its principals’) services. Thus, the General Partner, or its principals, could have a conflict between responsibilities owed to the Fund and those owed to other pools and accounts. The General Partner believes that it has sufficient resources to discharge its responsibilities in this regard in a fair manner. The General Partner or its affiliates may receive higher advisory fees from some of those other accounts than it receives from the Series. The General Partner and its affiliates, however, trade all accounts pursuing the same or a substantially similar trading and investment strategy in a substantially similar manner, given the differences in size and timing of the capital additions and withdrawals, and, in the case of the Fund, giving due consideration to the dollar for dollar gold position.
     In addition, the General Partner may find that futures positions established for the benefit of the Series, including the Fund’s dollar for dollar gold position, when aggregated with positions in other accounts managed by the General Partner, approach the speculative position limits in a particular commodity. The General Partner may decide to address this situation either by liquidating positions in that futures contract and reapportioning the portfolio in other contracts or by trading contracts in other markets which do not have restrictive limits. The General Partner, and its affiliates, will treat all affected accounts equitably, giving due consideration to differences in account size, leverage level and investment objectives, including the Fund’s dollar for dollar gold position. The principals of the General Partner are not prohibited from trading futures and related contracts for their own accounts, although they are not doing so as of the date of this Prospectus. Trading records for any such proprietary trading are not available for review by clients or investors. Employees of the General Partner are prohibited from trading for their own accounts.
     Because the General Partner and/or its principals may trade for their own accounts at the same time that they are managing the Series, investors should be aware that, as a result of a neutral allocation system, testing a new trading system, trading their proprietary accounts more aggressively or other actions not constituting a violation of fiduciary duty, such persons may from time to time take positions in their proprietary accounts which are opposite, or ahead of, the positions taken for the Series. This proprietary trading could, if substantial in size, cause losses for the Series by increasing the cost at which they acquire and liquidate positions. The results of any such trading will not be made available to Limited Partners.
Superfund Asset Management, Inc.
     Superfund Asset Management, Inc., an affiliate of the General Partner owned in its entirety by the sole owner of the General Partner, will serve as an introducing broker for the Fund and, as such, receive a portion of the round turn futures trading commissions to be paid by the Series. The affiliation between Superfund Asset Management, Inc. and the General Partner gives rise to a conflict of interest in that the General Partner has an incentive to trade more frequently than it otherwise might absent the affiliation in order to generate commission income for its affiliate, and the round turn brokerage commission to be paid by the Series to Superfund Asset Management, Inc. was not negotiated at arm’s length. For purposes of evaluating this conflict of interest, Limited Partners should assume that Superfund Asset Management may receive up to the full amount of the round turn futures trading commissions paid by each Series. Nevertheless, the General Partner does not intend to initiate trades for the Series other than the trades indicated by Superfund’s systematic, non-discretionary automated trading system and in accordance with its money management filters defining the maximum open risk per position taken. If the Superfund trading systems are proposed to be changed in a manner that the General Partner reasonably believes will cause the average annual trading volume to materially exceed 1,300 (Series A) and 1,850 (Series B) round-turn trades per year per million dollars in such Series, the General Partner will give the Limited Partner not less than 15 business days notice prior to implementing any such change and will not implement such change until after a month-end has passed since giving such notice. Because the General Partner is responsible for selecting brokers for the Fund, it is unlikely to select a different introducing broker or dismiss Superfund Asset Management, Inc.
The Clearing Brokers
     The clearing brokers, and the affiliates and personnel of such entities, may trade futures and forward contracts for their own accounts and, in doing so, may compete with the Series for the same positions potentially making it more difficult for the Series to effect transactions at favorable prices potentially resulting in losses for the Series. Likewise, the clearing brokers may serve as brokers for accounts in which they or an affiliate has a financial interest, for example, a pool sponsored by the clearing broker or any affiliate, which could give rise to conflicts of interest between their responsibility to the Series and to those accounts with respect to the execution of trades for such accounts and the Series, potentially resulting in losses for the Series. However, the General Partner has no reason to believe that the clearing brokers would knowingly or deliberately favor any account over the Series’ accounts with respect to trade execution.
The Selling Agents
     The selling agents, including Superfund USA, Inc., receive substantial annual selling commissions on the sale of Units. Consequently the selling agents have a conflict of interest in advising their clients whether to invest in the Units. The selling agents receive selling commissions based on Units sold by them equal to, in the aggregate, up to 10% of the gross offering proceeds for each Unit. Consequently, until this maximum cumulative selling commission limit is reached, the selling agents have a disincentive to advise clients to redeem their Units even if doing so is in such clients’ best interests potentially resulting in losses the client would not have realized had the selling agent advised redeeming. Likewise, once a selling agent has been paid the full 10% selling commission, the selling agent may have an incentive to advise its clients to redeem their Units, even if doing so is not in the clients’ best interest potentially resulting in forgone profit opportunities for the client.
Fiduciary Duty and Remedies
     In evaluating the foregoing conflicts of interest, a prospective investor should be aware that the General Partner has a responsibility to the Limited Partners to exercise good faith and fairness in all dealings affecting the Series. The fiduciary responsibility of a general partner to limited partners is a developing and changing area of the law and investors or prospective investors who have questions concerning the duties of the General Partner as general partner should consult their own professional advisors.
     If a Limited Partner believes that the General Partner has violated its fiduciary duty to the Limited Partners, he may seek legal relief individually or on behalf of such Series in which he holds Units under applicable laws, including under the Delaware Revised Uniform Limited Partnership Act and under commodities laws, to recover damages from or require an accounting by the General Partner. The Partnership Agreement is governed by Delaware law and any breach of the General Partner’s fiduciary duty under the Partnership Agreement will generally be governed by Delaware law. The Partnership Agreement does not limit the General Partner’s fiduciary obligations under Delaware or common law; however, the General Partner may assert as a defense to claims of breach of fiduciary duty that the conflicts of interest and fees payable to the General Partner have been disclosed in this Prospectus.
CHARGES
     The following list of fees and expenses includes all compensation, fees, profits and other benefits (including reimbursement of out-of-pocket expenses) which the General Partner, the selling agents, the clearing brokers and the affiliates of those parties may earn or receive in connection with the offering of the Units and operation of the Fund and Series. Prospective investors should refer to the Break-Even Analysis for each Series beginning on page 5 for an estimate of the break-even amount that is required for an investor to recoup such fees and expenses, or “break even” during the first year following an investment in the Units.

Charges to be Paid by Each Series

Recipient	Nature of Payment	Amount of Payment
The General Partner	Management Fee	1/12 of 2.25% of month-end net asset value (a 2.25% annual rate).

The General Partner	Performance Fee	25% of new appreciation (described below), if any, excluding interest income, on a monthly basis.

Superfund Asset Management, Inc. and clearing and executing futures brokers	Round-Turn Commodity Brokerage	$25 per round-turn futures transaction where commissions and margin are denominated in U.S. dollars. Approximately $25 per round-turn futures transactions for certain non-U.S. futures contracts, as described below.

Superfund USA, Inc. and additional selling agents	Selling Compensation	1/12 of 2% of month-end net asset value (a 2% annual rate) of the Series A-1 and Series B-1 Units; provided, however, that the maximum selling compensation paid shall not exceed 10% of the aggregate gross offering proceeds of all Units sold pursuant to this offering, as described below. Superfund USA, Inc. may pay all or a portion of the sales compensation it receives to additional selling agents assisting with the placement of the Units.

Forward Counterparties	“Bid-ask” Spreads	These spreads are not actually fees but are dealer profit margins imbedded in forward contract pricing and are thus not quantifiable.

Others	Operating and Ongoing Offering Expenses	Actual expenses, such as legal, auditing, accounting, escrow, printing, mailing and filing costs, including fees and expenses of PNC or other administrator providing administration services to the Fund. Ongoing offering expenses will not exceed 0.3625% of the gross offering proceeds of the Units. Operating expenses are not expected to exceed 0.70% of the average month-end net assets each year of each Series. Each Series’ liability for these expenses, considered together, shall not exceed 0.75% of the average month-end net assets each year of such Series.

Management Fee
     The Fund will pay the General Partner a monthly management fee equal to one-twelfth of 2.25% (2.25% annually) of the month-end net asset value of each Series. This fee will be paid to the General Partner for providing ongoing advisory services and is payable regardless of whether or not the Series are profitable.
Performance Fee
     The Fund will pay the General Partner a monthly performance fee equal to 25% of the new appreciation (if any) in the net asset value of each Series attributable to the General Partner’s futures and forward trading performance (including the trading of gold pursuant to trading signals generated by the Superfund trading system as part of the Fund’s trend-following trading strategy). “New appreciation” means the total increase in net asset value of a Series from the end of the last period for which a performance fee was earned by the General Partner, after adjusting for subscriptions and redemptions, excluding interest income and the appreciation or depreciation arising from a Series’ dollar for dollar gold position. New appreciation is not reduced by extraordinary expenses, if any, or by the performance fee itself. That is, the General Partner does not have to earn back the performance fee previously paid in order to generate new appreciation. If a performance fee payment is made by a Series, and that Series thereafter incurs net trading losses, the General Partner will retain the amount previously paid. Because “new appreciation” is calculated without regard to profits or losses on a Series’ dollar for dollar gold position, but only with regard to profits or losses attributable to the General Partner’s speculative futures and forward trading, “new appreciation” may be achieved during a month in which losses attributable to a Series’ dollar for dollar gold position are not off-set by gains from futures and forward trading but a performance fee is nevertheless earned and paid. Thus, the General Partner may be paid a performance fee during a year in which a Series incurred net losses. Trading losses will be carried forward and no further performance fees may be paid until the prior trading losses have been recovered; however, redemption of Units will result in a proportional decrease in any such trading loss carryforward. Similarly, because “new appreciation” is calculated without regard to profits or losses attributable to a Series’ dollar for dollar gold position, it is possible for a Series to achieve net profits, attributable to the Series’ dollar for dollar gold position, during a month in which the General Partner’s futures and forward trading is not profitable, in which case, no performance fee would be earned or paid for such month.
     For example, assume a Series paid a performance fee at the end of January in a given year and assume that such Series recognized trading profits (net of all brokerage fees, management fees, and operating and offering expenses but excluding interest income and profits or losses on the Series’ dollar for dollar gold position) of $200,000 during February of that year. The new appreciation for February would be $200,000 and the General Partner’s performance fee would be $50,000 (0.25 X $200,000). Alternatively, assume that such Series paid a performance fee at the end of November in a given year but did not pay a performance fee at the end of December of that year because it had trading losses of $100,000. If such Series recognized trading profits of $200,000 at the end of January the next year the new appreciation (excluding interest income and profit or loss on the Series’ dollar for dollar gold position) for January would be $100,000 ($200,000 – $100,000 loss carryforward) and the General Partner’s performance fee would be $25,000 (0.25 X $100,000).
Organization and Ongoing Offering Expenses
     The General Partner, or an affiliate, paid, without reimbursement, the Fund’s organization costs of approximately $438,360. Limited Partners do not bear any part of those costs.
     Each Series pays its allocable portion of the Fund’s ongoing offering costs. The ongoing offering costs which the Series incur are legal costs associated with updating this Prospectus, escrow fees, Blue Sky filing fees and printing and postage costs associated with incurs producing and mailing copies of the Prospectus. The ongoing offering costs will not exceed 0.3625% of the gross offering proceeds of the Units. When added to sales commissions discussed herein, the “organization and offering expenses” of the Fund, as defined by FINRA Rule 2310, will not exceed 10.3625% of the gross offering proceeds of the Units.
Operating Expenses
     Each Series pays its allocable portion of the Fund’s actual operating expenses, which are not expected to exceed 0.70% of the average month-end net assets per year of each Series. The Fund’s operating costs include certain legal, auditing, accounting, administration and printing and postage costs relating to the day-to-day operations of the Fund, and are distinct from the Fund’s ongoing offering costs described above. Indirect operating expenses in connection with the administration of the Fund, such as salaries, rent, travel and overhead of the General Partner are borne by the General Partner, not the Fund or either Series. The General Partner estimates that a maximum of $120,000 in legal fees and a maximum of $165,000 in audit fees will be charged to the Fund during its first full year of operations, subject to the 0.75% expense cap described below.
     Pursuant to the Limited Partnership Agreement, the General Partner will assume liability for ongoing offering expenses (limited to 0.3625% of the gross offering proceeds of the Units) and operating expenses which, when considered together, are in excess of 0.75% of the average month-end net assets per year of each Series.
Round-Turn Brokerage Commissions
     Each Series will be charged brokerage fees of $25.00 per round turn futures transaction plus applicable NFA and exchange fees where brokerage commissions are charged in U.S. dollars. Brokerage commissions for certain foreign futures contracts to be traded by the Fund are charged in currencies other than the U.S. dollar. Commission rates for brokerage commissions charged in foreign currencies will be reset on the first business day of each calendar month to the foreign currency equivalent of $25.00 based on the then current U.S. dollar exchange rate for the applicable foreign currencies. Daily fluctuations in foreign currency exchange rates will, however, cause the actual commissions charged to the Fund for certain foreign futures contracts to be more or less than $25.00 per round-turn. A portion of the Fund’s brokerage fees will be paid to the clearing brokers for execution and clearing costs and the balance will be paid to Superfund Asset Management, Inc., which serves as introducing broker for each Series. Assuming 1,300 round turn transactions per year per million dollars in Series A, and 1,850 round-turn transactions per year per million dollars in Series B, brokerage commissions are estimated at 2.00% (Series A) and 3.00% (Series B) annually of average annual net assets. The preceding assumptions are based on the average number of round-turn transactions per million dollars per year over the last five years traded on behalf of Series A and Series B of Quadriga Superfund, L.P., a commodity pool managed by the General Partner which employs substantially the same futures and forwards trading strategy that is employed by the Fund. The Partnership Agreement provides that brokerage commission costs to be borne by the Fund shall not exceed 5% (Series A) and 7% (Series B) annually of the average annual net assets of the Series.
“Bid-Ask” Spreads
     Currency dealers trade with a spread between the price at which they are prepared to buy or sell a particular currency. These “bid-ask” spreads are not actual fees paid by the Fund, but, rather, represent a profit margin to the dealer for making a market in the currency. The General Partner cannot quantify the amount of dealer profit that is embedded in a price quoted by a dealer but does believe that the Fund will effect currency transactions at prevailing market prices. Dealer profit from the Series’ currency trading may, over time, be substantial.
Sales Compensation
     Within each Series, Units are issued in two Sub-Series. Series A-1 Units and Series B-1 Units are subject to the selling commissions described below.
     Series A and Series B pay Superfund USA, Inc. a selling commission of up to 10% of the gross offering proceeds of the Units by paying 2% of the average month-end net asset value of each outstanding Series A-1 Unit and Series B-1 Unit, respectively, in monthly installments of 1/12 of 2% of the month-end net asset value of such Units (the liability for which will be allocated to the Series A-1 Units and Series B-1 Units, not Series A and Series B generally). Thus, the Series A-1 Units and Series B-1 Units are charged a commission of 2% of the average month-end net asset value per Unit in the initial year after purchase. The Series A-1 Units and Series B-1 Units are charged additional selling commissions of 2% per annum of the average month-end net asset value per Unit thereafter; provided, however, that the maximum cumulative selling commission per Unit is limited to 10% of the gross offering proceeds for such Unit (maximum of $19,103,072.50 in respect of the $191,030,725 in Units offered pursuant to this Prospectus). Superfund USA, Inc. may retain additional selling agents to assist with the placement of the Units and will pay all or a portion of the annual selling commission it receives in respect of the Series A-1 Units and Series B-1 Units sold by the additional selling agents to the additional selling agents effecting the sales.
     Once a Series A-1 Unit or Series B-1 Unit has been charged selling commissions totaling 10% of the sale price of such Unit, the Unit will not be charged any further selling commissions and the net asset value of such Unit will be recalculated, and the Unit will be redesignated, in terms of Series A-2 Units or Series B-2 Units, as applicable, against which selling commissions are not charged, as described below. The redesignation of Series A-1 Units to

Series A-2 Units or Series B-1 Units to Series B-2 Units will have no impact on the net asset value of an investor’s investment in the Fund at the time of such redesignation (although immediately following such redesignation, an investor will hold fewer Units than before such redesignation, but such Units will have a higher per Unit net asset value).
     Series A-2 Units and Series B-2 Units are not subject to selling commissions but are available only to: (i) investors participating in selling agent asset-based or fixed-fee investment programs or a registered investment adviser’s asset-based fee or fixed fee advisory program through which an investment adviser recommends a portfolio allocation to the Fund and for which Superfund USA, Inc. serves as selling agent, (ii) investors who purchased the Units through Superfund USA, Inc. or an affiliated broker and who are commodity pools operated by commodity pool operators registered with the NFA, and (iii) investors who have paid the maximum selling commission on their Series A-1 or Series B-1 Units (by redesignation of such Units as Series A-2 Units or Series B-2 Units as described herein). The General Partner, not the Series or any Limited Partner, will pay certain broker-dealers a custodial fee of up to 0.50% of the average annual net asset value of the outstanding Series A-2 Units and Series B-2 Units custodied with such broker-dealers.
Net Asset Value
     The net asset value of a Series as of any date is (i) the sum of all cash, plus U.S. Treasury bills and other U.S. government securities valued at cost plus accrued interest, and other securities of such Series valued at fair value, plus the fair value of all open futures, forward, option and other derivative positions maintained by such Series, less all liabilities of such Series, determined in accordance with generally accepted accounting principles in the United States under the accrual basis of accounting. The net asset value of a Sub-Series as of any date is the sum of a Series’ assets (as described above) attributable to such Sub-Series less such Series’ liabilities attributable to such Sub-Series, determined as described above. The net asset value of a Unit in a Sub-Series shall be equal to the net asset value of the applicable Sub-Series divided by the number of Units in such Sub-Series outstanding as of the date of determination.
USE OF PROCEEDS
     The entire offering proceeds received from subscriptions for Units will be credited to the Series’ bank and brokerage accounts, as described below, and will be used by the Series for the purpose of engaging in the futures and forwards trading activities described in this Prospectus, acquiring a dollar for dollar gold position, as described herein, and as reserves to support the Series’ trading and investment activities, including its dollar for dollar gold positions.
     The Fund deposits each Series’ assets in cash or U.S. government securities in separate accounts in the name of each such Series with the Fund’s clearing brokers for use as margin, in accounts at HSBC Bank USA, New York, New York, and with foreign exchange counterparties as collateral. The assets deposited for margin purposes with the Fund’s clearing brokers are held in “customer segregated funds accounts” or “foreign futures and foreign options secured amount accounts,” as required by the Commodity Exchange Act and CFTC regulations. Assets held by the clearing brokers are held in cash or in U.S. government securities and possibly other instruments approved by the CFTC for the investment of customer segregated funds.
     The Series will trade in the forward currency markets. The Fund, in the name of each Series, will deposit assets with foreign exchange counterparties in order to initiate and maintain currency forward contracts. Such assets will be held in U.S. government securities or in cash, for which the Series will receive interest credits at short-term rates. The foreign exchange counterparties may receive a benefit as a result of the deposit of such cash in the form of a reduction in their outstanding overnight borrowings, despite such cash belonging to the Series, not the counterparties. These accounts are not subject to the segregation regulations of the CFTC and thus may offer less protection than segregated funds accounts in the event of the bankruptcy of a foreign exchange counterparty.
     The General Partner expects, based on current margin requirements, that approximately 20% of the Fund’s assets attributable to Series A and approximately 30% of the Fund’s assets attributable to Series B will be committed as margin and collateral at any one time to support the Fund’s speculative trend-following trading in futures and forward contracts, although the margin-to-equity ratio of each Series may range from approximately 10% to 50% due to factors such as market volatility and changes in margin requirements, and neither Series is limited in the amount of leverage it may use at any one time (although Series B generally trades at a margin-to-

equity ratio of approximately 1.5 times that of Series A). In addition, the General Partner expects, based on current margin requirements, that approximately 4% to 6% of the Fund’s assets will be committed as margin at any one time to support the Fund’s gold position. This amount may change if the current margin requirements for gold are modified.
     On an ongoing basis, the General Partner expects that each Series will be able to earn interest on approximately 95% of its daily net assets. All interest earned on Fund assets will accrue to the benefit of the Series, and the General Partner will not receive any benefit from the approximately 5% of the Series’ assets which do not earn interest.
     The General Partner does not expect to make any distributions of profits earned by the Series, if any.
     Neither the Fund nor either Series will lend any assets to any person or entity other than through permitted securities investments. The General Partner will not commingle the property of either Series with the property of any other person, provided, however, that deposits with banks, futures or securities brokers or foreign exchange and derivative dealers shall not be considered a prohibited commingling.
THE CLEARING BROKERS; ADMINISTRATION
ADM Investor Services, Inc.
     ADM Investor Services, Inc. (“ADMIS”) is a registered futures commission merchant and is a member of the NFA. Its main office is located at 141 W. Jackson Blvd., Suite 1600A, Chicago, IL 60604. In the normal course of its business, ADMIS is involved in various legal actions incidental to its commodities business. None of these actions are expected either individually or in aggregate to have a material adverse impact on ADMIS.
     Neither ADMIS nor any of its principals have been the subject of any material administrative, civil or criminal actions within the past five years, except the CFTC Order entered on March 26, 2009. In this order, the CFTC finds that during 2002 to 2004, ADMIS lacked adequate procedures concerning post execution allocation of bunched orders and that it allowed an account manager to carry out post-execution allocations from one or more days after the day the trades were executed and that it failed to maintain certain records to identify orders subject to post execution allocation. The order imposes a remedial sanction of $200,000 and requires ADMIS to implement enhanced procedures for post execution allocation of trades.
Barclays Capital Inc.
     Barclays Capital Inc. (“BCI”) is a registered securities broker-dealer and FCM. Its business address is 200 Park Avenue, New York, NY 10166. BCI is involved in a number of judicial and arbitration matters arising in connection with the conduct of its business, including some proceedings relating to the collapse of Enron. BCI’s management believes, based on currently available information, that the results of such proceedings will not have a significant adverse effect on BCI’s financial condition. There have been no other administrative civil or criminal actions, whether pending or concluded, against BCI within the last five years that would be considered to be material as defined in regulations under the Commodity Exchange Act.
Rosenthal Collins Group, L.L.C.
     Rosenthal Collins Group, L.L.C. (“RCG”), a successor entity to firms dating back to 1923, is an Illinois limited liability company with its principal offices at 216 West Jackson Boulevard, Chicago, Illinois 60606. It is a registered futures commission merchant and a member of the NFA. As is the case with similar securities and futures and derivatives organizations, RCG, a futures brokerage firm having a number of branch offices, introducing brokers and customers, and its principals, are from time to time engaged in various lawsuits and administrative proceedings with customers and regulatory authorities incidental to conducting business as a futures and derivatives broker. Some matters are settled, a material number are resolved in favor of RCG and some customer complaints are resolved in favor of customers and regulatory authorities. In the opinion of management of RCG, the amounts in controversy relative to the capital of RCG have not been material. Moreover, as a matter of policy, RCG vigorously defends all proceedings against it and its principals and in proceedings currently pending, RCG believes it has meritorious defenses.

     In August 2005, RCG, without admitting or denying any of the allegations or findings, settled a matter with the Chicago Mercantile Exchange (the “Exchange”) in which the Exchange found that RCG violated Exchange Rule 958 (a major offense) by not adequately supervising a branch manager, which allowed the branch manager to accumulate positions in excess of speculative position limits. The Exchange also found that RCG violated Exchange Rule 536 (a minor offense) when RCG’s employees at the branch office under the same branch manager entered orders without readily identifying the specific accounts, that RCG’s floor personnel accepted such orders, and RCG’s office personnel accepted account information after the order was placed. RCG settled the matter by paying the Exchange a penalty of $175,000, terminating the specific branch manager in question (RCG also closed the branch office), and engaging an independent auditor to review RCG’s order handling procedures (the results of which were provided to the Exchange).
     On August 26, 2008 without admitting or denying the findings, RCG settled a CFTC administrative action alleging that it failed to diligently supervise certain of its New York City branch office employees in the handling of certain payments to third parties from a customer’s account, made or delivered at the customer’s direction but against company policy. In connection with the settlement, RCG paid a civil monetary penalty of $310,000 and agreed to augment its supervision of its own policy and procedures for reviewing and approving disbursements to third parties from customer accounts.
     RCG, its principals and its predecessor companies have not been parties to any criminal action during the past ten years or at any other time. Moreover, there have been no administrative or civil actions, which management of RCG considers material, taken or concluded against any principal of RCG or RCG or its predecessors within the ten years preceding the date of this disclosure document, and there are none pending or on appeal.

     The General Partner is not obligated to continue to use the clearing brokers identified above and may select others or additional dealers and counterparties in the future, provided the General Partner believes that their service and pricing are competitive.
     No broker may pay, directly or indirectly, rebates or give-ups to any trading advisor or manager or to the General Partner or any of their respective affiliates in respect of sales of Units; and such prohibitions may not be circumvented by any reciprocal business arrangements.
The Administrator
     PNC Global Investment Servicing (U.S.), Inc., a Massachusetts corporation serves as the Fund’s administrator. Pursuant to an Administration, Accounting, and Investor Services Agreement between the Fund and PNC (the “Accounting Agreement”), PNC is responsible for, among other things: (i) journalizing investment, capital and income and expense activities; (ii) recording futures trading activity by receiving a data file from each of the Series’ clearing brokers; (iii) calculating the monthly fees and performance fees, as applicable, payable to the General Partner with respect to each Series; (iv) computing the net asset value and net asset value per Unit of each Series; and (v) performing all other accounting, administration, and investor services necessary in connection with each Series.
     The Accounting Agreement provides that PNC shall not be liable to a Series for any acts or omissions in connection with the services rendered to such Series under such agreement in the absence of gross negligence, intentional acts or willful misconduct. In addition, the Fund has agreed to indemnify PNC from any and all expenses, costs, damages or causes of action, including but not limited to, reasonable attorney’s fees, incurred by PNC in connection with the Accounting Agreement and not resulting from the unauthorized acts of PNC, its employees or agents, the negligence or willful misconduct of PNC in the performance of such obligations and duties or by reason of its breach of the Accounting Agreement. The Accounting Agreement may be terminated by either of the parties upon not less than 60 days’ written notice.
     PNC is a member of The PNC Financial Services Group. Its main office address is 301 Bellevue Parkway, Wilmington, DE 19809.

DISTRIBUTIONS; REDEMPTIONS; EXCHANGES
Distributions
     The Series are not required to make any distributions to Limited Partners. While the General Partner has the authority to make such distributions, it does not intend to do so given that Limited Partners may redeem any or all of their Units, at the then current net value per Unit, as of the end of any month.
Redemptions
     A Limited Partner may request any or all of his Units, at the net asset value per Unit of the redemption of the relevant Series, as of the end of the month, subject to a minimum redemption of $1,000. A Limited Partner redeeming less than all of his investment in a Series, after giving effect to the requested redemption, must maintain an investment in such Series at least equal to the minimum initial investment amount of $5,000. A request for less than a full redemption that would reduce a Limited Partner’s remaining investment to less than $5,000 will be treated as a request for redemption in full. Limited Partners must transmit a written request for redemption to the General Partner not less than five (5) business days prior to the end of the month (or such shorter period as permitted by the General Partner) as of which redemption is to be effective. The request for redemption must specify the dollar amount for which redemption is sought or no dollar amount for full redemptions. Redemption proceeds will generally be paid within 20 days after the effective date of the redemption. However, in special circumstances, including, but not limited to, inability to liquidate dealers’ positions as of a redemption date or default or delay in payments due from clearing brokers, banks or other persons or entities, the Fund may in turn delay payment, to persons requesting redemption, of that part of the net assets of each Series represented by the sums that are the subject of such default or delay, and redeeming Limited Partners will be paid their pro rata portion of the redemption amount not subject to default or delay. No such delays have been imposed to date by any pool sponsored by the General Partner.
     In the event that the estimated net asset value per Unit of a Series, or sub-Series thereof, after adjustments for distributions, as of the close of business on any business day is less than 50% of the net asset value per Unit of such Series, or sub-Series thereof, as of the most recent month-end, a special redemption period shall be established. The details of the special redemption are set forth in Section 12 of the Partnership Agreement.
Exchanges
     A Limited Partner (or an assignee of Units) may redeem his Units in a Series effective as of the last business day of any month and authorize the General Partner to use the net proceeds of such redemption to purchase Units of the other Series (a “Series Exchange”), subject to any applicable sales commissions. The minimum amount of any Series Exchange is $5,000, unless a Limited Partner is redeeming his entire interest in a Series. A Limited Partner seeking to effect a Series Exchange by partial redemption from a Series must continue to hold Units of such Series with a net asset value of not less than $5,000 as of the effective date of the Series Exchange. A Series Exchange will be effective as of the last business day of the month ending after an exchange subscription agreement in proper form has been received by the General Partner.
     Series Exchanges are conditioned upon Units being registered and qualified for sale pursuant to a current prospectus immediately prior to each Exchange Date, and the General Partner may allocate available Units to new subscribers for Units prior to allocating any Units to Limited Partners seeking to make a Series Exchange. In the event that a request for exchange cannot be honored, the General Partner shall defer such exchange until it can be honored. The General Partner, through the selling agent, will make reasonable efforts to notify the Limited Partner once it is determined that an exchange request cannot be honored. Although generally irrevocable, an exchange request that cannot be honored due to the unavailability of registered units may be revoked by written notice to the General Partner.
SUPERFUND GOLD, L.P. LIMITED PARTNERSHIP AGREEMENT
     The following is a summary of the Partnership Agreement, a form of which is attached as Exhibit A and incorporated by reference.

Organization and Limited Liabilities
     Superfund Gold, L.P. is organized under the Delaware Revised Uniform Limited Partnership Act. The Partnership Agreement provides that the Fund may establish one or more designated Series of partnership interests. Under the Partnership Agreement, the General Partner has designated Series A and Series B. The General Partner may designate other Series under the Partnership Agreement as provided therein. In general, the liability of a Limited Partner within a Series under the Delaware Revised Uniform Limited Partnership Act is limited to the amount of his capital contribution to such Series and his share of any undistributed profits of such Series. However, Limited Partners could be required, as a matter of law, to return to a Series any distribution which they received at a time when such Series was insolvent or which was made in violation of the Partnership Agreement. Under Delaware law, the assets and liabilities of each Series are separate from those of the other Series.
Management of Fund Affairs
     The Partnership Agreement effectively gives the General Partner, as general partner, full control over the management and operations of each Series, and the Partnership Agreement gives no management role to the Limited Partners. The Limited Partners have no voice in the operations of the Fund or either Series, other than certain limited voting rights as set forth in the Partnership Agreement. In the course of its management, the General Partner may, in its sole and absolute discretion, appoint an affiliate or affiliates of the General Partner as additional general partners (except where the General Partner has been notified by the Limited Partners that it is to be replaced as the general partner) and retain such persons, including affiliates of the General Partner, as it deems necessary for the efficient operation of each Series.
     Registered Agents Legal Services, LLC will accept service of legal process on the Fund in the State of Delaware. The General Partner has been designated as the “tax matters partner” of the Fund for purposes of the Internal Revenue Code of 1986, as amended (the “Code”).
Sharing of Profits and Losses
     Each Limited Partner within a Series has a capital account. Initially, a Limited Partner’s capital account balance equals the amount paid for the Units in such Series. The Limited Partner’s capital account balance is then proportionally adjusted monthly to reflect any additions or withdrawals by each Limited Partner and his portion of such Series’ gains or losses for the month as reflected by changes in the net asset value for such Series.
Federal Tax Allocations
     At year-end, the General Partner will determine the total taxable income or loss for the year attributable to each Series. Subject to the special allocation of net capital gain or loss, the taxable gain or loss is allocated to each Partner within a Series in proportion to his holdings of Units therein and each Partner is responsible for his share of taxable income attributable to such Series. For net capital gain and loss, the gains and losses are first allocated to each Partner who redeemed Units during the year. Net capital gain and loss is then allocated to each Partner whose tax accounts are greater or less than their related capital accounts, so as to eliminate the disparity. Finally, the remaining net capital gain or loss is then allocated to each Partner in proportion to his holdings of Units. Each Partner’s tax basis in his Units is increased by the taxable income allocated to him and reduced by any distributions received and losses allocated to him. Upon liquidation of a Series, each Partner within such Series will receive his proportionate share of Fund assets attributable to such Series.
Dispositions
     A Limited Partner may transfer or assign his Units upon 30 days’ prior written notice to the General Partner. No such assignee may become a substituted Limited Partner except with the consent of the General Partner; provided, however, that the General Partner may withhold such consent only to prevent or minimize adverse legal or tax consequences to the Fund. An assignee not admitted to the Fund as a Limited Partner will have only rights to its share of the profits and capital of the applicable Series and redemption rights. Assignees receive “carry-over” tax accounts and capital accounts from their assignors, irrespective of the amount paid for the assigned Units.

Dissolution and Termination of the Fund
     The Fund will be terminated and dissolved upon the happening of the earlier of: 1) Limited Partners owning more than 50% of the outstanding Units of each Series vote to dissolve the Fund; 2) the General Partner withdraws as general partner and no new general partner is appointed; 3) a decline in the aggregate net assets of each Series to less than $500,000; 4) the continued existence of the Fund becomes unlawful; or 5) the Fund is dissolved by operation of law. The trading activities with respect to a Series will be terminated, and the assets attributable to the Series distributed to Limited Partners holding Units of such Series upon: 1) Limited Partners holding more than 50% of the outstanding Units of such Series vote to terminate the Series; 2) the General Partner withdraws as the general Partner associated with such Series and no new general partner associated with such Series is appointed; 3) the aggregate net assets attributable to the Series decline to less than $500,000; or 4) the continuation of the Series becomes unlawful.
Amendments and Meetings
     The Partnership Agreement may be amended with the approval of more than 50% of the Units then owned by Limited Partners of each Series. The General Partner may make minor changes to the Partnership Agreement without the approval of the Limited Partners. These minor changes can be for clarifications of inaccuracies or ambiguities, modifications in response to changes in the Code or Treasury regulations or for any other changes the General Partner deems advisable so long as they do not change the basic investment program of the Fund and are for the benefit of or not adverse to the Limited Partners. Limited Partners owning at least 10% of the outstanding Units of a Series can call a meeting of Unitholders of such Series. At that meeting, the Limited Partners, provided that Limited Partners owning a majority of the outstanding Units of such Series concur, can vote to: 1) amend the Partnership Agreement with respect to such Series without the consent of the General Partner; 2) terminate such Series; 3) terminate contracts with the General Partner; 4) approve the sale of the assets attributable to the Series; and 5) remove and replace the General Partner with respect to the Series.
Indemnification and Standard of Liability
     The General Partner and its controlling persons may not be liable to the Series or any Limited Partner for errors in judgment or other acts or omissions not amounting to misconduct or negligence, as a consequence of the indemnification and exculpatory provisions described in the following paragraph. Purchasers of Units may have more limited rights of action than they would absent such provisions.
     Each Series will indemnify the General Partner and its affiliates performing services for the Series for actions taken on behalf of such Series, provided that the General Partner’s or its affiliate’s conduct was determined, in good faith, by the General Partner to be in the best interests of such Series and the conduct was not the result of negligence or misconduct by the General Partner or its affiliates. Indemnification for alleged violation of securities laws is only available if the following conditions are satisfied: 1) a successful adjudication on the merits of each count alleged has been obtained; or 2) such claims have been dismissed with prejudice on the merits by a court of competent jurisdiction; or 3) a court of competent jurisdiction approves a settlement of the claims and finds indemnification of the settlement and related costs should be made; and 4) in the case of 3), the court has been advised of the position of the SEC and certain states in which the Units were offered and sold as to indemnification for the violations. See Section 17(b) of the Partnership Agreement for additional details.
Reports to Limited Partners
     The General Partner provides various reports and statements to the Limited Partners including: 1) a monthly unaudited income statement of the prior month’s Series’ activities; 2) annual audited financial statements; 3) tax information necessary for the preparation of the Limited Partners’ annual federal income tax returns; and 4) if the net asset value per Unit within a Sub-Series as of the end of any business day declines by 50% or more from the prior month-end Unit value of such Sub-Series, the General Partner will suspend trading activities with respect to such Series, notify all Limited Partners within such Series of the relevant facts within seven business days and declare a special redemption date for Unitholders of such Series.

FEDERAL INCOME TAX ASPECTS
     The following constitutes the opinion of Sidley Austin LLP and summarizes the material federal income tax consequences to individual investors in each Series. The following is based upon interpretations of existing laws in effect on the date of this Prospectus, and no assurance can be given that courts or fiscal authorities responsible for the administration of such laws will agree with the interpretations or that changes in such laws will not occur.
Each Series’ Partnership Tax Status
     Superfund Capital Management has not elected, and does not intend to elect, to classify the Fund or either Series as an association taxable as a corporation.  Based on the foregoing, in the opinion of Sidley Austin LLP, each Series will be classified as a partnership for federal income tax purposes.  The General Partner has provided to Sidley Austin LLP a list of contracts indicative of the type of contracts that it intends to trade on behalf of the Series. On the basis thereof, in the opinion of Sidley Austin LLP, neither Series will be treated as a publicly traded partnership taxable as a corporation.
Taxation of Limited Partners on Profits and Losses of Each Series
     Each Limited Partner must pay tax on his share of the annual income and gains of each Series in which such Limited Partner invests, if any, even if such Series does not make any cash distributions. Each Series generally allocates its gains and losses equally to each Unit in such Series. However, a Limited Partner who redeems any Units in a Series will be allocated his share of such Series’ capital gains and losses in order that the amount of cash the Limited Partner receives for a redeemed Unit equals the Limited Partner’s adjusted tax basis in the redeemed Unit less any offering or syndication expenses allocated to such Units. A Limited Partner’s adjusted tax basis in a redeemed Unit equals the amount originally paid for the Unit, increased by income or gains allocated to the Unit and decreased (but not below zero) by distributions, deductions or losses allocated to the Unit.
Deduction of Losses by Limited Partners
     A Limited Partner may deduct Series losses only to the extent of his tax basis in his Units in such Series. Generally, a Limited Partner’s tax basis in his Units of a Series is the amount paid for the Units reduced (but not below zero) by his share of any Series distributions, losses and expenses and increased by his share of Series income and gains. However, a Limited Partner subject to “at-risk” limitations (generally, non-corporate taxpayers and closely-held corporations) can only deduct losses to the extent he is “at-risk.” The “at-risk” amount is similar to tax basis, except that it does not include any amount borrowed on a non-recourse basis or from someone with an interest in a Series.
“Dollar for Dollar Activity Loss Rules” and Their Effect on the Treatment of Income and Loss
     The trading activities of each Series are not a “dollar for dollar activity.” Accordingly, a Limited Partner can deduct Series losses from taxable income. However, a Limited Partner cannot offset losses from “dollar for dollar activities” against Series gains.
Cash Distributions and Unit Redemptions
     Cash received from a Series by a Limited Partner as a distribution with respect to his Units in such Series or in redemption of less than all of his Units in such Series generally is not reportable as taxable income by a partner, except as described below. Rather, such distribution reduces (but not below zero) the total tax basis of the remaining Units in such Series held by the Limited Partner after the redemption. Any cash distribution by a Series in excess of a Limited Partner’s adjusted tax basis for his Units in such Series is taxable to him as gain from the sale or exchange of such Units. Because a Limited Partner’s tax basis in his Units in a Series is not increased on account of his distributive share of such Series’ income until the end of such Series’ taxable year, distributions during the taxable year could result in taxable gain to a Limited Partner even though no gain would result if the same distributions were made at the end of the taxable year. Furthermore, the share of a Series’ income allocable to a Limited Partner at the end of the Series’ taxable year would also be includable in the Limited Partner’s taxable income and would increase his tax basis in his remaining Units in such Series as of the end of such taxable year.

     Redemption for cash of all Units in a Series held by a Limited Partner will result in the recognition of gain or loss for federal income tax purposes. Such gain or loss will be equal to the difference, if any, between the amount of the cash distribution and the Limited Partner’s adjusted tax basis for such Units. A Limited Partner’s adjusted tax basis for his Units in a Series includes for this purpose his distributive share of such Series’ income or loss for the year of such redemption.
Potential Series-Level Consequences of Withdrawals and Transfers of Units
     If a Limited Partner receives a distribution of property in liquidation of his Units in a Series that would, if the Series had a Code Section 754 election in effect, require the Series to make a downward adjustment of more than $250,000 to the basis of its remaining assets, then even if the Series does not have a Code Section 754 election in effect, the Series will be required to make a downward adjustment to the basis of its remaining assets.
     In addition, if immediately after the transfer of a Unit in a Series, the Series’ adjusted basis in its property exceeds the fair market value by more than $250,000 of such property, the Series generally will be required to adjust the basis of its property with respect to the transferee Limited Partner.
Gain or Loss on Section 1256 Contracts and Non-Section 1256 Contracts
     Section 1256 Contracts are futures and most options traded on U.S. exchanges and certain foreign currency contracts. For tax purposes, Section 1256 Contracts that remain open at year-end are treated as if the position were closed at year-end. The gain or loss on Section 1256 Contracts is characterized as 60% long-term capital gain or loss and 40% short-term capital gain or loss regardless of how long the position was open. Non-Section 1256 Contracts include, among other things, certain foreign currency transactions such as transactions when the amount paid or received is in a foreign currency. Gain and loss from these non-Section 1256 Contracts is generally short-term capital gain or loss or ordinary income or loss.
Trading and Investing in Swaps
     The Series may invest in and trade swaps. The proper tax treatment of swaps may not be entirely free from doubt. Each Series will treat any gain or loss on such swap positions as ordinary income or loss. Limited Partners will be required to treat swaps for federal income tax purposes in the same manner as they are treated by the Series.
Tax on Capital Gains and Losses
     Long-term capital gains — net gain on capital assets held more than one year and 60% of the gain on Section 1256 Contracts — are taxed at a maximum rate of 15%. Short-term capital gains — net gain on capital assets held not more than one year and 40% of the gain on Section 1256 Contracts — are subject to tax at the same rates as ordinary income, with a maximum current tax rate of 35% for individuals. Non-corporate taxpayers can deduct capital losses only to the extent of their capital gains plus $3,000 per year. Accordingly, a Series could suffer significant losses and a Limited Partner could still be required to pay taxes on his share of such Series’ interest income. An individual taxpayer can carry back net capital losses on Section 1256 Contracts three years to offset earlier gains on Section 1256 Contracts. To the extent the taxpayer cannot offset past Section 1256 Contract gains, he can carry forward such losses indefinitely as losses on Section 1256 Contracts.
Interest Income
     Interest received by a Series is taxed as ordinary income. Net capital losses can offset ordinary income of non-corporate taxpayers only to the extent of $3,000 per year. See “— Tax on Capital Gains and Losses.”
Limited Deduction for Certain Expenses
     Superfund Capital Management does not consider the management fees and the performance fees, as well as other ordinary expenses of each Series, to be investment advisory expenses or other expenses of producing income. Accordingly, Superfund Capital Management intends to treat these expenses as ordinary business deductions not subject to the material deductibility limitations which apply to investment advisory expenses. The Internal Revenue Service (the “IRS”) could contend otherwise and to the extent the IRS recharacterizes these expenses, a Limited Partner would have the amount of the ordinary expenses allocated to him reduced accordingly.

Syndication Fees
     Neither Series nor any Limited Partner is entitled to any deduction for syndication expenses, if any, in the year they reduce net asset value, nor can these expenses be amortized by each Series or any Limited Partner even though the payment of such expenses reduces net asset value.
Investment Interest Deductibility Limitations
     Individual taxpayers can deduct “investment interest” — interest on indebtedness allocable to property held for investment — only to the extent that it does not exceed net investment income. Net investment income does not include adjusted net capital gain taxed at the lower rate.
Unrelated Business Taxable Income
     Tax-exempt Limited Partners will not be required to pay tax on their share of income or gains of a Series, provided that such Limited Partners do not purchase Units with borrowed funds and that the Series does not utilize leverage.
Taxation of Foreign Limited Partners
     A Limited Partner who is a non-resident alien individual, foreign corporation, foreign partnership, foreign trust or foreign estate (a “Foreign Limited Partner”) generally is not subject to taxation by the United States on capital gains from commodity or derivatives trading, provided that such Foreign Limited Partner (in the case of an individual) does not spend more than 182 days in the United States during his or her taxable year, and provided further, that such Foreign Limited Partner is not engaged in a trade or business within the United States during a taxable year to which income, gain, or loss is treated as “effectively connected.” An investment in a Series should not, by itself, cause a Foreign Limited Partner to be engaged in a trade or business within the United States for the foregoing purposes, assuming that the trading activities of each Series will be conducted as described in this Prospectus. Pursuant to a “safe harbor” in the Code and proposed Treasury regulations, an investment fund whose U.S. business activities consist solely of trading commodities and derivatives for its own account should not be treated as engaged in a trade or business within the United States provided that such investment fund is not a dealer in commodities or derivatives and that the commodities traded are of a kind customarily dealt in on an organized commodity exchange. Superfund Capital Management has advised Sidley Austin LLP of the contracts that each Series will trade. Based on a review of such contracts as of the date of this Prospectus, Superfund Capital Management has been advised by its counsel, Sidley Austin LLP, that such contracts should satisfy the safe harbor. If the contracts traded by a Series in the future were not covered by the safe harbor, there is a risk that such Series would be treated as engaged in a trade or business within the United States. In the event that a Series were found to be engaged in a United States trade or business, a Foreign Limited Partner would be required to file a United States federal income tax return for such year and pay tax at full United States rates. In the case of a Foreign Limited Partner which is a foreign corporation, an additional 30% “branch profits” tax might be imposed. Furthermore, in such event such Series would be required to withhold taxes from the income or gain allocable to such a Foreign Limited Partner under Section 1446 of the Code.
     A Foreign Limited Partner is not subject to United States tax on certain interest income, including income attributable to (i) original issue discount on Treasury bills having a maturity of 183 days or less or (ii) commercial bank deposits, provided, in either case, that such Foreign Limited Partner is not engaged in a trade or business within the United States during a taxable year. Additionally, a Foreign Limited Partner not engaged in a trade or business within the United States is not subject to United States tax on interest income (other than certain so-called “contingent interest”) attributable to obligations issued after July 18, 1984 that are in registered form if the Foreign Limited Partner provides the Series in which such Limited Partner invests with the appropriate Form W-8.
IRS Audits of the Fund and its Limited Partners
     The IRS audits partnership-related items at the entity level rather than at the partner level. Superfund Capital Management acts as “tax matters partner” for each Series, and has the authority to determine each Series’ responses to an audit. If an audit results in an adjustment, all Limited Partners may be required to pay additional taxes, interest and penalties.

State and Other Taxes
     In addition to the federal income tax consequences described above, each Series and the Limited Partners may be subject to various state and other taxes. PROSPECTIVE INVESTORS ARE URGED TO CONSULT THEIR TAX ADVISORS BEFORE DECIDING WHETHER TO INVEST.
INVESTMENT BY EMPLOYEE BENEFIT PLANS
General
     The following section sets forth certain consequences under the Employee Retirement Income Security Act of 1974, as amended (“ERISA”), and the Code, which a fiduciary of an “employee benefit plan” as defined in, and subject to the fiduciary responsibility provisions of, ERISA or of a “plan” as defined in and subject to Section 4975 of the Code who has investment discretion should consider before deciding to invest any of such plan’s assets in a Series (such “employee benefit plans” and “plans” being referred to herein as “Plans,” and such fiduciaries with investment discretion being referred to herein as “Plan Fiduciaries”). The following summary is not intended to be complete, but only to address certain questions under ERISA and the Code which are likely to be raised by the Plan Fiduciary’s own counsel.
     In general, the terms “employee benefit plan,” as defined in ERISA and “plan,” as defined in Section 4975 of the Code together refer to any plan or account of various types which provides retirement benefits or welfare benefits to an individual or to an employer’s employees and their beneficiaries. Such plans and accounts include, but are not limited to, corporate pension and profit sharing plans, “simplified employee pension plans,” Keogh plans for self-employed individuals (including partners), individual retirement accounts described in Section 408 of the Code and medical benefit plans.
     Each Plan Fiduciary must give appropriate consideration to the facts and circumstances that are relevant to an investment in a Series, including the role an investment in a Series plays in the Plan’s investment portfolio. Each Plan Fiduciary, before deciding to invest in a Series, must be satisfied that investment in such Series is a prudent investment for the Plan, that the investments of the Plan, including the investment in such Series, are diversified so as to minimize the risk of large losses and that an investment in such Series complies with the documents of the Plan and related trust.
     EACH PLAN FIDUCIARY CONSIDERING ACQUIRING UNITS OF A SERIES MUST CONSULT ITS OWN LEGAL AND TAX ADVISORS BEFORE DOING SO.
“Plan Assets”
     The purchase of Units of a Series by a Plan raises the issue of whether that purchase will cause, for purposes of Title I of ERISA and Section 4975 of the Code, the underlying assets of a Series to constitute assets of such Plan. A regulation issued under ERISA (the “ERISA Regulation”) contains rules for determining when an investment by a Plan in an entity will result in the underlying assets of such entity being considered assets of such Plan for purposes of ERISA and Section 4975 of the Code (i.e., “plan assets”). Those rules provide that assets of an entity will not be considered assets of a Plan which purchases an equity interest in the entity if certain exceptions apply, including an exception applicable if the equity interest purchased is a “publicly-offered security” (the “Publicly-Offered Security Exception”). Another exception that may apply is the exception set forth in Section 3(42) of ERISA (the “25% Exception”).
     The Publicly-Offered Security Exception applies if the equity interest is a security that is (1) “freely transferable,” (2) part of a class of securities that is “widely held” and (3) either (a) part of a class of securities registered under Section 12(b) or 12(g) of the Securities Exchange Act of 1934, or (b) sold to the Plan as part of a public offering pursuant to an effective registration statement under the Securities Act of 1933 and the class of which such security is a part is registered under the Securities Exchange Act of 1934 within 120 days (or such later time as may be allowed by the SEC) after the end of the fiscal year of the issuer in which the offering of such security occurred. The ERISA Regulation states that the determination of whether a security is “freely transferable” is to be made based on all relevant facts and circumstances. The ERISA Regulation specifies that, in the case of a security that is part of an offering in which the minimum investment is $10,000 or less, the following requirements, alone or in combination, ordinarily will not affect a finding that the security is freely transferable: (i) a requirement that no transfer or assignment of the security or rights in respect thereof be made that would violate any federal or state law; (ii) a requirement that no transfer or assignment be made without advance written notice given to the entity that issued the security; and (iii) any restriction on substitution of an assignee as “a limited partner of a partnership, including a general partner consent requirement, provided that the economic benefits of ownership of the assignor may be transferred or assigned without regard to such restriction or consent” (other than compliance with any of the foregoing restrictions). Under the ERISA Regulation, a class of securities is “widely held” only if it is of a class of securities owned by 100 or more investors independent of the issuer and of each other. A class of securities will not fail to be widely held solely because subsequent to the initial offering the number of independent investors falls below 100 as a result of events beyond the issuer’s control.
     The 25% Exception applies with respect to an entity if less than 25% of the total value of each class of equity interests of the entity are held by “benefit plan investors” (determined by not including the investments of persons with discretionary authority or control over the assets of such entity, of any person who provides investment advice for a fee (direct or indirect) with respect to such assets, and “affiliates” (as defined in the ERISA Regulation) of such persons; provided, however, that under no circumstances are investments by benefit plan investors excluded from such calculation). The term “benefit plan investors” includes all Plans (i.e., all “employee benefit plans” as defined in and subject to the fiduciary responsibility provisions of ERISA and all “plans” as defined in and subject to Section 4975 of the Code) and all entities that hold “plan assets” (each, a “Plan Assets Entity”) due to investments made in such entities by already described benefit plan investors. ERISA provides that a Plan Assets Entity is considered to hold plan assets only to the extent of the percentage of the Plan Assets Entity’s equity interests held by benefit plan investors. In addition, all or a portion of an investment made by an insurance company using assets from its general account may be treated as a benefit plan investor.
     During such time, if any, that Units of a Series are held by more than 100 independent investors, it is expected that the Publicly-Offered Security Exception should apply to such Units pursuant to the rules described above.
     First, the Units are part of a class of securities registered under Section 12(g) of the Securities Exchange Act of 1934. Second, the minimum investment amount for initial and any additional investments in the Fund is less than $10,000. Lastly, transfers may be made by any investor merely by providing written notice to the General Partner, provided that if the General Partner withholds consent, a transferee will not have any of the rights of an investor, except that the transferee will be entitled to receive that share of capital or profits and to have that right of redemption to which his transferor would have been entitled and will remain subject to the other terms of the Limited Partnership Agreement. Therefore, the General Partner believes that it is reasonable to take the position that the Units are freely transferable within the meaning of the ERISA Regulation. Accordingly, the General Partner believes that the underlying assets of the Fund should not be considered to constitute assets of any Plan which purchases Units. This position has not been confirmed by, and is not binding on, the Department of Labor, which issued the ERISA Regulation and which has authority to issue opinion and information letters thereunder. Therefore, the Plan Fiduciary and each other potential investor should consult with his or her attorney on this matter. During such time, as any, that the Publicly-Offered Security Exception does not apply to the Units of a Series, as determined by the General Partner, the Fund intends to comply with the 25% Exception with respect to such Series. This may require the Series to restrict investments by benefit plan investors and to force redemptions of existing benefit plan investors in the event that other investors redeem. Any such rejection of subscriptions or mandatory redemptions will be effected in such manner as the General Partner, in its sole discretion, determines. In order to enable the General Partner to monitor the level of investment by benefit plan investors for purposes of the 25% Exception, each investor will be required to provide representations regarding whether it is a benefit plan investor.
Ineligible Purchasers
     In general, Units of a Series may not be purchased with the assets of a Plan if the General Partner, HSBC Bank USA, ADMIS, BCI, RCG, PNC, any wholesaler, Superfund Asset Management, Inc., Superfund USA, Inc., any additional selling agent, or any of their respective affiliates or any of their respective agents or employees: (i) has investment discretion with respect to the investment of such plan assets; (ii) has authority or responsibility to give or regularly gives investment advice with respect to such plan assets, for a fee, and pursuant to an agreement or understanding that such advice will serve as a primary basis for investment decisions with respect to such plan assets and that such advice will be based on the particular investment needs of the Plan; or (iii) is an employer maintaining or contributing to such Plan, except as is otherwise permissible under ERISA and Section 4975 of the Code. A party that is described in clause (i) or (ii) of the preceding sentence is a fiduciary under ERISA and the Code with respect to the Plan, and any such purchase might result in a “prohibited transaction” under ERISA and the Code.

     Except as otherwise set forth, the foregoing statements regarding the consequences under ERISA and the Code of an investment in a Series are based on the provisions of the Code and ERISA as currently in effect, and the existing administrative and judicial interpretations thereunder. No assurance can be given that administrative, judicial or legislative changes will not occur that may make the foregoing statements incorrect or incomplete.
     Acceptance of subscriptions on behalf of Plans is in no respect a representation by the Fund, the General Partner, Superfund USA, Inc., any additional selling agent or any other party related to the Fund that this investment meets some or all of the relevant legal requirements with respect to investments by any particular Plan or that this investment is appropriate for any particular Plan. The person with investment discretion should consult with his or her financial and legal advisors as to the propriety of an investment in a Series in light of the circumstances of the particular Plan, ERISA and current tax law.
PLAN OF DISTRIBUTION
Subscription Procedure
     The Units are offered on a “best efforts” basis without any firm underwriting commitment through selling agents registered as broker-dealers and members of FINRA including, but not limited to, Superfund USA, Inc. Units are offered at their net asset value as of the last business day of each calendar month. The minimum initial investment in a Series is $5,000. Larger subscriptions are permitted in $100 increments. Additional subscriptions by existing investors in a Series will be permitted in $1,000 minimums with $100 increments. Units are sold in fractions calculated up to three decimal places.
     In order to purchase Units, an investor must complete, sign and deliver to his or her selling agent an original of the Subscription Agreement and Suitability Requirements Form which accompanies this Prospectus, together with a check in the amount of the subscription. Checks should be made payable to “Superfund Gold, L.P. — Series A Escrow Account” or “Superfund Gold, L.P. — Series B Escrow Account,” as applicable. Subscription proceeds are required to be promptly transmitted to the Fund’s escrow agent, HSBC Bank USA, New York, New York (the “Escrow Agent”), which maintains a non-interest bearing escrow account for each Series. Alternatively, subscriptions funds may be sent by wire transfer directly to the Escrow Agent pursuant to the instructions in the Subscription Agreement. There are no fees applicable to subscriptions held in escrow pending investment in the Series’ trading accounts.
     Clients of certain selling agents may make subscription payments by authorizing their selling agent to debit their customer securities account for the amount of the subscription. When a subscriber authorizes such a debit, the subscriber will be required to have the amount of his or her subscription payment on deposit in his or her account on a settlement date specified by such selling agent. The selling agent will debit the account and transmit the debited funds directly to the appropriate Series’ escrow account via check or wire transfer. The settlement date specified by such selling agents shall be no later than the applicable month-end closing date.
     Investors must submit subscriptions at least five (5) business days prior to the applicable month-end closing date and may be accepted once payments are received and cleared. Subscriptions are final and binding on a subscriber as of the close of business on the fifth business day following the submission of the subscriber’s Subscription Agreement to subscriber’s selling agent. Pursuant to an addendum to the Subscription Agreement, investors may subscribe for Units and receive them, and pay for them, in equal installments over a period of time to achieve an average price for the Units acquired; provided, however, that no Units will be issued until such Units have been fully paid for by the investor.
     The General Partner will determine, in its sole discretion, whether to accept or reject a subscription, in whole or in part. The General Partner will make its determination within five (5) business days of receipt of a subscription. The General Partner will notify investors of, and will return, rejected subscriptions within five (5) business days following the end of the month in which the subscription was rejected, or sooner if practicable. The selling agents will confirm sales to their customers generally within five (5) business days of the month-end closing date, and investors will thereafter receive monthly account statements from the Fund. The General Partner will make every reasonable effort to determine the suitability of prospective investors through information received on the Subscription Agreement.

     The General Partner and each person selling Units on behalf of the Partnership may not complete a sale of the Units to prospective investors until at least five (5) business days after the date the prospective investor receives a final prospectus. This Prospectus is a final prospectus.
The Selling Agents
     Within each Series, Units are issued in two Sub-Series. Series A-1 Units and Series B-1 Units are subject to the selling commissions described below.
     Series A and Series B will pay Superfund USA, Inc. a selling commission of up to 10% of the gross offering proceeds of the Units by paying 2% of the average month-end net asset value of each outstanding Series A-1 Unit and Series B-1 Unit, respectively, in monthly installments of 1/12 of 2% of the month-end net asset value of such Units (the liability for which will be allocated to the Series A-1 Units and Series B-1 Units, not the Series A-2 and Series B-2 Units). However, pursuant to FINRA Rule 2310 pertaining to maximum allowable selling commissions, the maximum cumulative selling commission per Unit is 10% of the gross offering proceeds for such Unit. See “Charges — Sales Compensation.”
     Series A-2 Units and Series B-2 Units are not subject to selling commissions but are available only to: (i) investors participating in selling agent asset-based or fixed-fee investment programs or a registered investment adviser’s asset-based fee or fixed fee advisory program through which an investment adviser recommends a portfolio allocation to the Fund and for which Superfund USA, Inc. serves as selling agent, (ii) investors who purchased the Units through Superfund USA, Inc. or an affiliated broker and who are commodity pools operated by commodity pool operators registered as such with the NFA, and (iii) investors who have paid the maximum selling commission on their Series A-1 or Series B-1 Units (by redesignation of such Units as Series A-2 Units or Series B-2 Units as described herein). The General Partner, not the Series or any Limited Partner, may pay certain broker-dealers a custodial fee of up to 0.50% of the average annual net asset value of the outstanding Series A-2 Units and Series B-2 Units sold by such broker-dealers or through such broker-dealers’ investment fund platforms. No custodial fees are paid in connection with Units redesignated as Series A-2 or Series B-2 as described below.
     Once a Series A-1 Unit or Series B-1 Unit has been charged selling commissions totaling 10% of the gross offering proceeds of such Unit, the Unit will not be charged any further selling commissions and the net asset value of such Unit will be recalculated, and the Unit will be redesignated, in terms of Series A-2 Units or Series B-2 Units, as applicable, against which selling commissions are not charged. The redesignation of Series A-1 Units to Series A-2 or Series B-1 Units to Series B-2 Units will have no impact on the net asset value of an investor’s investment in the Fund at the time of such redesignation. Series A-1 Units and Series B-1 Units that are redeemed prior to such redesignation will have paid a selling commission of less than 10% of the gross offering proceeds of the Units while such Units were held.
     The General Partner and Superfund USA, Inc. may retain additional selling agents to assist with the placement of the Units. Superfund USA, Inc. will pay all or a portion of the annual selling commission it receives in respect of the Units sold by the additional selling agents to the additional selling agents effecting the sales.
     Aggregate selling commissions paid to Superfund USA, Inc. and additional selling agents shall not exceed 10% of the gross offering proceeds of the Units sold (maximum of $19,103,072.50 in respect of the $191,030,725 in Units offered pursuant to this Prospectus).
     The selling agents will determine the suitability of prospective investors in the Fund, pursuant to FINRA Rule 2310, based upon information contained in the Subscription Agreement and Suitability Requirements Form as well as documents furnished to the selling agents by their customers in opening accounts.
     No selling agent shall make an investment in the Fund on behalf of a client for which it has discretionary trading authority without prior written approval of the investment by the client.
     The selling agents will use their best efforts to sell the Units offered but are not required to sell any particular number of Units. The Units are also offered through Superfund USA, Inc., to potential investors on a special internet website, (http://www.superfund.net), maintained by Superfund USA, Inc.

     Other than as described above, no person will pay any commissions or other compensation in connection with the solicitation of purchases of Units.
Selling Agent Compensation Table

Nature of Payment	Recipient	Amount of Payment
Selling Commissions	Superfund USA, Inc. and additional selling agents	Superfund USA, Inc. shall receive from the Fund a selling commission of up to 10% of the gross offering proceeds by receiving annual selling commissions of 2% of the average month-end net asset value of all Series A-1 and Series B-1 Units sold by the selling agents, including Superfund USA, Inc., subject to the limitations of FINRA Rule 2310 pertaining to maximum allowable selling commissions. Superfund USA, Inc. will pay all or a portion of such commissions to the additional selling agents with respect to the Units they sell.

     Under no circumstances will the maximum aggregate compensation paid to the selling agents, including Superfund USA, Inc., exceed 10% of the proceeds of the sale of the Units.
Reimbursement of Bona Fide Due Diligence Expenses
     Bona fide due diligence expenses that are presented in a detailed and itemized invoice to the General Partner by broker-dealers will be paid by the General Partner without reimbursement by the Fund.
CERTAIN LEGAL MATTERS
     Sidley Austin llp, Chicago, IL served as legal counsel to the General Partner in connection with the preparation of this Prospectus. Sidley Austin llp may continue to serve in such capacity in the future, but has not assumed any obligation to update this Prospectus. Sidley Austin llp may advise the General Partner in matters relating to the operation of the Fund on an ongoing basis. Sidley Austin llp does not represent and has not represented the prospective investors, the Fund or either Series in the course of the organization of the Fund, the negotiation of its business terms, the offering of the Units or in respect of its ongoing operations. Prospective investors must recognize that, as they have had no representation in the organization process, the terms of the Fund relating to themselves and the Units have not been negotiated at arm’s length.
     Sidley Austin llp’s engagement by the General Partner in respect of the Fund is limited to the specific matters as to which it is consulted by the General Partner and, therefore, there may exist facts or circumstances which could have a bearing on the Fund’s or a Series’ (or the General Partner’s) financial condition or operations with respect to which Sidley Austin llp has not been consulted and for which Sidley Austin llp expressly disclaims any responsibility. More specifically, Sidley Austin llp does not undertake to monitor the compliance of the General Partner and its affiliates with the investment program, valuation procedures and other guidelines set forth herein, nor does it monitor compliance with applicable laws. In preparing this Prospectus, Sidley Austin llp relied upon information furnished to it by the Fund and/or the General Partner, and did not investigate or verify the accuracy and completeness of information set forth herein concerning the General Partner, the Fund’s service providers and their respective affiliates and personnel.
EXPERTS
     The statements of financial condition of Superfund Gold, L.P., Series A and Series B, as of December 31, 2008, and the Statement of Financial Condition of Superfund Capital Management, Inc. as of December 31, 2008 have been included herein in reliance upon reports of Deloitte & Touche LLP, independent registered public accounting firm, appearing elsewhere herein, and upon the authority of said firm as experts in accounting and auditing.

SUPERFUND GOLD, L.P. — SERIES A
STATEMENT OF ASSETS AND LIABILITIES
June 30, 2009 (Unaudited) and December 31, 2008

	June 30, 2009	December 31, 2008
ASSETS

US Government securities, at fair value
(amortized costs of $499,877 as of June 30, 2009)	$499,877	$—

Due from brokers	805,659	—

Cash	224,079	2,000

Total assets	1,529,615	2,000

LIABILITIES

Futures contracts purchased	34,036	—

Futures contracts sold	4,147	—

Subscriptions received in advance	207,000	—

Due to affiliate	2,000	—

Fees payable	5,253	—

Total liabilities	252,436	—

NET ASSETS	$1,277,179	$2,000

Superfund Gold, L.P. Series A-1 Net Assets	$1,222,828	—

Number of units outstanding	1,351.985	—

Superfund Gold, L.P. Series A-1 Net Asset value per unit	$904.47	$—

Superfund Gold, L.P. Series A-2 Net Assets	$54,351	$—

Number of units outstanding	57.481	—

Superfund Gold, L.P. Series A-2 Net Asset value per unit	$945.55	$—

See accompanying notes to financial statements

SUPERFUND GOLD, L.P. — SERIES A
CONDENSED SCHEDULE OF INVESTMENTS
June 30, 2009 (Unaudited)

		Percentage
		of
	Face Value	Net Assets		Fair Value
Debt Securities United States, at fair value
United States Treasury Bills due August 27, 2009
(amortized cost of $499,877), securities are held in margin accounts as collateral for open futures contracts	$500,000	39.1%		$499,877

Futures contracts, at fair value
Futures Contracts Purchased
Currency		0.0	*	450
Financial		0.2		2,624
Metals		(2.9)		(37,110)

Total futures contracts purchased		(2.7)		(34,036)

Futures Contracts Sold
Currency		(0.2)		(2,050)
Food & Fiber		0.5		6,263
Indices		(0.0	) *	(610)
Metals		(0.6)		(7,750)

Total futures contracts sold		(0.3)		(4,147)

Total futures contracts, at fair value		(3.0)%		$(38,183)

Futures contracts by country composition
European Monetary Union		0.2%		$2,083
Great Britain		0.1		1,336
United States		(3.0)		(38,598)
Other		(0.3)		(3,004)

Total futures contracts by country		(3.0)%		$(38,183)

*	Due to Rounding

See accompanying notes to financial statements

SUPERFUND GOLD, L.P. — SERIES A
STATEMENT OF OPERATIONS
For the period from April 1, 2009
(commencement of operations), through June
30, 2009 (Unaudited)

Investment income
Interest income	$278

Total income	278

Expenses
Management fee	6,574
Selling commission (Series B-1)	5,669
Operating expenses	2,191
Brokerage commissions	2,146
Other	87

Total expenses	16,667

Net investment loss	(16,389)

Realized and unrealized gain (loss) on investments
Net realized gain on futures contracts	30,456
Net change in unrealized depreciation on futures contracts	(38,183)

Net loss on investments	(7,727)

Net decrease in net assets from operations	$(24,116)

Net decrease in net assets from operations per Unit (based upon weighted average number of Units outstanding during period) for Series A-1	$(20.29)

Net decrease in net assets from operations per Unit (based upon change in net asset value per Unit during period) for Series A-1	$(15.03)

Net increase in net assets from operations per unit (based upon weighted average number of Units outstanding during period) for Series A-2	$15.86

Net increase in net assets from operations per Unit (based upon change in net asset value per Unit during period) for Series A-2	$26.05

See accompanying notes to financial statements

SUPERFUND GOLD, L.P. — SERIES A

STATEMENT OF CHANGES IN NET ASSETS
For the period from April 1, 2009 (commencement of operations), through June 30, 2009 (Unaudited)

Increase (decrease) in net assets from operations
Net investment loss	$(16,390)
Net realized gain on futures contracts	30,456
Net change in unrealized depreciation on futures contracts	(38,183)

Net decrease in net assets from operations	(24,117)

Capital share transactions
Issuance of Units	1,301,296
Redemption of non-unitized initial capital balance	(2,000)

Net increase in net assets from capital share transactions	1,299,296

Net increase in net assets	1,275,179

Net assets, beginning of period	2,000

Net assets, end of period	$1,277,179

Series A-1 Units, beginning of period	—
Issuance of Series A-1 Units	1,351.985
Redemption of Units	—

Series A-1 Units, end of period	1,351.985

Series A-2 Units, beginning of period	—
Issuance of Series A-2 Units	57.481
Redemption of Units	—

Series A-2 Units, end of period	57.481

See accompanying notes to financial statements

SUPERFUND GOLD, L.P. — SERIES A
STATEMENT OF CASH FLOWS
For the Three Months from April 1, 2009 (commencement of
operations), through June 30, 2009 (Unaudited)

Cash flows from operating activities
Net decrease in net assets from operations	$(24,116)
Adjustments to reconcile net decrease in net assets from operations to net cash used in operating activities:
Changes in operating assets and liabilities:
Gross purchases of U.S. government securities	(499,950)
Amortization of discounts and premiums	73
Due from brokers	(805,659)
Due to affiliate	2,000
Futures contracts purchased	34,036
Futures contracts sold	4,147
Fees payable	5,253

Net cash used in operating activities	(1,284,217)

Cash flows from financing activities
Subscriptions, net of change in advance subscriptions	1,508,296
Redemption of non-unitized initial capital balance	(2,000)

Net cash provided by financing activities	1,506,296

Net increase in cash	222,079

Cash, beginning of period	2,000

Cash, end of period	$224,079

See accompanying notes to financial statements

SUPERFUND GOLD, L.P. — SERIES B
STATEMENT OF ASSETS AND LIABILITIES
June 30, 2009 (Unaudited) and December 31, 2008

	June 30, 2009	December 31, 2008
ASSETS

US Government securities, at fair value
(amortized costs of $1,149,722 as of June 30, 2009)	$1,149,722	$—

Due from brokers	4,166,285	—

Unrealized appreciation on open forward contracts	1,203	—

Futures contracts sold	4,144	—

Cash	727,693	2,000

Total assets	6,049,047	2,000

LIABILITIES

Unrealized depreciation on open forward contracts	10,630	—

Futures contracts purchased	65,164	—

Subscriptions received in advance	703,978	—

Due to affiliate	2,000	—

Fees payable	17,457	—

Total liabilities	799,229	—

NET ASSETS	$5,249,818	$2,000

Superfund Gold, L.P. Series B-1 Net Assets	$3,754,694	—

Series B-1 Units outstanding	4,485.845	—

Superfund Gold, L.P. Series B-1 Net Asset value per Unit	$837.01	$—

Superfund Gold, L.P. Series B-2 Net Assets	$1,495,124	$—

Series B-2 Units outstanding	1,777.326	—

Superfund Gold Series, L.P. B-2 Net Asset value per Unit	$841.22	$—

See accompanying notes to financial statements

SUPERFUND GOLD, L.P. — SERIES B
CONDENSED SCHEDULE OF INVESTMENTS
June 30, 2009 (Unaudited)

		Percentage
		of
	Face Value	Net Assets	Fair Value
Debt Securities United States, at fair value
United States Treasury Bills due August 27, 2009
(amortized cost of $1,149,722), securities are held in margin accounts as collateral for open futures and forwards	$1,150,000	21.9%	$1,149,722

Forward contracts, at fair value
Unrealized appreciation on forward contracts
Currency		0.0 *	1,203

Total unrealized appreciation on forward contracts		0.0 *	1,203

Unrealized depreciation on forward contracts
Currency		(0.2)	(10,630)

Total unrealized depreciation on forward contracts		(0.2)	(10,630)

Total forward contracts, at fair value		(0.2)	(9,427)

Futures contracts, at fair value
Futures Contracts Purchased
Currency		0.2	11,094
Financial		3.0	158,602
Food & Fiber		0.0 *	650
Metals		(4.4)	(235,510)

Total futures contracts purchased		(1.2)	(65,164)

Futures Contracts Sold
Currency		(0.3)	(16,331)
Energy		1.1	56,777
Financial		(0.1)	(4,418)
Food & Fiber		1.3	67,745
Indices		(0.6)	(32,548)
Livestock		0.2	11,040
Metals		(1.5)	(78,121)

Total futures contracts sold		0.1	4,144

Total futures contracts, at fair value		(1.1)%	$(61,020)

		Percentage
		of
	Face Value	Net Assets	Fair Value
Futures and forward contracts by country composition
Australia		(0.2)%	$(8,353)
European Monetary Union		0.9	45,603
Great Britain		0.3	14,900
Japan		0.2	7,969
United States		(3.7)	(191,074)
Other		1.2	60,508

Total futures and forward contracts by country		(1.3)%	$(70,447)

*	Due to Rounding

See accompanying notes to financial statements

SUPERFUND GOLD, L.P. — SERIES B
STATEMENTS OF OPERATIONS
For the period from April 1, 2009 (commencement
of operations), through June 30, 2009 (Unaudited)

Investment income
Interest income	$575

Total income	575

Expenses
Brokerage commissions	25,570
Management fee	18,520
Selling commission (Series B-1)	10,390
Operating expenses	6,173
Other	1,015

Total expenses	61,668

Net investment loss	(61,093)

Realized and unrealized loss on investments
Net realized loss on futures and forward contracts	(254,142)
Net change in unrealized depreciation on futures and forward contracts	(70,447)

Net loss on investments	(324,589)

Net decrease in net assets from operations	$(385,682)

Net decrease in net assets from operations per Unit (based upon weighted average number of Units outstanding during period) for Series B-1	$(112.27)

Net decrease in net assets from operations per Unit (based upon change in net asset value per Unit during period) for Series B- 1	$(82.49)

Net decrease in net assets from operations per Unit (based upon weighted average number of Units outstanding during period) for Series B-2	$(81.03)

Net decrease in net assets from operations per Unit (based upon change in net asset value per Unit during period) for Series B-2	$(78.28)

See accompanying notes to financial statements

SUPERFUND GOLD, L.P. — SERIES B
STATEMENT OF CHANGES IN NET ASSETS
For the period from April 1, 2009 (commencement of operations), through June 30, 2009 (Unaudited)

Decrease in net assets from operations
Net investment loss	$(61,093)
Net realized loss on futures and forward contracts	(254,142)
Net change in unrealized depreciation on futures and forward contracts	(70,447)

Net decrease in net assets from operations	(385,682)

Capital share transactions
Issuance of Units	5,635,500
Redemption of non-unitized initial capital balance	(2,000)

Net increase in net assets from capital share transactions	5,633,500

Net increase in net assets	5,247,818

Net assets, beginning of period	2,000

Net assets, end of period	$5,249,818

Series B-1 Units, beginning of period	—
Issuance of Series B-1 Units	4,485.845
Redemption of Series B-1 Units	—

Series B-1 Units, end of period	4,485.845

Series B-2 Units, beginning of period	—
Issuance of Series B-2 Units	1,777.326

Redemption of Series B-2 Units	—
Series B-2 Units, end of period	1,777.326

See accompanying notes to financial statements

SUPERFUND GOLD, L.P. — SERIES B
STATEMENT OF CASH FLOWS
For the period from April 1, 2009 (commencement of operations), through June 30, 2009 (Unaudited)

Cash flows from operating activities
Net decrease in net assets from operations	$(385,682)
Adjustments to reconcile net decrease in net assets from operations to net cash used in operating activities:
Changes in operating assets and liabilities:
Gross purchases of U.S. government securities	(1,149,886)
Amortization of discounts and premiums	164
Due from brokers	(4,166,285)
Due to affiliates	2,000
Unrealized appreciation on open forward contracts	9,427
Futures contracts purchased	65,164
Futures contracts sold	(4,144)
Fees payable	17,457

Net cash used in operating activities	(5,611,785)

Cash flows from financing activities
Subscriptions, net of change in advance subscriptions	6,339,478
Redemptions of initial non-unitized capital balance	(2,000)

Net cash provided by financing activities	6,337,478

Net increase in cash	725,693

Cash, beginning of period	2,000

Cash, end of period	$727,693

See accompanying notes to financial statements

SUPERFUND GOLD, L.P. — SERIES A AND B
NOTES TO FINANCIAL STATEMENTS
June 30, 2009
(Unaudited)
SUPERFUND GOLD, L.P. — SERIES A AND B
1. Nature of operations
Organization and Business
Superfund Gold, L.P., a Delaware Limited Partnership (the “Fund”), commenced operations on April 1, 2009. The Fund was organized to trade speculatively in the United States and international commodity futures and forwards markets using a strategy developed by Superfund Capital Management, Inc., the general partner and trading advisor of the Fund (“Superfund Capital Management”). The Fund has issued two series of units of Limited Partnership Interest (“Units”), each with a subseries, Series A-1/A-2 and Series B-1/B-2 (each a “Series”). Series A-1/A-2 and Series B-1/B-2 are traded and managed the same way, with the exception of the degree of leverage.
The term of the Partnership commenced on the day on which the Certificate of Limited Partnership was filed with the Secretary of State of the State of Delaware pursuant to the provisions of the Delaware Revised Uniform Limited Partnership Act and shall end upon the first to occur of the following: (i) receipt by Superfund Capital Management of an approval to dissolve the Fund at a specified time by Limited Partners owning Units representing more than fifty percent (50%) of the outstanding Units of each Series then owned by Limited Partners of each Series, notice of which is sent by certified mail return receipt requested to Superfund Capital Management not less than 90 days prior to the effective date of such dissolution; (ii) withdrawal, insolvency or dissolution of Superfund Capital Management or any other event that causes Superfund Capital Management to cease to be the general partner of the Fund, unless (a) at the time of each event there is at least one remaining general partner of the Fund who carries on the business of the Fund (and each remaining general partner of the Fund is hereby authorized to carry on the business of general partner of the Fund in such an event), or (b) within 120 days after such event Limited Partners of a Series holding a majority of Units of such Series agree in writing to continue the business of the Fund and such Series and to the appointment, effective as of the date of such event, of one or more general partners of the Fund and such Series; (iii) a decline in the aggregate net assets of each Series to less than $500,000 at any time following commencement of trading in the Series; or (iv) any other event which shall make it unlawful for the existence of the Fund to be continued or which requires termination of the Fund.
2. Basis of presentation and significant accounting policies
Basis of Presentation
The unaudited financial statements have been prepared in accordance with the rules and regulations of the Securities Exchange Commission (“SEC”) and accounting principles generally accepted in the United States of America with respect to the Form 10-Q and reflect all adjustments which in the opinion of management are normal and recurring, and which are necessary for a fair statement of the results of interim periods presented.
Valuation of Investments in Futures Contracts, Forward Contracts, and U.S. Treasury Bills
All commodity interests (including derivative financial instruments and derivative commodity instruments) are used for trading purposes. The commodity interests are recorded on a trade date basis and open contracts are recorded in the statements of assets and liabilities at fair value based upon market quotes on the last business day of the period. Exchange-traded futures contracts are valued at settlement prices published by the recognized exchange. Any spot and forward foreign currency contracts held by the

Fund will be valued at published settlement prices or at dealers’ quotes. The Fund uses the amortized cost method for valuing the U.S. Treasury Bills due to the short term nature of such investments; accordingly, the cost of securities plus accreted discount, or minus amortized premium, approximates fair value.
Translation of Foreign Currency
Assets and liabilities denominated in foreign currencies are translated into U.S. dollar amounts at the period end exchange rates. Purchases and sales of investments and income and expenses that are denominated in foreign currencies are translated into U.S. dollar amounts on the transaction date. Adjustments arising from foreign currency transactions are reflected in the statements of operations.
The Fund does not isolate that portion of the results of operations arising from the effect of changes in foreign exchange rates on investments from fluctuations from changes in market prices of investments held. Such fluctuations are included in net gain (loss) on investments in the statements of operations.
Investment Transactions, Related Investment Income, and Expenses
Investment transactions are accounted for on a trade-date basis. Interest income and expenses are recognized on the accrual basis.
Income Taxes
The Fund does not record a provision for U.S. income taxes because the partners report their share of the Fund’s income or loss on their returns. The financial statements reflect the Fund’s transactions without adjustment, if any, required for income tax purposes.
Superfund Capital Management has evaluated the application of Financial Accounting Standards Board (“FASB”) Interpretation No. 48, “Accounting for Uncertainty in Income Taxes — an interpretation of FASB Statement No. 109” (“FIN 48”), to the Fund, and has determined whether or not there are uncertain tax positions that require financial statement recognition. Based on this evaluation, the Fund has determined no reserves for uncertain tax position are required to be recorded as a result of the application of FIN 48. The Fund is not aware of any tax positions for which it is reasonably possible that the total amounts of unrecognized tax benefits will change materially in the next twelve months. As a result, no income tax liability or expense has been recorded in the accompanying financial statements. The 2008 through 2009 tax years generally remain subject to examination by the U.S. federal and most state tax authorities.
Use of Estimates
The preparation of financial statements in conformity with accounting principles generally accepted in the United States of America requires Superfund Capital Management to make estimates and assumptions that affect the assets, liabilities, income and expenses, as well as the other disclosures in the financial statements. Actual results could differ from those estimates.
Recently Issued Accounting Standards
In April 2009, FASB issued FASB Staff Position (“FSP”) FAS 157-4, “Determining Fair Value When the Volume and Level of Activity for the Asset or Liability Have Significantly Decreased and Identifying Transactions That are Not Orderly” (“FSP FAS 157-4”). FSP FAS 157-4 provides additional guidance for determining the fair value of assets and liabilities when the volume and level of activity for the asset or liability have significantly decreased. FSP FAS 157-4 also provides guidance on identifying circumstances that indicate an observed transaction used to determine fair value is not orderly and, therefore, is not indicative of fair value. FSP FAS 157-4 is effective for interim and annual periods ending after June 15, 2009. On April 1, 2009, the Fund adopted FSP FAS 157-4 and the adoption did not have a material impact on the Fund.

In April 2009, FASB issued FSP FAS 107-1 and APB 28-1, “Interim Disclosures about Fair Value of Financial Instruments” (“FSP FAS 107-1 and APB 28-1”). FSP FAS 107-1 and APB 28-1 increases the frequency of certain fair value disclosures from annual to quarterly. Such disclosures include the fair value of all financial instruments within the scope of Statement of Financial Accounting Standards (“SFAS”) No. 107, “Disclosures about Fair Value of Financial Instruments,” as well as the methods and significant assumptions used to estimate fair value. FSP FAS 107-1 and APB 28-1 is effective for interim periods ending after June 15, 2009. On April 1, 2009, the Fund adopted FSP FAS 107-1 and APB 28-1 and the adoption did not have a material impact on the Fund.
3. Fair Value Measurements
The Fund follows SFAS No. 157, Fair Value Measurements. SFAS No. 157 establishes a fair value hierarchy that prioritizes the inputs to valuation techniques used to measure fair value. The hierarchy gives the highest priority to unadjusted quoted prices in active markets for identical assets or liabilities (level 1 measurements) and the lowest priority to unobservable inputs (level 3 measurements). The three levels of the fair value hierarchy under SFAS No. 157 are described below:

Level 1	Unadjusted quoted prices in active markets that are accessible at the measurement date for identical, unrestricted assets or liabilities;

Level 2	Quoted prices in markets that are not considered to be active or financial instruments for which all significant inputs are observable, either directly or indirectly;

Level 3	Prices or valuations that require inputs that are both significant to the fair value measurement and unobservable.

A financial instrument’s level within the fair value hierarchy is based on the lowest level of any input that is significant to the fair value measurement. In determining fair value, the Fund separates its financial instruments into two categories: U.S. government securities and derivative contracts.
U.S. Government Securities. The Fund’s only market exposure in instruments held other than for trading is in its U.S. Treasury Bill portfolio. As the Fund uses the amortized cost method for valuing its U.S. Treasury Bill portfolio, which approximates fair value, this portfolio is classified within level 2 of the fair value hierarchy.
Derivative Contracts. Derivative contracts can be exchange-traded or over-the-counter (“OTC”). Exchange-traded derivatives typically fall within level 1 or level 2 of the fair value hierarchy depending on whether they are deemed to be actively traded or not. The Fund has exposure to exchange-traded derivative contracts through the Fund’s trading of exchange-traded futures contracts. The Fund’s exchange-traded futures contract positions are valued daily at settlement prices published by the applicable exchanges. In such cases, provided they are deemed to be actively traded, exchange-traded derivatives are classified within level 1 of the fair value hierarchy. Less actively traded exchange-traded derivatives fall within level 2 of the fair value hierarchy.
OTC derivatives are valued using market transactions and other market evidence whenever possible, including market-based inputs to models, model calibration to market-clearing transactions, broker or dealer quotations, or alternative pricing sources with reasonable levels of price transparency. Where models are used, the selection of a particular model to value an OTC derivative depends upon the contractual terms of, and specific risks inherent in, the instrument as well as the availability of pricing information in the market. For OTC derivatives that trade in liquid markets, such as generic forwards and swaps, model inputs can generally be verified and model selection does not involve significant management judgment. The OTC derivatives held by the Fund include forwards and swaps. Spot and forward foreign currency contracts held by the Fund are valued at published daily settlement prices or at dealers’ quotes. The Fund’s forward and swap positions are typically classified within level 2 of the fair value hierarchy. As of and during the quarter ended June 30, 2009, the Fund held no derivative contracts valued using level 3 inputs.
Certain OTC derivatives trade in less liquid markets with limited pricing information, and the determination of fair value for these derivatives is inherently more difficult. Such instruments are classified within level 3 of the fair value hierarchy. Where the Fund does not have corroborating market evidence to support significant model inputs and cannot verify the model to market transactions, transaction price is initially used as the best estimate of fair value. Accordingly, when a pricing model is used to value such an instrument, the model is adjusted so that the model value at inception equals the transaction price. The valuations of these less liquid OTC derivatives are typically based on level 1 and/or level 2 inputs that can be observed in the market, as well as unobservable level 3 inputs. Subsequent to initial recognition, the Fund updates the level 1 and level 2 inputs to reflect observable market changes, with resulting gains and losses reflected within level 3. Level 3 inputs are only changed when corroborated by evidence such as similar market transactions, third-party pricing services and/or broker or dealer quotations, or other empirical market data. In circumstances where the Fund cannot verify the model value to market transactions, it is possible that a different valuation model could produce a materially different estimate of fair value. The Fund attempts to avoid holding less liquid OTC derivatives. However, once held, the market for any particular derivative contract could become less liquid during the holding period.
The following table summarizes the valuation of the Fund’s assets and liabilities by the SFAS 157 fair value hierarchy as of June 30, 2009:
Series A:

	Balance
	June 30,
	2009	Level 1	Level 2	Level 3
ASSETS

U.S. Government securities	$499,877	$—	$499,877	$—

Total Assets Measured at Fair Value	$499,877	$—	$499,877	$—

LIABILITIES

Futures contracts purchased	$34,036	$34,036	$—	$—

Futures contracts sold	4,147	4,147	—	—

Total Liabilities Measured at Fair Value	$38,183	$38,183	$—	$—

Series B:

	Balance
	June 30,
	2009	Level 1	Level 2	Level 3
ASSETS

U.S. Government securities	$1,149,722	$—	$1,149,722	$—

Unrealized appreciation on open forward contracts	1,203	—	1,203	—

Futures contracts sold	4,144	4,144	—	—

Total Assets Measured at Fair Value	$1,155,069	$4,144	$1,150,925	$—

LIABILITIES

Unrealized depreciation on open forward contracts	$10,630	$—	$10,630	$—

Futures contracts purchased	65,164	65,164	—	—

Total Liabilities Measured at Fair Value	$75,794	$65,164	$10,630	$—

4. Disclosure of derivative instruments and hedging activities
The Fund follows SFAS No. 161, Disclosures about Derivative Instruments and Hedging Activities. The provisions of SFAS No. 161 are effective for fiscal years beginning after November 15, 2008. SFAS No. 161, as an amendment to SFAS No. 133, Accounting for Derivative Instruments and Hedging Activities, is intended to improve financial reporting for derivative instruments by requiring enhanced disclosure that enables investors to understand how and why an entity uses derivatives, how derivatives are accounted for, and how derivative instruments affect an entity’s results of operations and financial position.

Derivative instruments held by the Fund do not qualify as derivative instruments held as hedging instruments, as defined in SFAS No. 133. Instead, the Fund includes derivative instruments in its trading activity. Per the requirements of SFAS No. 161, the Fund discloses the gains and losses on its trading activities for both derivative and non-derivative instruments in the Statement of Operations for each Series.
The Fund engages in the speculative trading of forward contracts in currency and futures contracts in a wide range of commodities, including equity markets, interest rates, food and fiber, energy, livestock and metals. SFAS No. 133 requires entities to recognize all derivatives instruments as either assets or liabilities at fair value in the statement of financial position. Investments in forward contracts and commodity futures contracts are recorded in the Statements of Assets and Liabilities as “unrealized appreciation or depreciation on open forward contracts and futures contracts purchased and futures contracts sold.” Since the derivatives held or sold by the Fund are for speculative trading purposes, the derivative instruments are not designated as hedging instruments under the provisions of SFAS No. 133. Accordingly, all realized gains and losses, as well as any change in net unrealized gains or losses on open positions from the preceding period, are recognized as part of the Fund’s trading profits and losses in the Statements of Operations.
Management believes futures and forwards trading activity expressed as a percentage of net assets is indicative of trading activity. Information concerning the fair value of the Fund’s derivatives held long or sold short, including information related to the volume of the Fund’s derivative activity, is as follows:
Series A:

	As of June 30, 2009
	Long Positions Gross Unrealized						Short Position Gross Unrealized
												Net
												Unrealized
		% of			% of			% of		% of		Gain (Loss)
		Net			Net			Net		Net		on Open
	Gains	Assets		Losses	Assets		Gains	Assets	Losses	Assets		Positions
Currency	$450	0.0	*	$—	—		$—	—	$(2,050)	(0.2)		$(1,600)
Financial	2,969	0.2		(345)	(0.0	) *	—	—	—	—		2,624
Food & Fiber	—	—		—	—		6,263	0.5	—	—		6,263
Indices	—	—		—	—		—	—	(610)	(0.0	) *	(610)
Metals	—	—		(37,110)	(2.9)		—	—	(7,750)	(0.6)		(44,860)

Totals	$3,419	0.2		$(37,455)	(2.9)		$6,263	0.5	$(10,410)	(0.8)		(38,183)

*	Due to rounding
Series A’s trading results by market sector

	For the period from April 1, 2009 (commencement of
	operations) through June 30, 2009
		Change in Net
	Realized Gain	Unrealized	Net Trading
	(Losses), Net	Gains (Losses)	Gains (Losses)
Foreign Exchange	$(75)	$—	$(75)
Currency	(725)	(1,600)	(2,325)
Financial	(5,940)	2,624	(3,316)
Food & Fiber	226	6,263	6,489
Indices	(1,060)	(610)	(1,670)
Metals	38,030	(44,860)	(6,830)

Total net trading losses	$30,456	$(38,183)	$(7,727)

Series B:

	As of June 30, 2009
	Long Positions Gross Unrealized					Short Position Gross Unrealized
		% of			% of		% of			% of		Net Unrealized
		Net			Net		Net			Net		Gain (Loss) on
	Gains	Assets		Losses	Assets	Gains	assets		Losses	Assets		Open Positions
Foreign Exchange	$1,203	0.0	*	$—	—	$—	—		$(10,630)	(0.2)		$(9,427)
Currency	11,094	0.2		—	—	8,550	0.2		(24,881)	(0.5)		(5,237)
Financial	166,603	3.2		(8,001)	(0.2)	—	—		(4,418)	(0.1)		154,184
Food & Fiber	650	0.0	*		(4.5)	75,802	1.4		(8,058)	(0.2)		(167,116)
Indices	—	—		—	—	1,234	0.0	*	(33,781)	(0.6)		(32,547)
Metals	—	—		(235,510)	—	4,945	0.1		(83,066)	(1.6)		(78,121)
Livestock	—	—		—	—	16,620	0.3		(5,580)	(0.1)		11,040
Energy	—	—		—	—	57,840	1.1		(1,063)	(0.0	) *	56,777

Totals	$179,550	3.4		$(243,511)	(4.7)	$164,991	3.1		$(171,477)	(3.3)		$(70,447)

*	Due to rounding
Series B’s trading results by market sector

	For the period from April 1, 2009 (commencement of
	operations) through June 30, 2009
		Change in Net
	Realized Gain	Unrealized	Net Trading
	(Losses), Net	Gains (Losses)	Gains (Losses)
Foreign Exchange	$(5,402)	$(9,427)	$(14,829)
Currency	(80,714)	(5,237)	(85,951)
Financial	(139,982)	154,184	14,202
Food & Fiber	6,920	68,395	75,315
Indices	(10,484)	(32,548)	(43,032)
Metals	100,750	(313,631)	(212,881)
Livestock	(16,290)	11,040	(5,250)
Energy	(108,940)	56,777	(52,163)

Total net trading losses	$(254,142)	$(70,447)	$(324,589)

5. Due from/to brokers
Due from brokers consists of proceeds from securities sold. Amounts due from brokers may be restricted to the extent that they serve as deposits for securities sold short. Amounts due to brokers, if any, represent margin borrowings that are collateralized by certain securities.
In the normal course of business, all of the Fund’s marketable securities transactions, money balances and marketable security positions are transacted with brokers. The Fund is subject to credit risk to the extent any broker with whom it conducts business is unable to fulfill contractual obligations on its behalf. Superfund Capital Management monitors the financial condition of such brokers and does not anticipate any losses from these counterparties.
6. Allocation of net profits and losses
In accordance with the Fund’s Amended and Restated Limited Partnership Agreement (the “Limited Partnership Agreement”), net profits and losses of the Fund are allocated to partners according to their respective interests in the Fund as of the beginning of each month.
Advance subscriptions represent cash received prior to the balance sheet date for subscriptions of the subsequent month and do not participate in the earnings of the Fund until the following month.
7. Related party transactions
Superfund Capital Management shall be paid a management fee equal to one-twelfth of 2.25% of month end net assets (2.25% per annum) and ongoing offering expenses equal to one-twelfth of 0.75% of month end net assets (0.75% per annum), not to exceed the amount of actual expenses incurred. In accordance with the Prospectus dated February 17, 2009, included within the Registration Statement on Form S-1 (File No. 333-151632 as subsequently supplemented), Superfund USA, Inc., an entity related to Superfund Capital Management by common ownership (“Superfund USA”), shall be paid selling commissions equal to 2% of the month-end net asset value per Unit (one-twelfth of 2% per month). However, the maximum cumulative selling commission per Unit is limited to 10% of the initial public offering price of Units sold pursuant to such Prospectus.
Superfund Capital Management will also be paid a monthly performance fee equal to 25% of the new appreciation without respect to interest income. Trading losses will be carried forward and no further performance fee may be paid until the prior losses have been recovered.
8. Financial highlights
Financial highlights for the period April 1 (commencement of operations) through June 30 are as follows:

	2009
	Series A-1	Series A-2
Total return before incentive fees*	(1.6)%	2.8%
Incentive fees*	0.0%	0.0%

Total return after incentive fees*	(1.6)%	2.8%

Ratios to average partners’ capital **
Operating expenses before incentive fees	5.9%	4.0%
Incentive fees	0.0%	0.0%

Total expenses	5.9%	4.0%

Net investment loss	(5.8)%	(3.9)%

Net asset value per unit, beginning of period	$919.50	$919.50

Net investment loss	(13.29)	(6.20)
Net gain (loss) on investments	(1.74)	32.25

Net asset value per unit, end of period	$904.47	$945.55

*	Not annualized

**	Annualized, except for incentive fees

Financial highlights for the period from April 1 (commencement of operations) through June 30 are as follows:

	2009
	Series B-1	Series B-2
Total return before incentive fees*	(9.0)%	(8.5)%
Incentive fees*	0.0%	0.0%

Total return after incentive fees*	(9.0)%	(8.5)%

Ratios to average partners’ capital **
Operating expenses before incentive fees	9.5%	6.3%
Incentive fees	0.0%	0.0%

Total expenses	9.5%	6.3%

Net investment loss	(9.4)%	(6.2)%

Net asset value per unit, beginning of period	$919.50	$919.50

Net investment loss	(20.24)	(13.48)
Net loss on investments	(62.25)	(64.80)

Net asset value per unit, end of period	$837.01	$841.22

*	Not annualized

**	Annualized, except for incentive fees
Financial highlights are calculated for each series taken as a whole. An individual partner’s return, per unit data, and ratios may vary based on the timing of capital transactions.
9. Financial instrument risk
In the normal course of its business, the Fund is party to financial instruments with off-balance sheet risk, including derivative financial instruments and derivative commodity instruments. The term “off balance sheet risk” refers to an unrecorded potential liability that, even though it does not appear on the balance sheet, may result in a future obligation or loss. These financial instruments may include forwards, futures and options, whose values are based upon an underlying asset, index, or reference rate, and generally represent future commitments to exchange currencies or cash flows, to purchase or sell other financial instruments at specific terms at specific future dates, or, in the case of derivative commodity instruments, to have a reasonable possibility to be settled in cash, through physical delivery or with another financial instrument. These instruments may be traded on an exchange or OTC. Exchange traded instruments are standardized and include futures and certain option contracts. OTC contracts are negotiated between contracting parties and include forwards and certain options. Each of these instruments is subject to various risks similar to those related to the underlying financial instruments including market and credit risk. In general, the risks associated with OTC contracts are greater than those associated with exchange traded instruments because of the greater risk of default by the counterparty to an OTC contract.
For Series A, gross unrealized gains and losses related to exchange traded futures were $9,682 and $47,864, respectively at June 30, 2009.

For Series B, gross unrealized gains and losses related to exchange traded futures were $343,337 and $404,357, respectively, and gross unrealized gains and losses related to non-exchange traded forwards were $1,203 and $10,630, respectively, at June 30, 2009.
Market risk is the potential for changes in the value of the financial instruments traded by the Fund due to market changes, including interest and foreign exchange rate movements and fluctuations in commodity or security prices. In entering into these contracts, there exists a market risk that such contracts may be significantly influenced by conditions, such as interest rate volatility, resulting in such contracts being less valuable. If the markets should move against all of the futures interest positions at the same time, and Superfund Capital Management was unable to offset such positions, the Fund could experience substantial losses.
Credit risk is the possibility that a loss may occur due to the failure of a counterparty to perform according to the terms of a contract. Credit risk with respect to exchange-traded instruments is reduced to the extent that an exchange or clearing organization acts as a counterparty to the transactions. The Fund’s risk of loss in the event of counterparty default is typically limited to the amounts recognized in the statements of assets and liabilities and not represented by the contract or notional amounts of the instruments. As the Fund’s assets are held in segregated accounts with futures commission merchants, the Fund has credit risk and concentration risk. The Fund’s futures commission merchants are currently ADM Investor Services, Inc., Newedge Alternative Strategies, Inc., and Barclays Capital Inc.
Superfund Capital Management monitors and controls the Fund’s risk exposure on a daily basis through financial, credit and risk management monitoring systems, and accordingly believes that it has effective procedures for evaluating and limiting the credit and market risks to which the Fund is subject. These monitoring systems allow Superfund Capital Management to statistically analyze actual trading results with risk adjusted performance indicators and correlation statistics. In addition, on-line monitoring systems provide account analysis of futures and forward positions by sector, margin requirements, gain and loss transactions, and collateral positions.
The majority of these futures and forwards mature within one year of June 30, 2009. However, due to the nature of the Fund’s business, these instruments may not be held to maturity.
10. Subscriptions and redemptions
Investors must submit subscriptions at least five business days prior to the applicable month-end closing date and they will be accepted once payments are received and cleared. All subscriptions funds are required to be promptly transmitted to HSBC Bank USA, as escrow agent. Subscriptions must be accepted or rejected by Superfund Capital Management within five business days of receipt, and the settlement date for the deposit of subscription funds in escrow must be within five business days of acceptance. No fees or costs will be assessed on any subscription while held in escrow, irrespective of whether the subscription is accepted or subscription funds returned.
Limited Partners may request any or all of their investment in such Series be redeemed by such Series at the net asset value of a Unit within such Series as of the end of the month, subject to a minimum redemption of $1,000. A request for less than a full redemption that would reduce a Limited Partner’s remaining investment to less than $5,000 will be treated as a request for full redemption. Limited Partners must transmit a written request of such redemption to Superfund Capital Management not less than ten business days prior to the end of the month (or such shorter period as permitted by Superfund Capital Management) as of which redemption is to be effective. Redemptions will generally be paid within 20 days after the effective date of the redemption. However, in special circumstances, including, but not limited to an inability to liquidate dealers’ positions as of a redemption date or a default or delay in payments due to each Series from clearing brokers, banks or other persons or entities, each Series may in turn delay payment to persons requesting redemption of the proportionate part of the net assets of each

Series represented by the sums that are subject of such default or delay, and Limited Partners will be paid their pro rata portion of the redemption amount not subject to defaults or delays.
11. Subsequent events
Management has evaluated the impact of all subsequent events on the Fund through August 14, 2009, the date the financial statements were issued, and has determined that there were no subsequent events requiring recognition or disclosure in the financial statements.

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
To the Partners of Superfund Gold, L.P.:
     We have audited the accompanying statements of financial condition of Superfund Gold, L.P. Series A and Series B (the “Fund”) as of December 31, 2008. These financial statements are the responsibility of the Fund’s management. Our responsibility is to express an opinion on these financial statements based on our audit.
     We conducted our audit in accordance with the standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statement is free of material misstatement. The Fund is not required to have, nor were we engaged to perform, an audit of its internal control over financial reporting. Our audit included consideration of internal control over financial reporting as a basis for designing audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the Fund’s internal control over financial reporting. Accordingly, we express no such opinion. An audit also includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statement, assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.
In our opinion, such statements of financial condition present fairly, in all material respects, the financial position of the Fund as of December 31, 2008, in conformity with accounting principles generally accepted in the United States of America.
/s/ DELOITTE & TOUCHE LLP
Philadelphia, Pennsylvania
May 15, 2009

SUPERFUND GOLD, L.P. – SERIES A
STATEMENT OF FINANCIAL CONDITION
DECEMBER 31, 2008

Assets

Current Assets:

Cash	$2,000

Total Assets	$2,000

Series Capital

Series Capital:

General Partner Interest	$1,000

Initial Limited Partner Interest	$1,000

Total Series Capital	$2,000

See Accompanying Notes to Statement of Financial Condition.

SUPERFUND GOLD, L.P. – SERIES B
STATEMENT OF FINANCIAL CONDITION
DECEMBER 31, 2008

Assets

Current Assets:

Cash	$2,000

Total Assets	$2,000

Series Capital

Series Capital:

General Partner Interest	$1,000

Initial Limited Partner Interest	$1,000

Total Series Capital	$2,000

See Accompanying Notes to Statement of Financial Condition.

SUPERFUND GOLD, L.P.
NOTES TO STATEMENTS OF FINANCIAL CONDITION
(1) ORGANIZATION
Superfund Gold, L.P. (the “Fund”) was organized on March 19, 2008 under the Delaware Revised Limited Partnership Act. At this time, the only capital contributed to the Fund is the original capital contribution of $1,000 to each Series A and Series B by Superfund Capital Management, Inc. (the “General Partner”) and $1,000 to each Series A and Series B by the Initial Limited Partner, who is also an affiliated and related party. The General Partner will contribute a minimum of $1,000,000 to the capital of each Series prior to the commencement of trading. This amount is in addition to the total amount of Units offered by the Prospectus. The General Partner will maintain an investment in each Series of not less than the greater of $25,000 or 1% of the net asset value of the Series, including the General Partner’s investment, but may withdraw any excess above such level in a Series at any month-end, provided that the aggregate net asset value of the outstanding Units of the Series exceeds $2,000,000. The General Partner and the holders of Units of Limited Partnership Interest (“Units”) issued by the Fund will share in any profits and losses of the Fund in proportion to the percentage interest owned by each, subject to the General Partner’s receipt of certain fees and expenses as set forth in the Fund’s limited partnership agreement. The proceeds of the offering of Units will be held in cash or invested in U.S. Treasury securities, commercial paper and other cash equivalents and used to trade in the futures, options and forward markets.
(2) THE OFFERING OF THE UNITS
The initial net asset value per Unit of a Series will be the dollar price per ounce of gold established by the gold pool members of the London Bullion Market Association at the London A.M. fixing on the day Superfund Gold, L.P. begins trading and investment activities. After the initial offering period, Units will be continuously offered as of the last day of each month at their net asset value, stated in both ounces of gold and dollars. No up-front underwriting discount or commission will be taken. The selling agents will use their best efforts to sell the Units but are not required to sell any particular number of Units. Selling commissions will be paid monthly to Superfund USA, Inc., an entity related to the General Partner by common ownership, at an amount equal to one-twelfth of 2% (2% per annum) of the month-end net asset value of the Fund that is not attributable to sales to Unitholders that participate in a registered investment adviser’s asset-based or fixed fee advisory program and whose investment adviser recommends a portfolio allocation to the Fund after trading begins.
(3) ORGANIZATIONAL AND INITIAL OFFERING COSTS
Organizational and initial offering costs will be borne by the General Partner, not the Fund.
(4) CHARGES TO EACH SERIES
Upon commencement of operations, the fees and expenses applicable to each Series will be as follows:

–	2.25% of net assets annual management fee (1/12 of 2.25% payable monthly) for each Series.

–	A performance fee of 25% of new appreciation in each Series’ net assets, computed on a monthly basis, excluding interest income and changes in the value of the Series’ dollar for dollar investment in gold and adjusted for subscriptions and redemptions.

–	Each Series will pay a selling commission of 2% of the average month-end net asset value of such Series in monthly installments of 1/12 of 2% of the month-end net asset value of such Series. However, the maximum cumulative selling commission per Unit is limited to 10% of the initial public offering price for such Unit. Unitholders that participate in a selling agent’s asset-based or fixed fee investment program (and whose Units are purchased through such program) or registered investment adviser’s asset-based fee or fixed fee advisory program will not be subject to the 2% annual selling commission.

–	$25.00 per round-turn futures transaction (i.e., purchase and sale or sale and purchase) for brokerage fees will be charged, where brokerage commissions are charged in U.S. dollars, a portion of which will be paid to the clearing brokers for execution and clearing costs and the balance of which will be paid to

Superfund Asset Management, Inc., which will serve as introducing broker for each Series. Brokerage commissions for certain foreign futures contracts to be traded by the Fund are charged in currencies other than the U.S. dollar. Commission rates for brokerage commissions charged in foreign currencies will be reset on the first business day of each calendar month to the foreign currency equivalent of $25.00 based on the then current U.S. dollar exchange rate for the applicable foreign currencies. Daily fluctuations in foreign currency exchange rates will, however, cause the actual commissions charged to the Fund for certain foreign futures contracts to be more or less than $25.00 per round-turn.

–	Actual operating and ongoing offering expenses, including the costs of updating the Fund’s Prospectus, such as legal, auditing, administration, printing and postage costs, estimated to be 0.75% of average month-end net assets per year of each Series. The General Partner will assume liability for operating expenses in excess of 0.75% of average month-end net assets per year of each Series.

(5) REDEMPTIONS
Units may be redeemed, at the option of any Unitholder, at net asset value as of the close of business on the last business day of any calendar month on ten business days’ written notice to the General Partner, subject to a minimum redemption of $1,000. A Limited Partner redeeming less than all of his/her investment in a Series, after giving effect to the requested redemption, must maintain an investment in such Series at least equal to the minimum initial investment amount of $5,000. A request for less than a full redemption that would reduce a Limited Partner’s remaining investment to less than $5,000 will be treated as a request for redemption in full. Limited Partners must transmit a written request for redemption to the General Partner not less than ten (10) business days prior to the end of the month (or such shorter period as permitted by the General Partner) as of which redemption is to be effective. The request for redemption must specify the dollar amount for which redemption is sought or no dollar amount for full redemptions. Redemption proceeds will generally be paid within 20 days after the effective date of the redemption.

SUPERFUND CAPITAL MANAGEMENT, INC.
STATEMENT OF FINANCIAL CONDITION
JUNE 30, 2009 (Unaudited)
(In U.S. Dollars)

Assets

Current Assets:
Cash	$2,966,559
Due from affiliated limited partnerships	243,680
Equity investment in affiliated limited partnerships (cost $3,202,000)	3,180,158
Equity investment in affiliated Fund of Funds (cost $6,481,750)	7,381,234
Other short-term investments	53,789

Total Current Assets	13,825,420
Fixed assets, net of accumulated depreciation of $181,826	8,750
Other assets	3,388

Total Assets	$13,837,559

Liabilities and Stockholder’s Equity

Liabilities:
Accrued expenses	$140,005

Total Liabilities	140,005
Stockholder’s equity:
Contributed capital, $50 par value. Authorized, issued and outstanding 2,000 shares	100,000
Additional paid-in-capital	2,227,378
Accumulated other comprehensive income	872,407
Retained earnings	10,497,769

Total Stockholder’s Equity	13,697,554

Total Liabilities and Stockholder’s Equity	$13,837,559

See accompanying notes to Statement of Financial Condition.
PURCHASERS OF UNITS WILL NOT RECEIVE ANY INTEREST IN THIS ENTITY.

SUPERFUND CAPITAL MANAGEMENT, INC.
Notes to Unaudited Statement of Financial Condition
June 30, 2009
(1) General Information and Summary of Significant Accounting Policies
Nature of Business
Superfund Capital Management Inc. (the “Company”), was incorporated in Grenada, West Indies, in March 2001. The Company’s sole business is the trading and management of discretionary futures trading accounts, including commodity pools which are domiciled in the United States of America. The Company presently serves as commodity pool operator for Quadriga Superfund L.P. (“Quadriga Superfund”) and Superfund Gold, L.P. (“Superfund Gold”). Superfund Gold commenced operations on April 1, 2009. The Company is wholly owned by one shareholder.
A summary of the significant accounting policies which have been followed in preparing the accompanying financial statements is set forth below:
Cash
Cash consists of cash on hand and balances held at banks.
Investment in Affiliated Limited Partnerships
The Company has invested in Quadriga Superfund, a Delaware limited partnership, organized to trade speculatively in the United States of America and international commodity equity markets using a strategy developed by the Company. The Company’s investment in Quadriga Superfund is recorded based upon the equity method of accounting.
The Company has invested in Superfund Gold, a Delaware limited partnership, organized to trade speculatively in the United States of America and international commodity equity markets using a strategy developed by the Company. The Company’s investment in Superfund Gold is recorded based upon the equity method of accounting.
Investment in Fund of Funds
The Company has invested in Jupiter Fund SPC, a Cayman Islands Exempted Limited Liability Company registered as a Segregated Portfolio Company operating as a fund of funds. The investment adviser is Superfund Invest Inc., a company organized under the laws of Grenada, West Indies. The sole stockholder of the Company is also a 50% shareholder of Superfund Invest Inc. The Company’s investment in Jupiter Fund SPC is recorded based upon the equity method of accounting.
Fixed Assets
Fixed assets are stated net of accumulated depreciation. Depreciation is calculated utilizing the straight-line method over the estimated useful lives of the assets, ranging from one to three years.
Use of Estimates
The accompanying statement of financial condition has been prepared in accordance with accounting principles generally accepted in the United States of America (“GAAP”). The preparation of the statement of financial condition in conformity with GAAP requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and the disclosure of contingent assets and liabilities as of the date of the statement of financial condition. Actual amounts could differ from such estimates.
PURCHASERS OF UNITS WILL NOT RECEIVE ANY INTEREST IN THIS ENTITY.

SUPERFUND CAPITAL MANAGEMENT, INC.
Notes to Unaudited Statement of Financial Condition (continued)
Income Taxes
The Company is incorporated and operates in Grenada, West Indies, which does not have corporate income taxes. Additionally, the Company has no income or loss that is effectively connected to trade or business carried on in the United States of America, and services are performed outside the United States. Therefore, the Company was not subject to income tax for the six month period ended June 30, 2009.
The Company adopted FASB Interpretation No. 48, Uncertainty in Income Taxes (“FIN 48”) on January 1, 2008. FIN 48 prescribes the minimum recognition threshold a tax position meets in connection with accounting for uncertainties in income tax positions taken or expected to be taken by a company, before being measured and recognized in the financial statements. Management has evaluated the application of FIN 48 to the Company and has determined that the adoption of FIN 48 does not have a material impact on the Company’s Statement of Financial Condition.
Functional Currency
The Company’s functional currency is the U.S. dollar. In addition to maintaining a bank account in the U.S. dollar, the Company also has two cash accounts denominated in foreign currencies (Eastern Caribbean dollars and euros) used for various operating expenses and investment accounts in money market funds denominated in euros and Canadian dollars. Transactions denominated in these foreign currencies are translated to the U.S. dollar as follows: the current exchange rate is used when translating transactions based in euros and Canadian dollars to the U.S. dollar and a fixed currency exchange rate of 2.6882 when translating transactions based in Eastern Caribbean dollar to the U.S. dollar. Management believes that such exchange rates approximate the average exchange rates throughout 2009. The resulting adjustments are a component of other comprehensive income.
Recently Issued Accounting Standards
In May 2009, the FASB issued Statement of Financial Accounting Standards (“SFAS”) No. 165, “Subsequent Events” (“SFAS No. 165”). SFAS No. 165 establishes general standards of accounting for and disclosure of events that occur after the balance sheet date but before financial statements are issued including the circumstances under which an entity should recognize events or transactions occurring after the balance sheet date in its financial statements. SFAS No. 165 is effective for annual reporting periods ending after June 15, 2009. Management is currently evaluating the impact of SFAS No. 165 on the Company’s financial statements.
In June 2009, the FASB issued SFAS No. 167, “Amendments to FASB Interpretation No. 46 (R)” (“SFAS No. 167”). SFAS No. 167 changes how a company determines when an entity that is insufficiently capitalized or is not controlled through voting rights should be consolidated. The determination of whether a company is required to consolidate an entity is based on an entity’s purpose and design and a company’s ability to direct the activities of the entity that most significantly impact the entity’s economic performance. SFAS No. 167 is effective for annual reporting periods ending after November 15, 2009. Management is currently evaluating the impact of SFAS No. 167 on the Company’s financial statements.
PURCHASERS OF UNITS WILL NOT RECEIVE ANY INTEREST IN THIS ENTITY.

SUPERFUND CAPITAL MANAGEMENT, INC.
Notes to Unaudited Statement of Financial Condition (continued)
(2) Related Parties
The Company is the general partner and is responsible for the trading and management of Quadriga Superfund. As general partner of Quadriga Superfund, the Company receives a 1.85% annual management fee (1/12 of 1.85% payable monthly) for each Series of Quadriga Superfund. In addition, the Company receives an incentive fee of 25% of new appreciation in each Series’ net assets computed on a monthly basis and excluding interest income and as adjusted for subscriptions and redemptions and one-twelfth of 1% of month-end net assets (1% per annum), not to exceed the amount of actual expenses incurred, for ongoing organization and offering expenses. Any organization and offering costs above 1% of net assets per year will be borne by Superfund Capital Management. The Company is liable for operating expenses that are in excess of one-twelfth of 0.15% of month-end net assets (0.15% per annum). At June 30, 2009, the Company had accrued management fees and an operating and ongoing offering expense receivable of $226,996, which is included in due from affiliated limited partnerships in the accompanying Statement of Financial Condition.
The Company is also the general partner and is responsible for the trading and management of Superfund Gold. As general partner of Superfund Gold, the Company receives a 2.25% annual management fee (1/12 of 2.25% payable monthly) for each Series of Superfund Gold. In addition, the Company receives an incentive fee of 25% of new appreciation in each Series’ net assets computed on a monthly basis and excluding interest income and changes in the Series’ dollar for dollar investment in gold and adjusted for subscriptions and redemptions. The General Partner is liable for ongoing offering and operating expenses which, when considered together, are in excess of 0.75% of average month-end net assets per year of each Series. At June 30, 2009, the Company had accrued management fees and operating and ongoing offering expenses of $16,380, which is included in due from affiliated limited partnerships in the accompanying Statement of Financial Condition.
The Company utilizes an automated trading system provided by an affiliated company. This trading system executes its commodity trades on behalf of Quadriga Superfund, L.P. and Superfund Gold, L.P. on a non – exclusive basis and at no cost.
The Company executes its trades through Superfund Asset Management, Inc. (“SAM”), an introducing broker located in Chicago, IL. The sole stockholder of the Company is also the sole shareholder of SAM. Brokerage costs are recognized in the account for which the Company is trading. No brokerage costs are incurred directly by the Company. Since November 1, 2005 the Company has been using office space, provided by Quadriga Office Management Inc. (“Quadriga Office Management”), an affiliated company incorporated in Grenada W.I.
Since November 1, 2005 the Company has been using office space, provided by Quadriga Office Management Inc. (“Quadriga Office Management”), an affiliated company incorporated in Grenada W.I.
Superfund Strategies Inc. (“Superfund Strategies”) is a company based in Chicago, Illinois. Superfund Strategies is providing consulting service, including compliance, risk management and product structuring. Superfund Strategies is charging this service on a monthly basis.
PURCHASERS OF UNITS WILL NOT RECEIVE ANY INTEREST IN THIS ENTITY.

SUPERFUND CAPITAL MANAGEMENT, INC.
Notes to Unaudited Statement of Financial Condition (continued)
The accompanying statement of financial condition has been prepared from the separate records maintained by the Company and may not necessarily be indicative of the conditions that would have existed if the Company had been operated as an unaffiliated company.
(3) Investment in Affiliated Limited Partnerships
(a) The following represents investments in Quadriga Superfund as of June 30, 2009:

Investment in Quadriga Superfund at January 1, 2009	$1,783,297
Equity in loss	(499,082)

Investment in Quadriga Superfund at June 30, 2009	$1,284,215

The summarized assets, liabilities, and net decrease in net assets from operations for Quadriga Superfund as of and for the six months ending June 30, 2008 are as follows:

Assets	$91,031,499

Liabilities	$(5,465,138)

Net decrease in net assets from operations	$(33,256,597)

(b) The following represents investments in Superfund Gold, L.P. as of June 30, 2009:

Investment in Superfund Gold, L.P. at January 1, 2009	$2,000
Equity in loss	(106,057)
Investment	2,000,000

Investment in Superfund Gold, L.P. at June 30, 2009	$1,895,943

(c) The following represents investments in Jupiter Fund SPC as of June 30, 2009:

Investment in Jupiter Fund SPC at January 1, 2009	$6,976,845
Equity in earnings	330,955
Investment	73,434

Investment in Jupiter Fund SPC at June 30, 2009	$7,381,234

******
PURCHASERS OF UNITS WILL NOT RECEIVE ANY INTEREST IN THIS ENTITY.

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
To the Board of Directors and Stockholder of Superfund Capital Management, Inc.:
We have audited the accompanying statement of financial condition of Superfund Capital Management, Inc. (the “Company”) as of December 31, 2008 (expressed in United States dollars). This financial statement is the responsibility of the Company’s management. Our responsibility is to express an opinion on the financial statement based on our audit.
We conducted our audit in accordance with auditing standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statement is free of material misstatement. The Company is not required to, nor were we engaged to perform, an audit of its internal control over financial reporting. An audit includes consideration of internal control over financial reporting as a basis for designing audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the Company’s internal control over financial reporting. Accordingly, we express no such opinion. An audit also includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statement, assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.
In our opinion, such statement of financial condition presents fairly, in all material respects, the financial position of the Company as of December 31, 2008, in conformity with accounting principles generally accepted in the United States of America.
As discussed in Note 2, the accompanying financial statement has been prepared from the separate records maintained by the Company and may not necessarily be indicative of the conditions that would have existed if the Company had been operated as an unaffiliated company.
/S/ DELOITTE & TOUCHE LLP
Philadelphia, Pennsylvania
July 6, 2009

SUPERFUND CAPITAL MANAGEMENT, INC.
Statement of Financial Condition
December 31, 2008
(In U.S. Dollars)

Assets

Current Assets:
Cash	$4,320,263
Due from affiliated limited partnerships	252,901
Equity investment in affiliated limited partnerships (cost $1,202,000)	1,785,297
Equity investment in affiliated Fund of Funds (cost $6,481,750)	6,976,845
Fair value investment in money market fund (cost $563,626)	502,250
Other short term investments	63,790

Total Current Assets	13,901,346
Fixed assets, net of accumulated depreciation of $181,826	5,871
Other assets	1,864

Total Assets	$13,909,081

Liabilities and Stockholder’s Equity
Liabilities:
Accrued expenses	$441,398
Accrued expenses — affiliated	29,610

Total Liabilities	$471,008

Stockholder’s equity:
Contributed capital, $50 par value. Authorized, issued and outstanding 2,000 shares	100,000
Additional paid-in-capital	2,227,378
Accumulated other comprehensive income	927,641
Retained earnings	10,183,054

Total Stockholder’s Equity	13,438,073

Total Liabilities and Stockholder’s Equity	$13,909,081

See accompanying notes to financial statements.
PURCHASERS OF UNITS WILL NOT RECEIVE ANY INTEREST IN THIS ENTITY.

SUPERFUND CAPITAL MANAGEMENT, INC.
Notes to the Statement of Financial Condition
December 31, 2008
(1) General Information and Summary of Significant Accounting Policies
Nature of Business
     Superfund Capital Management Inc. (the “Company”), was incorporated in Grenada, West Indies, in March 2001. The Company’s sole business is the trading and management of discretionary futures trading accounts, including commodity pools which are domiciled in the United States of America. The Company presently serves as commodity pool operator for Quadriga Superfund L.P. (“Quadriga Superfund”) and Superfund Gold, L.P. (“Superfund Gold”). As of December 31, 2008, Superfund Gold was dormant and commenced operations on
April 1, 2009. The Company is wholly owned by one shareholder.
     A summary of the significant accounting policies which have been followed in preparing the accompanying statement of financial condition is set forth below:
Cash
     Cash consists of cash on hand and balances held at banks.
Investment in Money Market Funds
     The Company has investments in a money market fund that is recorded based upon the investments’ fair market value at December 31, 2008.
Investment in Affiliated Limited Partnerships
     The Company has invested in Quadriga Superfund, a Delaware limited partnership, organized to trade speculatively in the United States of America and international commodity equity markets using a strategy developed by the Company. The Company’s investment in Quadriga Superfund is recorded based upon the equity method of accounting.
     The Company has invested in Superfund Gold, a Delaware limited partnership, organized to trade speculatively in the United States of America and international commodity equity markets using a strategy developed by the Company. The Company’s investment in Superfund Gold is recorded based upon the equity method of accounting.
Investment in Fund of Funds
     The Company has invested in the Jupiter Fund SPC, a Cayman Islands Exempted Limited Liability Company registered as a Segregated Portfolio Company operating as a Fund of Funds. The investment adviser is Superfund Invest Inc., a company organized under the laws of Grenada, W.I. The sole stockholder of the Company is also a 50% shareholder of Superfund Invest Inc. The Company’s investment in the Jupiter Fund SPC is recorded based upon the equity method of accounting.
Fixed Assets
     Fixed assets are stated net of accumulated depreciation. Depreciation is calculated utilizing the straight-line method over the estimated useful lives of the assets, ranging from 1–3 years.
PURCHASERS OF UNITS WILL NOT RECEIVE ANY INTEREST IN THIS ENTITY.

SUPERFUND CAPITAL MANAGEMENT, INC.
Notes to The Statement of Financial Condition— (Continued)
Use of Estimates
     The accompanying financial statements have been prepared in accordance with accounting principles generally accepted in the United States of America (“GAAP”). The preparation of financial statements in conformity with GAAP requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and the disclosure of contingent assets and liabilities as of the date of the financial statements, and the reported amounts of revenues and expenses during the reporting period. Actual amounts could differ from such estimates.
Income Taxes
     The Company is incorporated and operates in Grenada, West Indies, which does not have corporate income taxes. Additionally, the Company has no income or loss that is effectively connected to trade or business carried on in the United States of America, and services are performed outside the United States. Therefore, the Company was not subject to income tax for the year ended December 31, 2008.
The Company adopted FASB Interpretation No. 48, Uncertainty in Income Taxes (“FIN 48”) on January 1, 2008. FIN 48 prescribes the minimum recognition threshold a tax position meets in connection with accounting for uncertainties in income tax positions taken or expected to be taken by a company, before being measured and recognized in the financial statements. Management has evaluated the application of FIN 48 to the Company and has determined that the adoption of FIN 48 does not have a material impact on the Company’s Statement of Financial Condition.
Fair Value Measurements
     The Company follows Statement of Financial Accounting Standards (“SFAS”) No. 157, Fair Value Measurements. The provisions of SFAS No. 157 are effective for fiscal years beginning after November 15, 2007. SFAS No. 157 establishes a fair value hierarchy that prioritizes the inputs to valuation techniques used to measure fair value. Inputs may be observable or unobservable. Observable inputs are inputs that reflect the assumptions market participants would use in pricing the asset or liability developed based on market data obtained from sources independent of the reporting entity. Unobservable inputs are inputs that reflect the reporting entity’s own assumptions about the assumptions market participants would use in pricing the asset or liability developed based on the best information available in the circumstances. The hierarchy gives the highest priority to unadjusted quoted prices in active markets for identical assets or liabilities (level 1 measurements) and the lowest priority to unobservable inputs (level 3 measurements). The three levels of the fair value hierarchy under SFAS No. 157 are described below:

Level 1	Unadjusted quoted prices in active markets that are accessible at the measurement date for identical, unrestricted assets or liabilities.

Level 2	Quoted prices in markets that are not considered to be active or financial instruments for which all significant inputs are observable, either directly or indirectly.

Level 3	Prices or valuations that require inputs that are both significant to the fair value measurement and observable.

     In certain cases, the inputs used to measure fair value may fall into different levels of the fair value hierarchy. In such cases, the Company’s investment level within the fair value hierarchy is based on the lowest level of input that is significant to the fair value measurement.
     The inputs or methodology used for valuing securities are not necessarily an indication of the risk associated with investing in those securities.
PURCHASERS OF UNITS WILL NOT RECEIVE ANY INTEREST IN THIS ENTITY.

SUPERFUND CAPITAL MANAGEMENT, INC.
Notes to the Statement of Financial Condition— (Continued)
     The following table summarizes the valuation of the Company’s investments by the SFAS 157 fair value hierarchy as of December 31, 2008:

	Balance December
Investments	31, 2008	Level 1	Level 2	Level 3
Investment in Money Market Fund	$502,250	$502,250	—	—

Total Investments Measured at Fair Value	$502,250	$502,250	—	—

Functional Currency
     The Company’s functional currency is the U.S. dollar. In addition to maintaining a bank account in the U.S. dollar, the Company also has two cash accounts denominated in foreign currencies (Eastern Caribbean dollars and euros) used for various operating expenses and investment accounts in money market funds denominated in Canadian dollars. Transactions denominated in these foreign currencies are translated to the U.S. dollar as follows: the current exchange rate is used when translating transactions based in euros and Canadian dollars to the U.S. dollar and a fixed currency exchange rate of 2.6882 when translating transactions based in Eastern Caribbean dollar to the U.S. dollar. Management believes that such exchange rates approximate the average exchange rates throughout 2008. The resulting adjustments are a component of other comprehensive income.
(2) Related Parties
     The Company is the general partner and is responsible for the trading and management of Quadriga Superfund. As general partner of Quadriga Superfund, the Company receives a 1.85% annual management fee (1/12 of 1.85% payable monthly) for each Series of Quadriga Superfund. In addition, the Company receives an incentive fee of 25% of new appreciation in each Series’ net assets computed on a monthly basis and excluding interest income and as adjusted for subscriptions and redemptions and one-twelfth of 1% of month end net assets (1% per annum), not to exceed the amount of actual expenses incurred, for ongoing organization and offering expenses. Any organization and offering costs above 1% of net assets per year will be borne by Superfund Capital Management. The Company also earns monthly operating fees equal to one-twelfth of 0.15% of month end net assets (0.15% per annum). At December 31, 2008, the Company had accrued management fee, organization and offering fee, and operating fee revenue receivable of $251,597, which is included in due from affiliated limited partnerships in the accompanying Statement of Financial Condition.
     The Company is also the general partner and is responsible for the trading and management of Superfund Gold. As general partner of Superfund Gold., the Company will receives a 2.25% annual management fee (1/12 of 2.25% payable monthly) for each Series of Superfund Gold. In addition, the Company receives an incentive fee of 25% of new appreciation in each Series’ net assets computed on a monthly basis and excluding interest income and changes in the Series’ dollar for dollar investment in gold and adjusted for subscriptions and redemptions. The Company is also reimbursed by Superfund Gold for actual ongoing offering and operating expenses. The General Partner will assume liability for ongoing offering and operating expenses which, when considered together, are in excess of 0.75% of average month-end net assets per year of each Series.
     The Company was the general partner and was also responsible for the trading and management of Quadriga Partners, L.P which closed and ceased trading on July 31, 2008. As manager of Quadriga Partners, the Company received a quarterly management fee computed at an annual rate of 2.00% of the net assets of Quadriga Partners at the beginning of each month.

PURCHASERS OF UNITS WILL NOT RECEIVE ANY INTEREST IN THIS ENTITY
SUPERFUND CAPITAL MANAGEMENT, INC.
Notes to The Statement of Financial Condition— (Continued)
     Management fees, which were accrued ratably as services were performed, compensated the Company for services rendered to and on behalf of Quadriga Partners. In addition, the Company received an incentive fee from Quadriga Partners in an amount equal to 25% of the excess of net profits over net losses allocated to the limited partners’ capital accounts as of the end of each month. At December 31, 2008, the Company had accrued management fee revenue receivable of $1,304, which is included in due from affiliated limited partnerships in the accompanying Statement of Financial Condition.
     The Company utilizes an automated trading system provided by an affiliated company. This trading system executes its commodity trades on behalf of Quadriga Superfund, on a non —exclusive basis and at no cost. The Company executes its trades through Superfund Asset Management, Inc. (“SAM”), an introducing broker located in Chicago, IL. The sole stockholder of the Company is also a majority shareholder of SAM. Brokerage costs are recognized in the account for which the Company is trading. No brokerage costs are incurred directly by the Company.
     Since November 1, 2005 the Company has been using office space, provided by Quadriga Office Management Inc. (“Quadriga Office Management”), an affiliated company incorporated in Grenada W.I. Superfund Strategies Inc., an affiliated company based in Chicago, Illinois, provides consulting service, including compliance, risk management and product structuring.
     The accompanying statement of financial condition has been prepared from the separate records maintained by the Company and may not necessarily be indicative of the conditions that would have existed if the Company had been operated as an unaffiliated company.
(3) Investment in Affiliated Limited Partnerships
     (a) The following represents investments in Quadriga Superfund as of December 31, 2008:

Investment in Quadriga Superfund at January 1, 2008	$1,530,767
Equity in earnings	552,530
Redemption	(300,000)

Investment in Quadriga Superfund at December 31, 2008	$1,783,297

The summarized assets, liabilities, and net decrease in net assets from operations for Quadriga Superfund as of and for the year ending December 31, 2008 is as follows:

Assets	$101,098,734

Liabilities	$(5,509,349)

Net increase in net assets from operations	$30,429,785

(b) The following represents investments in Superfund Gold, L.P. as of December 31, 2008:

Investment in Superfund Gold, L.P. at May 18, 2008	$2,000
Equity in earnings	0

Investment in Quadriga Superfund at December 31, 2008	$2,000

PURCHASERS OF UNITS WILL NOT RECEIVE ANY INTEREST IN THIS ENTITY

SUPERFUND CAPITAL MANAGEMENT, INC.
Notes to The Statement of Financial Condition— (Continued)
     The summarized assets, liabilities, and net decrease in net assets from operations for Superfund Gold, L.P. as of and for the year ending December 31, 2008 is as follows:

Assets	$4,000

Liabilities	$0

Net increase in net assets from operations	$4,000

(c) The following represents investments in Jupiter Fund SPC as of December 31, 2008:

Investment in Jupiter Fund SPC at November 28, 2008	$6,481,750
Loss in earnings	(8,655)
Foreign exchange conversion	503,750

Investment in Jupiter Fund at December 31, 2008	$6,976,845

     The summarized assets, liabilities, and net decrease in net assets from operations for Jupiter Fund SPC as of and for the year ending December 31, 2008 is as follows:

Assets	$14,624,811

Liabilities	$46,246

Net increase in net assets from operations	$654,304

PURCHASERS OF UNITS WILL NOT RECEIVE ANY INTEREST IN THIS ENTITY

This Prospectus is in two parts: a Disclosure Document and a Statement of Additional Information. These
parts are bound together and may not be distributed separately.
PART TWO — STATEMENT OF ADDITIONAL INFORMATION
STRATEGY
     Superfund Gold L.P. has been designed primarily for investors desiring to invest a portion of their assets in a trading and investment strategy that has exhibited a relatively low correlation to equity and debt securities, as well as in currency independent investments linked to gold. The investment objective of the Series is capital appreciation over time by trading and investing, on the basis of technical analysis, in a portfolio of futures and forward contracts on stock indices, currencies, bonds, grains, energies, metals (including gold), agricultural markets and livestock. The net asset value of each Series, which is denominated in U.S. dollars, is intended to be de-linked from the value of the U.S. dollar through the maintenance by each Series of a dollar for dollar investment in gold, adjusted as of the beginning of each month, primarily through the use of gold futures and forward contracts, essentially denominating the Series in terms of gold. It is thus expected that the total return of each Series will reflect, in addition to the trading results of the General Partner’s trading strategy, variations in the U.S. dollar price of a gold position approximately equal to the net asset value of such Series (expressed in U.S. dollars). Investors’ attention is drawn to the fact that each Series’ gold position is adjusted only monthly and, if gold futures margin requirements should increase substantially, may be reduced below the equivalent of such Series’ net asset value (expressed in U.S. dollars) as of the beginning of each month. Thus, there can be no assurance that the returns of a Series will reflect variations in the U.S. dollar price of a gold position equal to the net asset value of the Series (expressed in U.S. dollars) at any given time.
Market Diversification
     The General Partner and its affiliates (collectively, “Superfund”) use a proprietary systematic approach to trading a portfolio of futures and forward contracts that has historically exhibited low correlation to traditional equity and debt investments. The spectrum of instruments traded globally consists of more than 100 futures markets in both commodity and financial futures although trading does not occur in all markets at all times. Fundamental to Superfund’s trading style is low correlation between different markets and high liquidity for order execution.
Variety of traded markets
     The above chart is only an indication of the variety of markets traded or that may be traded by Superfund and is not indicative of relative allocations among these markets. The actual allocations among these markets change over time due to market conditions, as well as liquidity, volatility and risk considerations.
     On September 30, 2009, the approximate market sector allocations of the General Partner’s futures and forwards trading strategy to be traded on behalf of the Series were as follows: stock indices, 0.7%; currencies, 7.6%; bonds, 85.5%; grains, 0.5%; energies, 1.8%; metals, 3.3%; agricultural markets, 0.1%; livestock, 0.4%.

Technical Trading System
     Positions are initiated using a proprietary technical algorithm that attempts to identify developing price trends in their early stages. Most systematic trend following systems employ technical indicators such as moving averages or Bollinger bands to identify trending markets. The Superfund trading strategy is based on the premise that the key to using such indicators successfully lies in the way they are interrelated and applied in combination.
Trend Following
     At present, the trading system utilized by Superfund Capital Management, Inc. is based on short and midterm time horizons. One key to the prior success of the funds managed by the General Partner and its affiliates, employing substantially the same futures and forwards trading strategy employed by the Fund, has been the limiting of drawdowns by daily maintenance of stop orders. In this way, if a trend reverses, losses are theoretically limited, while if a trend continues profits are theoretically protected. By these means, the Superfund trading system seeks to optimize winning trades. However, there can be no assurance that stop orders will be effective at limiting losses to pre-determined amounts. Past performance is not necessarily indicative of future results.
Sample Trading System Screen Print
Risk Management
     Risk management plays a key role in the Superfund investment strategy. The proprietary program limits initial risk per trade to a theoretical maximum of 1.5 percent of total Series assets. In addition, the system continuously screens volatility and adjusts portfolio exposure accordingly.

Supplemental Performance
     Superfund Gold SPC is the flagship gold product of the Superfund group of affiliated companies and commenced trading operations on October 1, 2005. Superfund Gold SPC is not available to U.S. investors. Although Superfund Gold, L.P. Series A and Series B are managed pursuant to substantially the same trading and investment program as Superfund Gold SPC — Superfund Segregated Portfolio A and Superfund Segregated Portfolio B, respectively, prospective investors in the Series must not construe the performance of the Superfund Gold SPC segregated portfolios as an indication of the anticipated performance of the Series. The performance of the segregated portfolios of Superfund Gold SPC set forth below is shown, not as any indication of how Superfund Gold, L.P. is expected to perform, but rather as indicative of the Superfund group of affiliated companies’ experience in managing a managed futures product combining the Superfund systematic, trend following trading strategy with a dollar for dollar gold “overlay.”
     Since the inception of trading in Superfund Gold SPC — Superfund Segregated Portfolio A and Superfund Segregated Portfolio B — the U.S. dollar price of gold has generally increased and is now near its historical high point in current dollar terms. There can be no assurance that the U.S. dollar price of gold will continue generally to increase or will not enter into a sustained period of decline, potentially resulting in substantial losses for the Series. PAST PERFORMANCE IS NOT NECESSARILY INDICATIVE OF FUTURE RESULTS.

HISTORICAL PERFORMANCE
SUPERFUND GOLD, L.P. SERIES A-1

	2009

Jan
Feb
Mar
Apr	882.49	-4.03%
May	964.06	9.24%
Jun	904.47	-6.18%
Jul	922.58	2.00%
Aug	932.60	1.09%
Sep	1003.77	7.63%
Oct
Nov
Dec

		9.16%

SUPERFUND SPC GOLD A

	2005	+17.35%
	2006		2007		2008		2009

Jan	643.18	16.03%	747.65	1.47%	945.99	7.64%	1220.56	4.98%
Feb	604.91	-5.95%	707.45	-5.38%	1147.61	21.31%	1244.92	2.00%
Mar	644.62	6.56%	674.92	-4.60%	1080.31	-5.86%	1181.25	-5.11%
Apr	755.04	17.13%	743.86	10.21%	1004.60	-7.01%	1042.48	-11.75%
May	695.61	7.87%	748.58	0.63%	1095.32	9.03%	992.57	-4.79%
Jun	646.77	-7.02%	757.04	1.13%	1248.89	14.02%	914.35	-7.88%
Jul	602.35	-6.87%	711.57	-6.01%	1055.03	-15.52%	864.94	-5.40%
Aug	586.87	-2.57%	647.85	-8.95%	870.87	-17.46%	892.36	3.17%
Sep	596.81	1.69%	754.56	16.47%	919.46	5.58%	970.83	8.79%
Oct	637.31	6.79%	861.98	14.24%	925.66	0.67%
Nov	679.41	6.61%	800.78	-7.10%	1062.27	14.76%
Dec	736.80	8.45%	878.84	9.75%	1162.62	9.45%

		+32.92%		+19.28%		+32.29%		-16.50%

STATISTICS

	SINCE INCEPTION (04/01/2009)	SINCE INCEPTION (10/14/2005)
RETURN STATISTICS	Superfund Gold, L.P. Series A-1	Superfund SPC Gold A

since inception	9.16%	105.53%
annualized geometric*	N/A	19.93%
YTD	9.16%	-16.50%
one year rolling	N/A	5.59%
average monthly*	1.63%	1.53%
highest monthly*	9.24%	21.31%
lowest monthly*	-6.18%	-17.46%
% of positive months*	60.00%	58.33%

*	since inception

	SINCE INCEPTION (04/01/2009)	SINCE INCEPTION (10/14/2005)
RISK STATISTICS	Superfund Gold, L.P. Series A-1	Superfund SPC Gold A

annual standard deviation*	21.21%	32.17%
monthly standard deviation*	6.92%	9.29%
max. initial risk per trade	1.00%	1.00%
typical margin to equity	20%	20%
maximum drawdown*	-6.18%	-30.74%
maximum time off peak*	2 months	14 months
Sharpe ratio	N/A	0.62
correlation to S&P 500	N/A	-0.15
correlation to CASAM CISDM CTA ew	N/A	0.77
correlation to CS/Tremont HF	N/A	0.26

*	modified
PAST PERFORMANCE IS NOT NECESSARILY INDICATIVE OF FUTURE RESULTS. The foregoing performance results are shown net of all fees.
This chart was prepared by Superfund Capital Management, Inc. See the glossary beginning on page 93 for information integral to this chart.
Superfund Gold, L.P. — Series A employs a very similar strategy to Superfund Gold SPC — Superfund Segregated Portfolio A. But please understand, there is no guarantee of Superfund Gold, L.P. — Series A achieving the same results as Superfund Gold SPC — Superfund Segregated Portfolio A as (i) Superfund Gold, L.P. — Series A has a different fee structure than Superfund Gold SPC — Superfund Segregated Portfolio A, (ii) Superfund Gold, L.P. — Series A may not trade certain futures contracts traded by Superfund Gold SPC — Superfund Segregated Portfolio A due to CFTC restrictions, (iii) Superfund Gold, L.P. — Series A and Superfund Gold SPC — Superfund Segregated Portfolio A have different levels of net assets and (iv) Superfund Gold, L.P. — Series A and Superfund Gold SPC — Superfund Segregated Portfolio A will not necessarily have the same entry and exit points and thus may execute similar trades at different times.
The performance of Superfund SPC Gold is not meant to be indicative of how Superfund Gold, L.P. is expected to perform but rather as an indication of the Superfund group’s experience in managing a “gold denominated” trend following futures fund.

HISTORICAL PERFORMANCE
SUPERFUND GOLD, L.P. SERIES A-2

	2009

Jan
Feb
Mar
Apr
May	1006.17	9.43%
Jun	945.55	-6.02%
Jul	966.10	2.17%
Aug	978.13	1.25%
Sep	1051.04	7.45%
Oct
Nov
Dec

		+14.31%

SUPERFUND SPC GOLD A

	2005	+17.35%
	2006		2007		2008		2009

Jan	643.18	16.03%	747.65	1.47%	945.99	7.64%	1220.56	4.98%
Feb	604.91	-5.95%	707.45	-5.38%	1147.61	21.31%	1244.92	2.00%
Mar	644.62	6.56%	674.92	-4.60%	1080.31	-5.86%	1181.25	-5.11%
Apr	755.04	17.13%	743.86	10.21%	1004.60	-7.01%	1042.48	-11.75%
May	695.61	7.87%	748.58	0.63%	1095.32	9.03%	992.57	-4.79%
Jun	646.77	-7.02%	757.04	1.13%	1248.89	14.02%	914.35	-7.88%
Jul	602.35	-6.87%	711.57	-6.01%	1055.03	-15.52%	864.94	-5.40%
Aug	586.87	-2.57%	647.85	-8.95%	870.87	-17.46%	892.36	3.17%
Sep	596.81	1.69%	754.56	16.47%	919.46	5.58%	970.83	8.79%
Oct	637.31	6.79%	861.98	14.24%	925.66	0.67%
Nov	679.41	6.61%	800.78	-7.10%	1062.27	14.76%
Dec	736.80	8.45%	878.84	9.75%	1162.62	9.45%

		+32.92%		+19.28%		+32.29%		-16.50%

STATISTICS

	SINCE INCEPTION (05/01/2009)	SINCE INCEPTION (10/14/2005)
RETURN STATISTICS	Superfund Gold, L.P. Series A-2	Superfund SPC Gold A

since inception	14.31%	105.53%
annualized geometric*	N/A	19.93%
YTD	14.31%	-16.50%
one year rolling	N/A	5.59%
average monthly*	2.86%	1.53%
highest monthly*	9.43%	21.31%
lowest monthly*	-6.02%	-17.46%
% of positive months*	80%	58.33%

*	since inception

	SINCE INCEPTION (05/01/2009)	SINCE INCEPTION (10/14/2005)
RISK STATISTICS	Superfund Gold, L.P. Series A-2	Superfund SPC Gold A

annual standard deviation*	20.95%	32.17%
monthly standard deviation*	7.73%	9.29%
max. initial risk per trade	1.00%	1.00%
typical margin to equity	20%	20%
maximum drawdown*	-6.02%	-30.74%
maximum time off peak*	2 months	14 months
Sharpe ratio	N/A	0.62
correlation to S&P 500	N/A	-0.15
correlation to CASAM CISDM CTA ew	N/A	0.77
correlation to CS/Tremont HF	N/A	0.26

*	modified
PAST PERFORMANCE IS NOT NECESSARILY INDICATIVE OF FUTURE RESULTS. The foregoing performance results are shown net of all fees.
This chart was prepared by Superfund Capital Management, Inc. See the glossary beginning on page 93 for information integral to this chart.
Superfund Gold, L.P. — Series A employs a very similar strategy to Superfund Gold SPC — Superfund Segregated Portfolio A. But please understand, there is no guarantee of Superfund Gold, L.P. — Series A achieving the same results as Superfund Gold SPC — Superfund Segregated Portfolio A as (i) Superfund Gold, L.P. — Series A has a different fee structure than Superfund Gold SPC — Superfund Segregated Portfolio A, (ii) Superfund Gold, L.P. — Series A may not trade certain futures contracts traded by Superfund Gold SPC — Superfund Segregated Portfolio A due to CFTC restrictions, (iii) Superfund Gold, L.P. — Series A and Superfund Gold SPC — Superfund Segregated Portfolio A have different levels of net assets and (iv) Superfund Gold, L.P. — Series A and Superfund Gold SPC — Superfund Segregated Portfolio A will not necessarily have the same entry and exit points and thus may execute similar trades at different times.
The performance of Superfund SPC Gold is not meant to be indicative of how Superfund Gold, L.P. is expected to perform but rather as an indication of the Superfund group’s experience in managing a “gold denominated” trend following futures fund.

HISTORICAL PERFORMANCE
SUPERFUND GOLD, L.P. SERIES B-1

	2009

Jan
Feb
Mar
Apr	850.02	-7.56%
May	893.82	5.15%
Jun	837.01	-6.36%
Jul	795.22	-4.99%
Aug	833.74	4.84%
Sep	920.36	10.39%
Oct
Nov
Dec

		0.09%

SUPERFUND SPC GOLD B

	2005	21.49%
	2006		2007		2008		2009

Jan	677.62	18.08%	822.54	2.15%	993.24	6.08%	1419.58	5.32%
Feb	627.50	-7.40%	748.28	-9.03%	1278.10	28.68%	1455.46	2.53%
Mar	678.49	8.13%	700.29	-6.41%	1186.71	-7.15%	1363.81	-6.30%
Apr	804.23	18.53%	794.44	13.44%	1088.67	-8.26%	1152.09	-15.52%
May	716.23	-10.94%	816.34	2.76%	1224.93	12.52%	1017.38	-11.69%
Jun	660.53	-7.78%	833.87	2.15%	1451.45	18.49%	925.62	-9.02%
Jul	579.35	-12.29%	758.30	-9.06%	1141.37	-21.36%	842.37	-8.99%
Aug	563.63	-2.71%	657.07	-13.35%	896.09	-21.49%	889.93	5.65%
Sep	593.68	5.33%	778.65	18.50%	950.37	6.06%	983.37	10.50%
Oct	667.89	12.50%	920.32	18.19%	1053.81	10.88%
Nov	712.97	6.75%	828.46	-9.98%	1216.32	15.42%
Dec	805.22	12.94%	936.29	13.02%	1347.84	10.81%

		+40.32%		+16.28%		+43.95%		-27.04%

STATISTICS

	SINCE INCEPTION (04/01/2009)	SINCE INCEPTION (10/14/2005)
RETURN STATISTICS	Superfund Gold, L.P. Series B-1	Superfund SPC Gold B

since inception	0.09%	108.19%
annualized geometric*	N/A	20.32%
YTD	0.09%	-27.04%
one year rolling	N/A	3.47%
average monthly*	0.25%	1.55%
highest monthly*	10.39%	28.68%
lowest monthly*	-7.56%	-21.49%
% of positive months*	50.00%	58.33%

*	since inception

	SINCE INCEPTION (04/01/2009)	SINCE INCEPTION (10/14/2005)
RISK STATISTICS	Superfund Gold, L.P. Series B-1	Superfund SPC Gold B

annual standard deviation*	25.92%	41.70%
monthly standard deviation*	5.82%	12.04%
max. initial risk per trade	1.50%	1.50%
typical margin to equity	30%	30%
maximum drawdown*	13.52%	-42.12%
maximum time off peak*	3 months	8 months
Sharpe ratio	N/A	0.49
correlation to S&P 500	N/A	-0.20
correlation to CASAM CISDM CTA ew	N/A	0.79
correlation to CS/Tremont HF	N/A	0.20

*	modified
PAST PERFORMANCE IS NOT NECESSARILY INDICATIVE OF FUTURE RESULTS. The foregoing performance results are shown net of all fees.
This chart was prepared by Superfund Capital Management, Inc. See the glossary beginning on page 93 for information integral to this chart.
Superfund Gold, L.P. — Series B employs a very similar strategy to Superfund Gold SPC — Superfund Segregated Portfolio B. But please understand, there is no guarantee of Superfund Gold, L.P. — Series B achieving the same results as Superfund Gold SPC — Superfund Segregated Portfolio B as (i) Superfund Gold, L.P. — Series B has a different fee structure than Superfund Gold SPC — Superfund Segregated Portfolio B, (ii) Superfund Gold, L.P. — Series B may not trade certain futures contracts traded by Superfund Gold SPC — Superfund Segregated Portfolio B due to CFTC restrictions, (iii) Superfund Gold, L.P. — Series B and Superfund Gold SPC — Superfund Segregated Portfolio B have different levels of net assets and (iv) Superfund Gold, L.P. — Series B and Superfund Gold SPC — Superfund Segregated Portfolio B will not necessarily have the same entry and exit points and thus may execute similar trades at different times.
The performance of Superfund SPC Gold is not meant to be indicative of how Superfund Gold, L.P. is expected to perform but rather as an indication of the Superfund group’s experience in managing a “gold denominated” trend following futures fund.

HISTORICAL PERFORMANCE
SUPERFUND GOLD, L.P. SERIES B-2

	2009

Jan
Feb
Mar
Apr	851.44	-7.40%
May	896.82	5.33%
Jun	841.22	-6.20%
Jul	800.56	-4.83%
Aug	840.74	5.02%
Sep	929.64	10.57%
Oct
Nov
Dec

		1.10%

SUPERFUND SPC GOLD B

	2005	21.49%
	2006		2007		2008		2009

Jan	677.62	18.08%	822.54	2.15%	993.24	6.08%	1419.58	5.32%
Feb	627.50	-7.40%	748.28	-9.03%	1278.10	28.68%	1455.46	2.53%
Mar	678.49	8.13%	700.29	-6.41%	1186.71	-7.15%	1363.81	-6.30%
Apr	804.23	18.53%	794.44	13.44%	1088.67	-8.26%	1152.09	-15.52%
May	716.23	-10.94%	816.34	2.76%	1224.93	12.52%	1017.38	-11.69%
Jun	660.53	-7.78%	833.87	2.15%	1451.45	18.49%	925.62	-9.02%
Jul	579.35	-12.29%	758.30	-9.06%	1141.37	-21.36%	842.37	-8.99%
Aug	563.63	-2.71%	657.07	-13.35%	896.09	-21.49%	889.93	5.65%
Sep	593.68	5.33%	778.65	18.50%	950.37	6.06%	983.37	10.50%
Oct	667.89	12.50%	920.32	18.19%	1053.81	10.88%
Nov	712.97	6.75%	828.46	-9.98%	1216.32	15.42%
Dec	805.22	12.94%	936.29	13.02%	1347.84	10.81%

		+40.32%		+16.28%		+43.95%		-27.04%

STATISTICS

	SINCE INCEPTION (04/01/2009)	SINCE INCEPTION (10/14/2005)
RETURN STATISTICS	Superfund Gold, L.P. Series B-2	Superfund SPC Gold B

since inception	1.10%	108.19%
annualized geometric*	N/A	20.32%
YTD	1.10%	-27.04%
one year rolling	N/A	3.47%
average monthly*	0.42%	1.55%
highest monthly*	10.57%	28.68%
lowest monthly*	-7.40%	-21.49%
% of positive months*	50.00%	58.33%

*	since inception

	SINCE INCEPTION (04/01/2009)	SINCE INCEPTION (10/14/2005)
RISK STATISTICS	Superfund Gold, L.P. Series B-2	Superfund SPC Gold B

annual standard deviation*	25.97%	41.70%
monthly standard deviation*	5.83%	12.04%
max. initial risk per trade	1.50%	1.50%
typical margin to equity	30%	30%
maximum drawdown*	12.94%	-42.12%
maximum time off peak*	3 months	8 months
Sharpe ratio	N/A	0.49
correlation to S&P 500	N/A	-0.20
correlation to CASAM CISDM CTA ew	N/A	0.79
correlation to CS/Tremont HF	N/A	0.20

*	modified
PAST PERFORMANCE IS NOT NECESSARILY INDICATIVE OF FUTURE RESULTS. The foregoing performance results are shown net of all fees.
This chart was prepared by Superfund Capital Management, Inc. See the glossary beginning on page 93 for information integral to this chart.
Superfund Gold, L.P. — Series B employs a very similar strategy to Superfund Gold SPC — Superfund Segregated Portfolio B. But please understand, there is no guarantee of Superfund Gold, L.P. — Series B achieving the same results as Superfund Gold SPC — Superfund Segregated Portfolio B as (i) Superfund Gold, L.P. — Series B has a different fee structure than Superfund Gold SPC — Superfund Segregated Portfolio B, (ii) Superfund Gold, L.P. — Series B may not trade certain futures contracts traded by Superfund Gold SPC — Superfund Segregated Portfolio B due to CFTC restrictions, (iii) Superfund Gold, L.P. — Series B and Superfund Gold SPC — Superfund Segregated Portfolio B have different levels of net assets and (iv) Superfund Gold, L.P. — Series B and Superfund Gold SPC — Superfund Segregated Portfolio B will not necessarily have the same entry and exit points and thus may execute similar trades at different times.
The performance of Superfund SPC Gold is not meant to be indicative of how Superfund Gold, L.P. is expected to perform but rather as an indication of the Superfund group’s experience in managing a “gold denominated” trend following futures fund.

WHY SUPERFUND?
Why A Managed Futures Fund?
     Managed futures investments are intended to generate medium to long-term capital growth and provide global portfolio diversification. A primary reason to invest in a managed futures product, such as Superfund Gold, L.P., is to provide a non-correlated investment to a portfolio of traditional stock and bond investments that has the potential to improve returns and lower the portfolio’s volatility. This is possible because managed futures products historically have not been correlated to traditional markets, such as stocks and bonds.
Why Superfund?
     The Superfund trading strategy has a track record of positive performance over the past twelve years. The funds trade more than 120 futures markets worldwide, although not in all markets at all times, using a proprietary trading system. Funds utilizing the Superfund proprietary trading system have often produced positive returns, even during difficult markets for stocks and bonds, due to diversified trades and the Superfund proprietary trading system’s identification of trends and employment of strict risk controls. The past performance of these Superfund funds is not, however, necessarily indicative of the future results of Superfund Gold, L.P.
Why Now?
     Stock market performance during this decade has demonstrated that long-only equity portfolios generally do not make money during downward cycles. For continued portfolio performance, it is potentially advantageous for investors to own investments that have the potential to appreciate in any economic environment.
Why Gold?
     As discussed below under “Investment Considerations,” gold has historically been viewed as a hedge against insecurity, inflation and a fluctuating dollar. As a result, gold has been attractive to investors as a means of providing a safe haven in troubled times.
Historical Non-Correlated Performance
     Historically, managed futures investments have had very little correlation to the stock and bond markets. While there is no guarantee of positive performance in a managed futures component of a portfolio, the non-correlation characteristic of managed futures can improve risk adjusted returns in a diversified investment portfolio. Having the ability to go long and short provides managed futures the opportunity to make potentially profitable trades in both up or down markets. In other words, profit or loss in managed futures funds is not necessarily dependent on economic cycles. There can be no assurance, however, that Superfund Gold, L.P. will trade profitably in the futures and forward markets or not incur losses.
GLOSSARY
Superfund Gold, L.P.
     Superfund Gold, L.P. has four series of Units, Series A-1 and A-2 and Series B-1 and B-2. Superfund Gold — Series A has a strategy similar to Superfund Gold SPC — Superfund Segregated Portfolio A, which has a managed futures trading strategy and a four year track record. Superfund Gold — Series B has a strategy similar to Superfund Gold SPC — Superfund Segregated Portfolio B, which employs more leverage than Superfund Gold SPC — Superfund Segregated Portfolio A, and also has a managed futures trading strategy.
Superfund Gold SPC — Superfund Segregated Portfolio A and Portfolio B
     Superfund Gold SPC is the flagship gold product of the Superfund group of affiliated companies commenced trading operations on October 1, 2005. Superfund Gold SPC is not available to U.S. investors.

Aggregate subscriptions
     Total gross capital subscriptions made to a pool or account from inception through the date indicated.
Drawdown
     Losses experienced by a pool or account over a specified period.
Worst month peak-to-valley drawdown
     Greatest cumulative percentage decline in month-end net asset value due to losses sustained by a pool or account during any period in which the initial month-end net asset value is not equaled or exceeded by a subsequent month-end net asset value.
MSCI World Index
     The MSCI World Index is a market capitalization-weighted index. Consisting of 23 developed market country indices, the MSCI World Index measures the equity market performance of these countries.
Nasdaq Composite Index
     The National Association of Securities Dealers Automated Quotation (“NASDAQ”) is an electronic exchange. Unlike the New York Stock Exchange auction market where orders meet on a trading floor, NASDAQ orders are paired and executed on a computer network. The NASDAQ Composite Index measures the performance of all domestic and international stocks traded on the NASDAQ. The NASDAQ Composite Index includes over 3,000 companies.
Net Asset Value
     Net Asset Value of each Series is that Series’ assets less liabilities determined in accordance with accounting principles generally accepted in the United States.
S&P 500
     The S&P 500 is one of the most commonly used benchmarks for the overall U.S. stock market. It is an index consisting of 500 stocks chosen for market size, liquidity and industry grouping, among other factors. The S&P 500 index represents the price trend movements of the common stock of major U.S. public companies.
CISDM
     Center for International Securities and Derivatives Markets (“CISDM”) is a non-profit academic research center that focuses on security and investment fund performance in both U.S. and international asset markets for approximately 1,800 active hedge funds and 600 active commodity trading advisors, commodity pool operators and managed futures programs.
Credit Suisse
     The Credit Suisse/Tremont Hedge Fund Index (the “CSFB”) is an asset-weighted hedge fund index. The methodology utilized in the CSFB starts by defining the universe it is measuring. The index universe is defined as funds with: (i) a minimum of $50 million in assets under management (“AUM”), (ii) a minimum one-year track record, and (iii) current audited financial statements. The CSFB uses a rules-based construction methodology, identifies its constituent funds, and minimizes subjectivity in the CSFB member selection process. It aims at a maximum representation of the index universe. To minimize survivorship bias, funds are not removed from the CSFB until they are fully liquidated or fail to meet the financial reporting requirements. Funds are separated into ten primary subcategories based on their investment style. The CSFB in all cases represents at least 85% of the assets under management in each respective category of the index universe.
THE FUTURES AND FORWARD MARKETS
Futures Contracts
     Futures contracts are standardized agreements traded on commodity exchanges that call for the future delivery of the commodity or financial instrument at a specified time and place. A futures trader that enters into a contract to take delivery of the underlying commodity is “long” the contract, or has “bought” the contract. A trader that is obligated to make delivery is “short” the contract or has “sold” the contract. Actual delivery on the contract rarely occurs. Futures traders usually offset (liquidate) their contract obligations by entering into equal but offsetting futures positions. For example, a trader who is long one September Treasury bond contract on the Chicago Board of Trade can offset the obligation by entering into a short position in a September Treasury bond contract on that exchange. Futures positions that have not yet been liquidated are known as “open” contracts or positions. Futures contracts are traded on a wide variety of commodities and financial products, including agricultural products, metals, livestock products, government securities, currencies and stock market indices. Options on futures contracts are also traded on commodity exchanges.
Forward Contracts
     Currencies and other commodities may be purchased or sold for future delivery or cash settlement through banks or dealers pursuant to forward or swap contracts. Currencies also can be traded pursuant to futures contracts on organized futures exchanges; however, the General Partner will use the dealer market in foreign exchange contracts for most of the Fund’s trading in currencies. Such dealers will act as “principals” in these transactions and will include their profit in the price quoted on the contracts. Unlike futures contracts, foreign exchange forward contracts are not standardized. In addition, the forward market is largely unregulated. Forward contracts are not “cleared” or guaranteed by a third party. Thus, each Series is subject to the creditworthiness of the foreign exchange dealer with whom the Fund maintains assets and positions relating to each Series’ forward contract investments. Neither the CFTC nor the federal or state banking authorities regulate forward trading or forward dealers.
Swap Transactions
     The Fund may periodically enter into transactions in the forward or other markets which could be characterized as swap transactions and which may involve commodities, interest rates, currencies, stock indices, and other items. A swap transaction is an individually negotiated, non-standardized agreement between two parties to exchange cash flows measured by different interest rates, exchange rates, or prices, with payments calculated by reference to a principal (“notional”) amount or quantity. Transactions in these markets present certain risks similar to those in the futures, forward and options markets: (1) the swap markets are generally not regulated by any United States or foreign governmental authorities; (2) there are generally no limitations on daily price moves in swap transactions; (3) speculative position limits are not applicable to swap transactions, although the counterparties with which the Series may deal may limit the size or duration of positions available as a consequence of credit considerations; (4) participants in the swap markets are not required to make continuous markets in swaps contracts; and (5) the swap markets are “principal markets,” in which performance with respect to a swap contract is the responsibility only of the counterparty with which the trader has entered into a contract (or its guarantor, if any), and not of any exchange or clearinghouse. As a result, each Series will be subject to the risk of the inability of or refusal to perform with respect to such contracts on the part of the counterparties with which the Fund trades. Also, the CFTC or a court could conclude in the future that certain, primarily agricultural, swap transactions entered into by the Fund constitute unauthorized futures or commodity option contracts. Such a conclusion could limit the Fund’s access to certain agricultural markets in the United States, possibly to the detriment of the Fund.
REGULATION
     The U.S. futures markets are regulated under the Commodity Exchange Act, which is administered by the CFTC, a federal agency created in 1974. The CFTC licenses and regulates commodity exchanges, commodity pool operators, commodity trading advisors and clearing firms which are referred to in the futures industry as “futures commission merchants.” The General Partner is registered with the CFTC as a commodity pool operator. Futures professionals are also regulated by the NFA, a self-regulatory organization for the futures industry that supervises the dealings between futures professionals and their customers. If the pertinent CFTC licenses or NFA memberships were to lapse, be suspended or be revoked, the General Partner would be unable to act as the Fund’s commodity pool operator. The CFTC has adopted disclosure, reporting and recordkeeping requirements for commodity pool operators. The reporting rules require pool operators to furnish to the participants in their pools a monthly statement of account, showing the pool’s income or loss and change in net asset value, and an annual financial report, audited by an independent certified public accountant. The CFTC and the exchanges have pervasive powers over the futures markets, including the emergency power to suspend trading and order trading for liquidation of existing positions only. The exercise of such powers could adversely affect the Fund’s trading.

     In order to establish and maintain a futures position, a trader must make a type of good-faith deposit with its broker, known as “margin,” of approximately 2%-10% of contract value. Minimum margins are established for each futures contract by the exchange on which the contract is traded. The exchanges alter their margin requirements from time to time, sometimes significantly. For their protection, clearing brokers may require higher margins from their customers than the exchange minimums. When a position is established, “initial margin” is deposited. On most exchanges, at the close of each trading day “variation margin,” representing the unrealized gain or loss on the open positions, is either credited to or debited from a trader’s account. If “variation margin” payments cause a trader’s “initial margin” to fall below “maintenance margin” levels, a “margin call” is made, requiring the trader to deposit additional margin or have his position closed out. Collateral is deposited in connection with forward contracts but is not required by any applicable regulation. Additional collateral may be required by the relevant dealer to maintain a forward contract position, similar to variation margin payments.
INVESTMENT CONSIDERATIONS
A Gold Denominated Investment
     Gold has often been viewed as a hedge against inflation and thus has often been viewed as a safe haven in troubled or uncertain economic times. Gold has also been used as a hedge against fluctuations in the value of the U.S. dollar against other currencies. Historically, when the dollar has depreciated against foreign currencies generally, the dollar price of gold has risen, and vice versa. However, there can be no assurance that historical patterns will persist into the future.
     Superfund Gold, L.P. is designed to combine an investment in gold with an investment in a managed futures strategy. The gold investment of each Series is intended to de-link the Series’ net asset value, which is denominated in U.S. dollars, from the value of the U.S. dollar relative to gold, essentially denominating the Series’ net asset value in terms of gold. However, if the U.S. dollar value of gold declines resulting in dollar losses for the Series, there can be no assurance that there will be a corresponding increase in the value or purchasing power of the U.S. dollar for goods (other than gold) or services priced in dollars. Further, there can be no assurance that trading losses incurred in the Fund’s speculative futures and forward trading will not result in overall losses for the Series or that the Series will not reduce its gold position if gold futures margin requirements increase significantly.
Potential Advantages of Managed Futures
     Both the futures and forward markets and funds investing in those markets offer many structural advantages that make managed futures an efficient way to participate in global markets.
Enhanced Profit Potential
     Established managed futures funds, including Superfund funds, have often produced strong absolute returns and, in many cases, have outperformed stocks and bonds during periods in which those asset classes have not performed well. There can be no assurance, however, that the Fund will perform positively under any given set of market conditions or that it will not incur losses.
Low Correlation to Traditional Asset Classes and Other Alternative Asset Classes
     Because they trade in numerous financial and commodities futures markets ranging from cotton to palladium and currencies to stock indices, managed futures funds, in aggregate, have historically experienced low long-term correlation to most traditional asset classes, including stocks, bonds, and real estate. Managed futures funds may provide a valuable element of diversification to an investor’s portfolio, even one in which other alternative asset classes are represented, because of the low correlation of their returns to the returns of other alternative asset classes, including many hedge fund strategies. There can be no assurance, however, that the Fund’s performance will be non-correlated to the performance of traditional asset classes or that it will not experience sustained periods of significant correlation to the performance of traditional asset classes.
Non-Correlated Investments within the Fund
     The Fund will trade on more than 120 financial and commodities futures markets, many of which react differently from each other to the same economic or market condition. Broadly diversifying across a wide range of futures markets can increase the potential to trade profitably while protecting the overall portfolio from extensive losses from a single market. However, the Fund will not trade in all available markets at all times and may be concentrated in one or two sectors from time to time.
Potential to Profit in Bull and Bear Markets
     Managed futures funds, unlike most mutual funds, which are “long only”, have the potential to profit from market movements in both directions. By having the ability to “go short,” managed futures funds may also profit from anticipating that a future’s price will go down in the future. This potential to profit, whether markets are rising or falling around the globe, makes managed futures particularly attractive as a diversification tool. There can be no assurance, however, that the General Partner’s trading systems will correctly recognize any particular profit opportunity or correctly anticipate price direction or that the Fund will not incur losses.
Interest Credit
     Unlike some alternative, or non-traditional, investment funds, the Fund will not borrow money to obtain leverage and will not incur any interest expense. Rather, margin deposits and reserve assets will be maintained in cash in interest bearing accounts and in cash equivalents, such as U.S. Treasury bills, and interest will be earned on all or nearly all of the Fund’s assets, which include unrealized profits credited to the Series’ accounts.
Global Diversification within a Single Investment
     Futures and related contracts can be traded in many countries, which makes it possible to diversify risk around the globe. This diversification is available both geographically and across market sectors. For example, an investor can trade interest rates, stock indices and currencies in several countries around the world, as well as energy and metals. While the Fund will trade across a diverse selection of global markets, an investment in a Series is not a complete investment program but, rather, should be considered as a diversification opportunity for an overall portfolio. However, if the Fund does not trade profitably, and there can be no assurance that it will do so, the potential diversification benefits of an investment in the Fund will not be realized.
Professional Trading
     The General Partner’s approach includes the following elements:
–	Disciplined Money Management. The General Partner will generally allocate between 0.6% to 0.8% of portfolio equity to any single market position with a maximum risk of 1% to 1.5% from the initial position. However, no guarantee is provided that losses will be limited to these percentages.

–	Balanced Risk. The General Partner will allocate the Fund’s capital from among more than 120 markets around the world 24 hours a day. Among the factors considered to determine the portfolio mix are market volatility, liquidity and trending characteristics. Of course, the Fund will generally not hold positions in all such markets at all times.

–	Ongoing Capital Management. When proprietary risk/reward indicators reach predetermined levels, the Superfund trading system may increase or decrease commitments in certain markets in an attempt to reduce performance volatility.

–	Multiple Systems. The Superfund trading system analyzes multiple technical indicators and perimeters in combination in an attempt to identify trends in their early states. Once potential trades are identified, additional filters are applied which consider volatility and the availability of risk capital before final trade signals are generated.
Convenience
     Through an investment in Units, investors can participate in global markets and opportunities without needing to master complex trading strategies and monitor multiple international markets.

Liquidity
     In most cases the markets to be traded by the Fund are highly liquid. Some markets trade 24 hours on business days. While there can be cases where there may be no buyer or seller for a particular futures contract, the General Partner attempts to select markets for investment based upon, among other things, their perceived liquidity. Exchanges impose limits on the amount that a futures price can move in one day. Situations in which markets have moved the limit for several days in a row have not been common, but do occur. See “The Risks You Face — Lack of Liquidity in the Markets in Which the Fund Trades Could Make It Impossible to Realize Profits or Limit Losses.” Investors may redeem all or a portion of their Units on a monthly basis. See “Distributions; Redemptions; Exchanges.”
Limited Liability
     Investors’ liability is limited to the amount of their investment in each Series. Investors will not be required to contribute additional capital to either Series.

Exhibit A
SUPERFUND GOLD, L.P.
SECOND AMENDED AND RESTATED
LIMITED PARTNERSHIP AGREEMENT
     This Second Amended and Restated Limited Partnership Agreement (the “Agreement”) is made as of [ ], 2009, by and among Superfund Capital Management, Inc., a Grenada corporation (the “General Partner”) and each other person who becomes a party to this Agreement, whether by execution of a counterpart of this Agreement or by execution of a separate instrument pursuant to which such person agrees to be bound by the terms of this Agreement or otherwise, as an owner of a unit (“Unit”) of beneficial interest in a series (“Series”) designated hereunder and who is shown on the books and records of Superfund Gold, L.P. with respect to such Series as a limited partner (individually, a “Limited Partner” and collectively, the “Limited Partners”).
     1. Continuation; Name. The parties to this Agreement hereby continue a limited partnership formed under the Delaware Revised Uniform Limited Partnership Act, as amended and in effect on the date of this Agreement (the “Act”). The name of the limited partnership is Superfund Gold, L.P. (the “Partnership”). The General Partner has executed and filed a Certificate of Limited Partnership of the Partnership (the “Certificate of Limited Partnership”) in accordance with the Act, and has executed, filed, recorded and published as appropriate such amendments, assumed name certificates and other documents as are necessary or advisable in connection with the operation of the Partnership, as determined by the General Partner, and will take all steps which the General Partner may deem necessary or advisable to allow the Partnership to conduct business as a limited partnership where the Partnership conducts business in any jurisdiction, and to otherwise provide that Limited Partners will have limited liability with respect to the activities of the Partnership in all such jurisdictions, and to comply with the law of any jurisdiction. Upon the admission of additional Limited Partners, the initial Limited Partner shall automatically withdraw from the Partnership as the initial Limited Partner. Each Limited Partner hereby undertakes to furnish to the General Partner a power of attorney and such additional information as the General Partner may request to complete such documents and to execute and cooperate in the filing, recording or publishing of such documents as the General Partner determines appropriate.
     2. (a) Units of Limited Partnership. The beneficial interest in the Partnership shall be divided into an unlimited number of Units. The General Partner may, from time to time, authorize the designation of the Units into one or more Series as provided in Section 2(b) below, and within each Series may designate Units into any number of sub-Series (each a “Sub-Series”). All Units issued hereunder shall be fully paid and nonassessable. The General Partner in its discretion may, from time to time, without vote of the Limited Partners, issue Units, in addition to the then issued and outstanding Units, to such party or parties at the then current net asset value of such Units in connection with the business of the Partnership. In connection with any issuance of Units, the General Partner may issue fractional Units. The General Partner may from time to time divide or combine the Units into a greater or lesser number without thereby changing the proportionate beneficial interests in a particular Series. Contributions to a Series of the Partnership may be accepted for, and Units of such Series shall be redeemed as, whole Units and/or 1/1,000 of a Unit or integral multiples thereof.
     (b) Establishment of Series. The Partnership shall consist of one or more separate and distinct Series as contemplated by Section 17-218 of the Act. The General Partner hereby establishes and designates the following Series: “Superfund Gold, L.P. Series A” (“Series A”) and “Superfund Gold, L.P. Series B” (“Series B”) (each, a “Series”). The General Partner, in addition to being the general partner of the Partnership, shall be the general partner associated with each Series designated and established hereunder. Any additional Series designated hereunder shall be established by the adoption of a resolution by the General Partner and shall be effective upon the date stated therein (or, if no such date is stated, upon the date of such adoption). The Units of each Series shall have the relative rights and preferences provided for herein and such rights as may be designated by the General Partner. The General Partner shall cause separate and distinct records for each Series to be maintained and the Partnership shall hold and account for the assets associated therewith separately from the other Partnership property and the assets associated with any other Series. Each Unit of a Series (or a Sub-Series thereof,) shall represent an equal beneficial interest in the net assets associated with that Series (or Sub-Series thereof). Unless the establishing resolution or any other resolution adopted pursuant to this Section 2(b) otherwise provides, Units of each Series established hereunder shall have the following relative rights and preferences:
     (i) Limited Partners with respect to a Series shall have no preemptive or other right to subscribe to any additional Units of such Series or other securities issued by the Partnership.
     (ii) All consideration received by the Partnership for the issue or sale of the Units of a Series, together with all assets in which such consideration is invested or reinvested, all income, earnings, profits, and proceeds thereof, including any proceeds derived from the sale, exchange, or liquidation of such assets, and any funds or payments derived from any reinvestment of such proceeds in whatever form the same may be, shall be held and accounted for separately from the other assets of the Partnership and of every other Series and may be referred to herein as “assets belonging to” that Series or the “Series Estate.” The assets belonging to a particular Series shall belong to that Series for all purposes, and to no other Series, subject only to the rights of creditors of that Series. In addition, any assets, income, earnings, profits, or payments and proceeds with respect thereto, which are not readily identifiable as belonging to any particular Series shall be allocated by the General Partner between and among one or more of the Series for all purposes and such assets, income, earnings, profits, or funds, or payments and proceeds with respect thereto, shall be assets belonging to that Series.
     (iii) A particular Series shall be charged with the liabilities of that Series, and all expenses, costs, charges and reserves attributable to any particular Series shall be borne by such Series. Any general liabilities, expenses, costs, charges or reserves of the Partnership (or any Series) that are not readily identifiable as chargeable to or bearable by any particular Series shall be allocated and charged by the General Partner between or among any one or more of the Series in such manner as the General Partner in its sole discretion deems fair and equitable. Each such allocation shall be conclusive and binding upon the Limited Partners for all purposes. Without limiting the foregoing provisions of this subsection, the debts, liabilities, obligations and expenses incurred, contracted for or otherwise existing with respect to a particular Series shall be enforceable only against the assets belonging to such Series, and not against the assets of the Partnership generally or the assets belonging to any other Series, and none of the debts, liabilities, obligations and expenses incurred, contracted for or otherwise existing with respect to the Partnership generally or any other Series shall be enforceable against the assets belonging to such Series. Notice of this contractual limitation on inter-Series liabilities is set forth in the Certificate of Limited Partnership, and the statutory provisions of Section 17-218 of the Act relating to limitations on inter-Series liabilities (and the statutory effect under Section 17-218 of such notice in the Certificate of Limited Partnership) applies to the Partnership and each Series.
     (c) Creation of Accounts. The General Partner has established and shall maintain an account entitled “Superfund Gold, L.P. Series A Account” (the “Series A Account”) and an account entitled “Superfund Gold, L.P. Series B Account” (the “Series B Account”). The sums held in the Series A Account shall be held for the benefit of Series A and the sums held in the Series B Account shall be held for the benefit of Series B and such accounts shall be segregated from each other and from the Partnership generally and separate records with respect thereto shall be kept for purposes of Section 17-218 of the Act. The General Partner shall hold, invest and disburse the funds held in the accounts in accordance with the terms hereof.
     (d) Creation of Additional Accounts. The General Partner is authorized to establish and maintain one or more separate accounts for each Series (the “Additional Accounts”) with such institutions as the General Partner shall select for the following purposes:
     (i) to receive and deposit subscriptions for Units of such Series;
     (ii) to pay Limited Partners associated with such Series for redemptions of all or a portion of their Units; and
     (iii) to engage in the Partnership’s business as set forth in Section 4 hereof.

     The General Partner acknowledges that the funds held in any such Additional Accounts of a Series will be held for that Series only and that such Additional Accounts shall be segregated from the Additional Accounts held for any other Series and that separate records shall be maintained for each Series with respect to the Additional Accounts.
     (e) Limited Liability of Limited Partners. Each Unit, when purchased by a Limited Partner in accordance with the terms of this Agreement, will be fully paid and nonassessable. No Limited Partner will be liable for the Partnership’s obligations in excess of that Limited Partner’s unredeemed capital contribution, undistributed profits, if any, and any distributions and amounts received upon redemption of Units. The Partnership will not make a claim against a Limited Partner with respect to amounts distributed to that Limited Partner or amounts received by that Limited Partner upon redemption of Units unless the Net Assets of the Partnership (which will not include any right of contribution from the General Partner except to the extent previously made by it under this Agreement) are insufficient to discharge the liabilities of the Partnership which have arisen before the payment of these amounts.
     (f) Sub-Series. Initially, each Series’ Units shall be designated into two Sub-Series: Series A-1, Series A-2, Series B-1 and Series B-2. The only difference between the Series 1 and Series 2 Units within each Series is that Series 2 Units are not charged selling commissions and are available exclusively to (i) investors participating in selling agent asset-based or fixed-fee investment programs or in investment advisors’ asset-based or fixed-fee advisory programs and whose Units were sold by Superfund USA, Inc., or an affiliated broker, (ii) investors who purchased Units through Superfund USA, Inc. or an affiliated broker and who are commodity pools operated by commodity pool operators registered as such with the National Futures Association (“NFA”), and (iii) investors who have paid the maximum selling commission on their Series A-1 or Series B-1 Units (such availability being by redesignation of such Units as Series A-2 Units or Series B-2 Units).
     3. Principal Office. The address of the principal office of each Series shall be Superfund Capital Management, Inc., Superfund Office Building, P.O. Box 1479, Grand Anse, St. George’s, Grenada, West Indies; telephone (473) 439-2418. The General Partner is located at the same address. Registered Agents Legal Services, LLC shall receive service of process on each Series of the Partnership in the State of Delaware at 1220 North Market Street, Suite 606, Wilmington, Delaware 19801.
     4. Business. The business and purpose of the Partnership and each Series is to trade, buy, sell, swap or otherwise acquire, hold or dispose of commodities (including, but not limited to, foreign currencies, money market instruments, financial instruments, and any other securities or items which are now, or may hereafter be, the subject of futures contract trading), domestic and foreign commodity futures contracts, commodity forward contracts, foreign exchange commitments, options on physical commodities and on futures contracts, spot (cash) commodities and currencies, securities (such as United States Treasury securities) approved by the Commodity Futures Trading Commission (“CFTC”) for investment of customer funds and other securities on a limited basis, and any rights pertaining thereto and any options thereon, whether traded on an organized exchange or otherwise, and to engage in all activities necessary, convenient or incidental thereto. The Partnership and Series may engage in such business and purpose either directly or through joint ventures, partnerships or other entities. The objective of the Partnership (and each Series’) is to maintain the approximate equivalent of a dollar for dollar investment in gold (the “Dollar for Dollar Gold Position”) while seeking appreciation of assets through speculative trading by the General Partner.
     5. Term, Dissolution, Fiscal Year.
     (a) Term. The term of the Partnership commenced on the day on which the Certificate of Limited Partnership was filed with the Secretary of State of the State of Delaware pursuant to the provisions of the Act and shall end upon the first to occur of the following:
     (i) receipt by the General Partner of an approval to dissolve the Partnership at a specified time by Limited Partners owning Units representing more than fifty percent (50%) of the outstanding Units of each Series then owned by Limited Partners of each Series, notice of which is sent by certified mail return receipt requested to the General Partner not less than 90 days prior to the effective date of such dissolution;

     (ii) withdrawal, insolvency or dissolution of the General Partner or any other event that causes the General Partner to cease to be the General Partner of the Partnership, unless (i) at the time of each event there is at least one remaining general partner of the Partnership who carries on the business of the Partnership (and each remaining general partner of the Partnership is hereby authorized to carry on the business of general partner of the Partnership in such an event), or (ii) within 120 days after such event Limited Partners of a Series holding a majority of Units of such Series agree in writing to continue the business of the Partnership and such Series and to the appointment, effective as of the date of such event, of one or more general partners of the Partnership and associated with such Series;
     (iii) a decline in the aggregate Net Assets of each Series to less than $500,000 at any time following commencement of trading in the Series;
     (iv) dissolution of the Partnership pursuant hereto; or
     (v) any other event which shall make it unlawful for the existence of the Partnership to be continued or which requires termination of the Partnership.
     (b) Trading activities with respect to a Series shall cease and such Series shall be terminated upon the first to occur of the following; (i) receipt by the General Partner of an approval to dissolve such Series at a specified time by Limited Partners owning Units representing more than fifty percent (50%) of the outstanding Units of such Series then owned by Limited Partners of such Series, notice of which is sent by certified mail return receipt requested to the General Partner not less than 90 days prior to the effective date of such dissolution; (ii) withdrawal of the General Partner as the general partner associated with such Series or any other event that causes the General Partner to cease to be the general partner associated with such Series, unless (a) at the time of such event there is at least one remaining general partner associated with such Series who carries on the business of such Series (and each remaining general partner associated with such Series is hereby authorized to carry on the business of general partner associated with such Series in such an event), or (b) within 120 days after such event Limited Partners holding a majority of Units of such Series agree in writing to continue the business of such Series and to the appointment, effective as of the date of such event, of one or more general partners associated with such Series; (iii) a decline in the aggregate Net Assets of such Series to less than $500,000 at any time following commencement of trading in such Series; (iv) dissolution of such Series pursuant hereto; or (v) any other event which shall make it unlawful for the existence of such Series to be continued or that requires termination of such Series.
     (c) Dissolution. Upon the occurrence of an event causing the dissolution of the Partnership or termination of a Series, the Partnership shall be dissolved, or such Series shall be terminated, and its affairs wound up. Upon the dissolution of the Partnership, or termination of a Series, the General Partner (or, if the General Partner declines, such other person as the Limited Partners may, by majority vote of all outstanding Units, in the case of the dissolution of the Partnership, or majority vote of all outstanding Units of a Series, in the case of termination of such Series, shall select) shall wind up the Partnership’s, or such Series’, affairs and, in connection therewith, shall distribute the assets belonging to each Series, in the case of the dissolution of the Partnership, or a Series, in the case of the termination of such Series, in the following manner and order: (i) first to pay or make reasonable provision to pay all claims and obligations, including all contingent, conditional or unmatured claims and obligations, for which the General Partner (or its successor) may create a reserve, known to each Series, or relevant Series, including claims of Unitholders, and all claims and obligations which are known to each Series, or relevant Series, but for which the identity of the claimant is unknown; and (ii) second to distribution in cash of the remaining assets to the Unitholders of each Series in proportion to their capital accounts in each Series, after giving effect to the allocations pursuant to Section 8 hereof as if the date of distribution were the end of a calendar year. The Partnership shall terminate when (i) all assets of all Series shall have been distributed in the manner provided for in this Agreement and (ii) the Certificate of Limited Partnership shall have been canceled in the manner required by the Act.
     (d) Fiscal Year. The fiscal year of the Partnership shall begin on January 1 of each year (other than the first fiscal year of the Partnership) and end on the following December 31.
     (e) Net Asset Value; Net Asset Value per Unit.

     (i) The “Net Assets” of each Series are the assets belonging to such Series less the liabilities incurred by or associated with such Series determined in accordance with accounting principles generally accepted in the United States. The Net Assets of a Sub-Series of any Series are the Series’ assets attributable to such Sub-Series less the Series’ liabilities attributable to such Sub-Series. If a futures, forward or other contract cannot be liquidated on the day with respect to which Net Assets are being determined, the settlement price on the first subsequent day on which the contract can be liquidated shall be the basis for determining the liquidating value of such contract for such day, or such other value as the General Partner may deem fair and reasonable. The liquidating value of a commodity futures or option contract not traded on a commodity exchange shall mean its liquidating value as determined by the General Partner on a basis consistently applied for each different variety of contract. The “Net Asset Value per Unit” of a Series, or a Sub-Series thereof, is the Net Assets belonging to such Series, or the Net Assets of such Sub-Series, divided by the number of outstanding Units of such Series, or such Sub-Series, as of the date of determination. The Partnership may issue an unlimited number of Units of each Series, or each Sub-Series thereof, at the Net Asset Value per Unit of such Series or Sub-Series thereof.
     (ii) The Net Asset Value per Unit of a Series or Sub-Series thereof shall be quoted in U.S. dollars and may also be quoted in any other currency or dollar equivalent of any commodity, including, but not limited to, gold, as described in the prospectus included in the most recent effective registration statement relating to the offering of Units (the “Prospectus”).
     6. Net Worth of the General Partner. The General Partner agrees that at all times so long as it remains general partner of the Partnership, it will maintain its net worth at an amount not less than 5% of the total contributions to the Partnership, including each Series, by all Partners and to any other commodity program for which it acts as sponsor; provided, however, that in no event shall the General Partner’s net worth be less than $50,000 nor be required to be more than $1,000,000. The requirements of the preceding sentence may be modified by the General Partner if such modification reflects or exceeds applicable North American Securities Administrators Association Guidelines for the Registration of Commodity Pool Programs (“NASAA Guidelines”).
     7. Capital Contributions; Units. The Partners’ respective capital contributions to the Partnership in respect of a Series shall be as shown on the books and records of the applicable Series. The General Partner, so long as it is general partner associated with a Series, shall contribute to such Series sufficient capital so that the General Partner will have at all times a capital account equal to or greater than the greater of $25,000 or 1% of the total capital accounts of such Series (including the General Partner’s). The General Partner may withdraw any interest it may have in such Series in excess of such requirement, and may redeem as of any month-end any interest which it may acquire on the same terms as any Limited Partner of such Series, provided that it must maintain the minimum interest in such Series described in the preceding sentence. The requirements of this Section 7 may be modified by the General Partner if such modification reflects or exceeds applicable NASAA Guidelines. The General Partner’s interest in each Series shall be accounted for on a Unit-equivalent basis (but may receive allocations on an aggregate basis so as to simplify accounting with respect to such Series). Any Units acquired by the General Partner or any of its affiliates will be non-voting, and will not be considered “outstanding” for purposes of determining whether the majority approval of the outstanding Units of a Series has been obtained. The General Partner may, without the consent of any Limited Partners, admit to the Partnership purchasers of Units as Limited Partners associated with a Series. All Units subscribed for upon receipt of a check or draft of the Limited Partner are issued subject to the collection of the funds represented by such check or draft. In the event a check or draft of a Limited Partner for Units representing payment for Units is returned unpaid, the Partnership shall cancel the Units issued to such Limited Partner represented by such returned check or draft. Any losses or profits sustained by a Series in connection with such Series’ trading activities allocable to such cancelled Units shall be deemed an increase or decrease in Net Assets of such Series and allocated among the remaining Limited Partners associated with such Series as described in Section 8. Each subscriber for Units agrees to reimburse the relevant Series for any expense or loss (including any trading loss) incurred in connection with the issuance and cancellation of any Units issued to him or her. The General Partner and each person selling Units on behalf of the Partnership may not complete a sale of the Units to prospective investors until at least five (5) business days after the date the prospective investor receives a final prospectus.

     8. Allocation of Profits and Losses.
     (a) Capital Accounts and Allocations. A capital account will be established for each Unit and the General Partner. The initial balance of each capital account will be the amount contributed to a Series in respect of a Unit or by the General Partner. As of the close of business (as determined by the General Partner) on the last day of each calendar month (“Determination Date”), the following determinations and allocations will be made with respect to each Series:
     (i) Net assets belonging to the Series shall be determined without regard to management or Performance Fees or selling commissions.
     (ii) Any increase or decrease in the net assets (as determined pursuant to Paragraph (i) above), as compared to the last such determination, shall then be credited or charged in equal amounts to the capital account of each Unit and to the capital account of the General Partner (on a Unit-equivalent basis).
     (iii) The monthly management fee and selling commissions shall then be charged against the Units, as applicable on a Sub-Series by Sub-Series basis, reducing the net asset value of each Unit within a Sub-Series equally.
     (iv) The monthly Performance Fee (as defined below), if any, shall then be determined, on a Sub-Series by Sub-Series basis, and charged against the Units reducing the net asset value of each Unit within a Sub-Series equally.
     (v) The amount of any distributions made in respect of a Unit as of the end of such month and any amount paid upon partial redemption of Units or upon withdrawal of the General Partner’s interest as of the end of such month shall be charged against the capital account of such Unit or of the General Partner. The capital account of each Unit fully redeemed shall be eliminated.
     (b) Allocation of Profit and Loss for Federal Income Tax Purposes. As of the end of each fiscal year, the Partnership’s income and expense and capital gain or loss attributable to a Series will be allocated among the Units of such Series and the General Partner (as with respect to such Series) under the following subparagraphs for federal income tax purposes. Allocations will be pro rata from short-term capital gain or loss and long-term capital gain or loss attributable to such Series. For purposes of this Section 8(b) capital gain and capital loss shall be allocated separately and not netted.
     (i) Items of ordinary income and expense (other than the management fee, Performance Fee and selling commissions) will be allocated, as applicable, pro rata among the Units within each Sub-Series outstanding as of the end of each month (including Units then being redeemed).
     (ii) Ordinary deductions attributable to the management fees and Performance Fees paid to the General Partner and the selling commissions shall be allocated to each Partner in the same manner as such management fees, Performance Fees and selling commissions are allocated for financial purposes pursuant to Section 8(a).
     (iii) Capital gain or loss will be allocated as follows:
     (A) There shall be established a tax account with respect to each outstanding Unit. The initial balance of each tax account shall be the net amount paid to the Partnership for each Unit of such Series. As of the end of each fiscal year:
     (1) Each tax account for the Units will be increased by the amount of income or gain allocated to the holder of the Unit under subparagraph (b)(i) above and subparagraph (b)(iii)(C) below.

     (2) Each tax account for the Units shall be decreased by the amount of expense or loss allocated to each Unit pursuant to subparagraphs (b)(i), (b)(ii) and (b)(iii)(E) and by the amount of any distributions paid out with respect to such Units other than upon redemption.
     (3) When a Unit is redeemed, the tax account attributable to such Unit (determined after making all allocations described in this Section 8(b)) will be eliminated.
     (B) Each Partner who redeems a Unit during a fiscal year (including Units redeemed as of the end of the last day of such fiscal year) shall be allocated capital gain, if any, up to the amount of the excess, if any, of the amount received in respect of the Units so redeemed over the sum of the tax accounts (determined after making the allocations described in subparagraphs (b)(i) and (b)(ii), but prior to making the allocations described in this subparagraph (b)(iii)(B)) of such Units (an “Excess”). In the event that the aggregate amount of capital gain available to be allocated pursuant to this subparagraph (b)(iii)(B) is less than the aggregate amount of capital gain required to be so allocated, the aggregate amount of available capital gain shall be allocated among all such Partners in the ratio which each such Partner’s Excess bears to the aggregate Excess of all such Partners.
     (C) Capital gain remaining after the allocation described in subparagraph (b)(iii)(B) shall be allocated among all Partners who hold Units outstanding as of the end of the applicable fiscal year (other than Units redeemed as of the end of the last day of such fiscal year) whose capital accounts with respect to such Units are in excess of the related tax accounts (determined after making the allocations described in subparagraphs (b)(i) and (b)(ii)) allocable to such Units, in the ratio that each such Partner’s excess bears to the aggregate excess of all such Partners. Capital gain remaining after the allocation described in the preceding sentence shall be allocated among all Partners in proportion to their holdings of such Units.
     (D) Each Partner who redeems a Unit during a fiscal year (including Units redeemed as of the end of the last day of such fiscal year) shall be allocated capital loss, if any, up to the amount of the sum of the excess of the tax accounts (determined after making the allocations described in subparagraphs (b)(i) and (b)(ii), but prior to making the allocations described in this subparagraph (b)(iii)(D)) of the Units so redeemed over the amount received in respect of such Units (a “Negative Excess”). In the event that the aggregate amount of capital loss available to be allocated pursuant to this subparagraph (b)(iii)(D) is less than the aggregate amount of capital loss required to be so allocated, the aggregate amount of available capital loss shall be allocated among all such Partners in the ratio that each such Partner’s Negative Excess bears to the aggregate Negative Excess of all such Partners.
     (E) Capital loss remaining after the allocation described in subparagraph (b)(iii)(D) shall be allocated among all Partners who hold Units outstanding as of the end of the applicable fiscal year (other than Units redeemed as of the end of the last day of such fiscal year) whose tax accounts with respect to such Units are in excess of their capital accounts (determined after making the allocations described in subparagraphs (b)(i) and (b)(ii), with respect to such Units, in the ratio that each such Partner’s excess bears to the aggregate excess of all such Partners. Capital loss remaining after the allocation described in the preceding sentence shall be allocated among all Partners in proportion to their holdings of such Units.
     (iv) The tax allocations prescribed by this Section 8(b) will be made to each holder of a Unit whether or not the holder is a substituted Limited Partner. If a Unit has been transferred or assigned, the allocations prescribed by this Section 8(b) will be made with respect to such Unit without regard to the transfer or assignment, except that in the year of transfer or assignment the allocations prescribed by this Section 8(b) will be divided between the transferor or assignor and the transferee or assignee based on the number of months each held the transferred or assigned Unit.
     (v) For purposes of this Section 8(b), the General Partner’s interest in the Partnership (with respect to each Series) shall be treated as if it were a single Unit.

     (vi) The allocation of profit and loss for federal income tax purposes set forth herein allocates taxable profit and loss among the Partners in the ratio and to the extent that financial profit and loss are allocated to such Partners and so as to eliminate, to the maximum practicable extent, any disparity between a Unit’s capital account and its tax account, consistent with principles set forth in Section 704 of the Internal Revenue Code of 1986, as amended (the “Code”), including without limitation a “Qualified Income Offset.”
     (vii) For purposes of this Section 8(b), “capital gain” or “capital loss” shall mean gain or loss characterized as gain or loss from the sale or exchange of a capital asset, by the Code, including, but not limited to, gain or loss required to be taken into account pursuant to Section 1256 thereof.
     (viii) The allocations of profit and loss to the Partners in respect of their Units shall not exceed the allocations permitted under Subchapter K of the Code, as determined by the General Partner, whose determination shall be binding.
     (c) Performance Fees. Performance Fees shall be payable to the General Partner by the Partnership in respect of each Series as of the end of each month. The Performance Fee shall equal a percentage, in respect of each Series as specified in the Prospectus, of New Appreciation (if any) calculated as of the end of each month. “New Appreciation” shall be the total increase, if any, in Net Asset Value of a Series, or a Sub-Series thereof — excluding that portion of any such increase allocable to the General Partner’s capital account — from the end of the last period for which a Performance Fee was earned (the “High Water Mark”). For purposes of determining New Appreciation, the total increase, if any, in Net Asset Value of a Series, or Sub-Series thereof, above the High Water Mark shall be determined without regard to (i) increases in Net Asset Value due to capital contributions (inclusive of subscription proceeds) or interest income, (ii) decreases in Net Asset Value due to redemptions, withdrawals, distributions, or the Performance Fee itself, or (iii) changes, positive or negative, in the value of a Series’ Dollar for Dollar Gold Position. If Units are redeemed when there is a loss carryforward for Performance Fee calculation purposes (that is, the current level of cumulative New Appreciation is below the High Water Mark), such loss carryforward shall be reduced in proportion to the proportion of the total outstanding Units redeemed.
     (d) Expenses.
     (1) The General Partner or an Affiliate shall pay, without reimbursement by the Partnership, the organizational and initial offering costs (excluding selling commissions) incurred in connection with the formation of the Partnership and the initial offering of the Units.
     (2) Each Series shall be obligated to pay all liabilities incurred by such Series, including without limitation, (i) brokerage fees (up to 5% (Series A) and 7% (Series B) annually of the average annual net assets of the Series); (ii) operating and ongoing offering expenses (whether direct or indirect) in an amount not to exceed 1/12 of 0.75% of such Series’ month-end Net Asset Value (0.75% per annum), management fees equal to 1/12 of 2.25% of such Series’ month-end Net Asset Value (2.25% per annum), and performance fees; (iii) subject to a maximum cumulative selling commission of 10% of the gross offering proceeds of a Unit, monthly selling commissions of 1/12 of 2% (2% per annum), provided, however, that Units of each Series attributable to Limited Partners whose investments in the Partnership are made through and participate in a selling agent’s asset-based fee or fixed fee investment program or were recommended by registered investment advisers with whom such persons maintain asset-based fee or fixed fee investment advisory relationships, and are sold by Superfund USA, Inc. or an affiliated broker, shall not be subject to the selling commission (such Units being designated as Series 2 Units within each Series to which selling commission expenses will not be allocated); (iv) legal and accounting fees; and (v) taxes and other extraordinary expenses incurred by such Series. During any year of operations, the General Partner shall be responsible for payment of operating expenses of a Series in excess of 0.75% of such Series’ month-end Net Asset Value during that year. Units against which the maximum permissible cumulative selling commissions have been charged shall be redesignated, and their Net Asset Value shall be recalculated in terms of, Units of a Sub-Series against which no selling commissions are charged and no further selling commissions shall be charged against such Units. Expenses of the General Partner, direct or indirect, such as salaries, rent and other overhead expenses, shall not be liabilities of a Series. Each Series shall receive all interest earned on its assets.

     (3) Each Series shall also be obligated to pay any costs of indemnification payable by such Series to the extent permitted under Section 17 of this Agreement.
     (e) Limited Liability of Limited Partners. Each Unit, when purchased in accordance with this Agreement, shall, except as otherwise provided by law, be fully paid and nonassessable. Any provisions of this Agreement to the contrary notwithstanding, except as otherwise provided by law, no Limited Partner associated with a Series shall be liable for such Series’ or Partnership obligations in excess of the capital contributed by such Limited Partner in respect of such Series, plus his share of undistributed profits and assets of such Series.
     (f) Return of Capital Contributions. No Limited Partner or subsequent assignee shall have any right to demand the return of his capital contribution or any profits added thereto, except through redeeming Units or upon termination of the Series with which such Limited Partner is associated, in each case as provided herein and in accordance with the Act. In no event shall a Limited Partner or subsequent assignee be entitled to demand or receive property other than cash.
     9. Management of the Partnership and each Series. The General Partner, to the exclusion of all Limited Partners, shall have the power to control, conduct and manage the business of the Partnership, including each Series. The General Partner shall have full power and authority to do any and all acts and to make and execute any and all contracts and instruments that it may consider necessary or appropriate in connection with the management of the Partnership. The General Partner shall have sole discretion in determining what distributions of profits and income, if any, shall be made to the Limited Partners associated with any Series (subject to the allocation provisions hereof), shall execute various documents on behalf of each Series and, if necessary, the Limited Partners pursuant to powers of attorney and supervise the liquidation of each Series if an event causing termination of such Series occurs. The General Partner may engage, and compensate on behalf of a Series from assets associated with such Series, or agree to share profits and losses with, such persons, firms or corporations, including (except as described in Section 8(d) of this Agreement) the General Partner and any affiliated person or entity, as the General Partner in its sole judgment shall deem advisable for the conduct and operation of the business of the Partnership and the Series, provided, that no such arrangement shall allow brokerage commissions paid by a Series in excess of the amount described in the Prospectus or as permitted under applicable NASAA Guidelines in effect as of the date of the Prospectus, whichever is lower (the “Cap Amount”). The General Partner shall reimburse each Series, on an annual basis, to the extent that such Series’ brokerage commissions paid to the General Partner exceed the Cap Amount. The General Partner is hereby specifically authorized to enter into, on behalf of each Series, the initial subscription escrow agreements, any introducing broker agreement, and the Selling Agreement as described in the Prospectus. In addition to any specific contract or agreements described herein, the General Partner on behalf of the Partnership and each Series may enter into any other contracts or agreements specifically described in or contemplated by the Prospectus without any further act, approval or vote of the Limited Partners notwithstanding any other provisions of this Agreement, the Act or any applicable law, rule or regulations. The General Partner shall be under a fiduciary duty to conduct the affairs of the Partnership and each Series in the best interests of the Partnership and such Series. The Limited Partners associated with a Series will under no circumstances be deemed to have contracted away the fiduciary obligations owed them by the General Partner. The General Partner’s fiduciary duty includes, among other things, the safekeeping of all funds and assets associated with the Series and the use thereof for the benefit of each such Series. The General Partner shall at all times act with integrity and good faith and exercise due diligence in all activities relating to the conduct of the business of the Partnership and the Series and in resolving conflicts of interest. The Series’ brokerage arrangements shall be non-exclusive, and the brokerage commissions paid by the Series shall be competitive. The General Partner shall seek the best price and services available for commodity transactions. The General Partner is hereby authorized to perform all other duties imposed by Sections 6221 through 6234 of the Code on the General Partner as the “tax matters partner” of the Partnership (including each Series).
     The Partnership and the Series shall make no loans to any party, and the assets associated with each Series will not be commingled with the assets of any other person or entity or other Series (deposit of funds with a bank, a clearing broker, clearinghouse or forward dealer, or entering into joint ventures or partnerships shall not be deemed to constitute “commingling” for these purposes). No person or entity may receive, directly or indirectly, any advisory, management or performance fees, or any profit-sharing allocation from joint ventures, partnerships or similar arrangements in which a Series participates, for investment advice or management, who shares or participates in any clearing brokerage commissions; no broker may pay, directly or indirectly, rebates or give-ups to any trading advisor or manager or to the General Partner or any of their respective affiliates in respect of sales of Units; and such prohibitions may not be circumvented by any reciprocal business arrangements. The foregoing prohibition shall not prevent the Partnership or the Series from executing transactions with any futures commission merchant, broker or dealer or from employing and compensating any affiliate of the General Partner in the capacities, and to the extent, disclosed in the Prospectus. The maximum period covered by any contract entered into on behalf of a Series with the General Partner or any affiliate, except for the various provisions of the Selling Agreement which survive each closing of the sale of the Units, shall not exceed one year. Any material change in the Partnership’s basic investment policies or structure shall require the approval of all Limited Partners of each Series then owned by the Limited Partners. Any agreements between a Series and the General Partner or any affiliate of the General Partner shall be terminable without penalty by such Series upon 60 days’ written notice. All sales of Units in the United States will be conducted by registered brokers. Each Series is prohibited from employing the trading technique commonly known as “pyramiding” as such term is defined in Section I.B. of the NASAA Guidelines. The General Partner may take into account each Series’ open trade equity on existing positions in determining generally whether to acquire additional commodity positions on behalf of each Series and will not be considered to be engaging in “pyramiding.” The General Partner may take such other actions on behalf of the Partnership and the Series as the General Partner deems necessary or desirable to manage the business of the Partnership and the Series. The General Partner is engaged, and may in the future engage, in other business activities and shall not be required to refrain from any other activity nor forego any profits from any such activity, whether or not in competition with the Partnership and the Series. Limited Partners may similarly engage in any such other business activities. The General Partner shall devote to the Partnership and the Series such time as the General Partner may deem advisable to conduct the business and affairs of the Partnership and the Series.
     10. Audits and Reports to Limited Partners. The Partnership’s books (including with respect to each Series) shall be audited annually by an independent certified public accountant. The General Partner will use reasonable efforts to cause each Limited Partner to receive (i) within 90 days after the close of each fiscal year certified financial statements of the Partnership for the fiscal year then ended, (ii) by March 15 of the year following the end of each fiscal year such tax information as is necessary for a Limited Partner to complete his federal income tax return, and (iii) such other annual and monthly information as the CFTC may by regulation require. The General Partner shall notify the Limited Partners associated with a Series within seven business days of any material change in the compensation of any party relating to such Series. Limited Partners or their duly authorized representatives may inspect the Partnership’s books and records related to the Series in which such Limited Partner holds Units during normal business hours upon reasonable written notice to the General Partner and obtain copies of such records, upon payment of reasonable reproduction costs and certification to the General Partner that the inspection and/or copying of such records shall be solely for purposes reasonably related to such Limited Partner’s interest as a beneficial owner of Units and not for any commercial purpose. The General Partner shall have the right to keep confidential from Limited Partners, for such period of time as the General Partner deems reasonable, any information that the General Partner reasonably believes is required by law or by agreement with a third party to be kept confidential, provided that such information may not be kept confidential if it involved a transaction between a Series and an affiliate of the General Partner. The General Partner shall make the Partnership’s books and records available for inspection and copying at the New York, New York, offices of its Affiliate, Superfund USA, Inc. (a registered broker-dealer, 489 5th Avenue, New York, New York 10017) and will provide Limited Partners with a list of names of the then current Limited Partners and their last known mailing addresses, subject to the same representations of a proper, non-commercial purpose as set forth above, by mail upon payment of reasonable copying and mailing charges. The General Partner shall calculate the approximate Net Asset Value per Unit of each Series on a daily basis, both in U.S. dollars and in ounces of gold, and furnish such information upon request to any Limited Partner. The General Partner shall maintain and preserve all Partnership records for a period of not less than six years. The General Partner shall, with the assistance of the Partnership’s clearing brokers, make an annual review of the clearing brokerage arrangements applicable to the Series. In connection with such review, the General Partner shall ascertain, to the extent practicable, the clearing brokerage rates charged to other major commodity pools whose trading and operations are, in the opinion of the General Partner, comparable to those of the Series in order to assess whether the rates charged the Series are competitive in light of the services received. If, as a result of such review, the General Partner determines that such rates are not competitive in light of the services provided the Series, the General Partner will notify the Limited Partners, setting forth the rates charged the Series and several funds which are, in the General Partner’s opinion, comparable to the Partnership.

     11. Assignability of Units. Each Limited Partner expressly agrees that he will not voluntarily assign, transfer or dispose of, by gift or otherwise, any of his Units or any part or all of his right, title and interest in the capital or profits of a Unit in violation of any applicable federal or state securities laws or without giving written notice to the General Partner at least 30 days prior to the date of such assignment, transfer or disposition. No assignment, transfer or disposition by an assignee of Units of any Series or of any part of his right, title and interest in the capital or profits of such Units shall be effective until the General Partner receives the written notice of the assignment; the General Partner shall not be required to give any assignee any rights hereunder prior to receipt of such notice. The General Partner may, in its sole discretion, waive any such notice. No such assignee, except with the consent of the General Partner, which consent may be withheld only to prevent or minimize potential adverse legal or tax consequences to the Partnership and only for the period during which such adverse consequences would arise, may become a substituted Limited Partner, nor will the estate or any beneficiary of a deceased Limited Partner or assignee have any right to redeem Units except by redemption as provided in Section 12 hereof. Each Limited Partner agrees that with the consent of the General Partner any assignee may become a substituted Limited Partner without need of the further act or approval of any Limited Partner. If the General Partner withholds consent, an assignee shall not become a substituted Limited Partner, and shall not have any of the rights of a Limited Partner, except that the assignee shall be entitled to receive that share of capital and profits and shall have that right of redemption to which his assignor would otherwise have been entitled and will remain subject to the other terms of this Agreement. No assignment, transfer or disposition of Units shall be effective until the first day of the month succeeding the month in which the General Partner consents to such assignment, transfer or disposition. No Units may be transferred (except for a transfer in full) where, after the transfer, either the transferee or the transferor would hold less than the number of Units equivalent to an initial minimum purchase, except for transfers by gift, inheritance, intrafamily transfers, family dissolutions, and transfers to Affiliates.
     12. Redemptions. A Limited Partner, or any assignee of Units of whom the General Partner has received written notice as described above, may redeem all or, subject to the provisions of this Section 12, a portion of his Units of a Series in an amount not less than $1,000.00 (such redemption being herein referred to as a “redemption”) effective as of the close of business (as determined by the General Partner) on the last day of any month; provided that: (i) all liabilities, contingent or otherwise, associated with such Series, except any liability to Limited Partners in such Series on account of their capital contributions, have been paid or there remains property associated with such Series sufficient to pay them; (ii) the General Partner shall have timely received a request for redemption, as provided in the following paragraph; and (iii) with respect to a partial redemption, such Limited Partner shall continue to hold Units of such Series at the time of, but after giving effect to, the requested redemption with a net asset value equal to not less than the minimum initial investment amount of $5,000.
     Requests for redemption must be received by the General Partner at least five calendar days, or such lesser period as shall be acceptable to the General Partner, in advance of the requested effective date of redemption. The General Partner may declare additional redemption dates upon notice to the Limited Partners of a Series as well as to those assignees of whom the General Partner has received notice as described above.
     Requests for redemption accepted by the General Partner are payable at the applicable month-end Net Asset Value per Unit of the Series, or Sub-Series thereof, being redeemed. The General Partner is authorized to liquidate positions to the extent it deems necessary or appropriate to honor any such redemption requests.
     If at the close of business (as determined by the General Partner) on any day, the Net Asset Value per Unit of a Series, or Sub-Series thereof, has decreased to less than 50% of the Net Asset Value per Unit of such Series, or Sub-Series thereof, as of the most recent month-end, after adding back all distributions, the General Partner shall notify Limited Partners within such Series within seven business days thereafter and shall liquidate all open positions with respect to such Series as expeditiously as possible and suspend trading. Within ten business days after the date of suspension of trading, the General Partner (and any other general partners of such Series) shall declare a date (a “Special Redemption Date”) with respect to such Series. Such Special Redemption Date shall be a business day within 30 business days from the date of suspension of trading by such Series, and the General Partner shall mail notice of such date to each Limited Partner of such Series and assignee of Units within such Series of whom it has received written notice, by first-class mail, postage prepaid, not later than ten business days prior to such Special Redemption Date, together with instructions as to the procedure such Limited Partner or assignee must follow to have his interest in such Series redeemed on such date (only entire, not partial, interests may be so redeemed unless otherwise determined by the General Partner). Upon redemption pursuant to a Special Redemption Date, a Limited

Partner or any other assignee of whom the General Partner has received written notice as described above, shall receive from the applicable Series an amount equal to the Net Asset Value of his interest in such Series, determined as of the close of business (as determined by the General Partner) on such Special Redemption Date. As in the case of a regular redemption, an assignee shall not be entitled to redemption until the General Partner has received written notice (as described above) of the assignment, transfer or disposition under which the assignee claims an interest in the Units to be redeemed. If, after such Special Redemption Date, the Net Assets of such Series are at least $500,000 and the lowest Net Asset Value of a Unit within such Series is in excess of $250, such Series may, in the discretion of the General Partner, resume trading. The General Partner may at any time and in its discretion declare a Special Redemption Date, should the General Partner determine that it is in the best interests of a Series to do so. The General Partner in its notice of a Special Redemption Date may, in its discretion, establish the conditions, if any, under which other Special Redemption Dates must be called, which conditions may be determined in the sole discretion of the General Partner, irrespective of the provisions of this paragraph. The General Partner may also, in its discretion, declare additional regular redemption dates for Units within a Series.
     Except as otherwise set forth above, redemption payments will be made within 20 business days after the month-end of redemption, except that under special circumstances, including, but not limited to, inability to value the Series’ assets or a part thereof or to liquidate dealers’ positions as of a redemption date or default or delay in payments due a Series from clearing brokers, banks or other persons or entities, such Series may in turn suspend redemptions, in full or in part, until such inability, default or delay is remedied or delay payment to Limited Partners or assignees requesting redemption of their Units of the proportionate part of the Net Asset Value of such Units within such Series equal to the proportionate part of such Series’ aggregate Net Asset Value represented by the sums which are the subject of such inability, default or delay. The General Partner shall cause redemption payments to be sent to the last known addresses of the Limited Partner requesting redemption; provided, however, that such Limited Partners shall cease to be Limited Partners upon payment of the redemption amounts and such Limited Partners shall have no claim against the assets of a Series in which they were Limited Partners except for such redemption payments. If required by law, the General Partner may withhold payment of redemption proceeds to any Limited Partner.
     The General Partner may require a Limited Partner to redeem all or a portion of such Limited Partner’s Units within a Series if the General Partner considers doing so to be desirable for the protection of such Series, and will use reasonable efforts to do so to the extent necessary to prevent the assets of each Series from being deemed to constitute “plan assets” under Section 3(42) of the Employee Retirement Income Security Act of 1974, as amended (“ERISA”), with respect to any “employee benefit plan” as defined in and subject to ERISA or with respect to any plan as defined in and subject to Section 4975 of the Code.
     13. Offering of Units. The General Partner on behalf of each Series shall (i) cause to be filed a Registration Statement or Registration Statements, and such amendments thereto as the General Partner deems advisable, with the Securities and Exchange Commission for the registration and ongoing public offering of the Units, (ii) use reasonable efforts to qualify and to keep qualified Units for sale under the securities laws of such States of the United States or other jurisdictions as the General Partner shall deem advisable and (iii) take such action with respect to the matters described in (i) and (ii) as the General Partner shall deem advisable or necessary. The General Partner shall use reasonable efforts not to accept any subscriptions for Units if doing so would cause the assets of a Series to constitute “plan assets” under Section 3(42) of ERISA with respect to any “employee benefit plan” subject to ERISA or with respect to any plan or account subject to Section 4975 of the Code. If such a Limited Partner has its subscription reduced for such reason, such Limited Partner shall be entitled to rescind its subscription in its entirety even though subscriptions are otherwise irrevocable.
     14. Additional Offerings. The General Partner may, in its discretion, make additional public or private offerings of Units, provided that the net proceeds to a Series of any such sales of additional Units of such Series shall in no event be less than the Net Asset Value per Unit within such Series, or the applicable Sub-Series thereof, (as defined in Section 5(e) hereof) at the time of sale (unless the new Unit’s participation in the profits and losses of such Series is appropriately adjusted). No Limited Partner shall have any preemptive, preferential or other rights with respect to the issuance or sale of any additional Units, other than as set forth in the preceding sentence. The Partnership may, without the consent of any Limited Partner, offer different Series or Sub-Series of Units having different economic terms than previously offered Series or Sub-Series of Units as determined by the General Partner; provided that the issuance of such a new Series of Units shall have no material adverse effect on the holders of outstanding Units; and

provided further that the assets attributable to each such Series shall, to the maximum extent permitted by law, be treated as legally separate and distinct pools of assets, and the assets attributable to one such Series be prevented from being used in any respect to satisfy or discharge any debt or obligation of any other such Series.
     15. Special Power of Attorney. Each Limited Partner does hereby irrevocably constitute and appoint the General Partner and each officer of the General Partner, with power of substitution, as his true and lawful attorney-in-fact, in his name, place and stead, to execute, acknowledge, swear to (and deliver as may be appropriate) on his behalf and file and record in the appropriate public offices and publish (as may in the reasonable judgment of the General Partner be required by law): (i) this Agreement, including any amendments and/or restatements hereto duly adopted as provided herein; (ii) certificates in various jurisdictions, and amendments and/or restatements thereto, and of assumed name or of doing business under a fictitious name with respect to each Series or the Partnership; (iii) all conveyances and other instruments which the General Partner deems appropriate to qualify or continue each Series or the Partnership in the State of Delaware and the jurisdictions in which each Series or the Partnership may conduct business, or which may be required to be filed by each Series or the Limited Partners under the laws of any jurisdiction or under any amendments or successor statutes to the Act, to reflect the dissolution or termination of each Series or the Partnership, or each Series or the Partnership being governed by any amendments or successor statutes to the Act or to reorganize or refile each Series or the Partnership in a different jurisdiction; and (iv) to file, prosecute, defend, settle or compromise litigation, claims or arbitrations on behalf of each Series. The Power of Attorney granted herein shall be irrevocable and deemed to be a power coupled with an interest (including, without limitation, the interest of the other Limited Partners in the General Partner being able to rely on the General Partner’s authority to act as contemplated by this Section 15) and shall survive and shall not be affected by the subsequent incapacity, disability or death of a Limited Partner.
     16. Withdrawal. The General Partner may withdraw from each Series, without any breach of this Agreement, at any time upon 120 days’ written notice by first class mail, postage prepaid, to each Limited Partner of such Series and assignee of whom the General Partner has notice; provided, that such resignation shall not become effective unless and until a successor general partner is in place. If the General Partner withdraws as general partner with respect to a Series and such Series’ business is continued, the withdrawing General Partner shall pay all expenses incurred directly as a result of its withdrawal. In the event of the General Partner’s removal or withdrawal, with respect to a Series, the General Partner shall be entitled to a redemption of its interest in such Series at its Net Asset Value with respect to such Series on the next closing date following the date of removal or withdrawal. The General Partner may not assign its interest in the Partnership or its obligation to direct the trading of each Series’ assets without the consent of each Limited Partner of the affected Series. The death, incompetency, withdrawal, insolvency or dissolution of a Limited Partner or any other event that causes a Limited Partner to cease to be a Limited Partner (within the meaning of the Act) in a Series shall not terminate or dissolve such Series, and a Limited Partner, his estate, custodian or personal representative shall have no right to redeem or value such Limited Partner’s interest in such Series except as provided in Section 12 hereof. Each Limited Partner within a Series agrees that in the event of his death, he waives on behalf of himself and his estate, and directs the legal representatives of his estate and any person interested therein to waive, the furnishing of any inventory, accounting or appraisal of the assets of such Series or the Partnership and any right to an audit or examination of the books of such Series or the Partnership. Nothing in this Section 16 shall, however, waive any right given elsewhere in this Agreement for a Limited Partner to be informed of the Net Asset Value of his Units (valued in U.S. dollars and in ounces of gold), to receive periodic reports, audited financial statements and other information from the General Partner or to redeem or transfer Units.
     17. Standard of Liability; Indemnification.
     (a) Standard of Liability for the General Partner. The General Partner and its Affiliates, as defined below, shall have no liability to any Series or to any Limited Partner of such Series for any loss suffered by such Series or such Limited Partner which arises out of any action or inaction of the General Partner or its Affiliates if the General Partner, in good faith, determined that such course of conduct was in the best interests of such Series and such course of conduct did not constitute negligence or misconduct of the General Partner or its Affiliates.
     (b) Indemnification of the General Partner by each Series. To the fullest extent permitted by law, subject to this Section 17, the General Partner and its Affiliates (as defined below) shall be indemnified by each Series against any losses, judgments, liabilities, expenses and amounts paid in settlement of any claims sustained by them in connection with such Series; provided that such claims were not the result of negligence or misconduct on the part of the General Partner or its Affiliates, and the General Partner, in good faith, determined that such conduct was in the best interests of such Series; and provided further that Affiliates of the General Partner shall be entitled to indemnification only for losses incurred by such Affiliates in performing the duties of the General Partner with respect to such Series and acting wholly within the scope of the authority of the General Partner. Notwithstanding anything to the contrary contained in the preceding two paragraphs, the General Partner and its Affiliates and any persons acting as selling agents for the Units shall not be indemnified for any losses, liabilities or expenses arising from or out of an alleged violation of federal or state securities laws unless (1) there has been a successful adjudication on the merits of each count involving alleged securities law violations as to the particular indemnitee and the court approves indemnification of the litigation costs, or (2) such claims have been dismissed with prejudice on the merits by a court of competent jurisdiction as to the particular indemnitee and the court approves indemnification of the litigation costs, or (3) a court of competent jurisdiction approves a settlement of the claims against a particular indemnitee and finds that indemnification of the settlement and related costs should be made. In any claim for indemnification for federal or state securities law violations, the party seeking indemnification shall place before the court the position of the Securities and Exchange Commission, the California Department of Corporations, the Massachusetts Securities Division, the Missouri Securities Division, the Pennsylvania Securities Commission, the Tennessee Securities Division, the Texas Securities Board and any other state or applicable regulatory authority with respect to the issue of indemnification for securities law violations. Each Series shall not bear the cost of that portion of any insurance which insures any party against any liability the indemnification of which is herein prohibited. For the purposes of this Section 17, an “Affiliate” of any person (including any entity) means (a) any person (including any entity) directly or indirectly owning, controlling or holding with power to vote 10% or more of the outstanding voting securities of such person; (b) any person (including any entity) 10% or more of whose outstanding voting securities are directly or indirectly owned, controlled or held with power to vote, by such person; (c) any person (including any entity) directly, or indirectly, controlling, controlled by, or under common control of such person; (d) any officer, director or partner of such person (including an entity); or (e) if such person is an officer, director or partner, any person (including any entity) for which such person acts in any such capacity. Advances from a Series’ Estate to the General Partner and its Affiliates for legal expenses and other costs incurred as a result of any legal action initiated against the General Partner by a Limited Partner are prohibited. Advances from any Series’ Estate to the General Partner and its Affiliates for legal expenses and other costs incurred as a result of a legal action will be made only if the following three conditions are satisfied: (1) the legal action relates to the performance of duties or services by the General Partner or its Affiliates on behalf of such Series; (2) the legal action is initiated by a third party who is not a Limited Partner; and (3) the General Partner or its Affiliates undertake to repay the advanced funds, with interest from the date of such advance, to such Series in cases in which they would not be entitled to indemnification under the standard of liability set forth in Section 17(a). In no event shall any indemnity or exculpation provided for herein be more favorable to the General Partner or any Affiliate than that contemplated by the NASAA Guidelines as currently in effect. In no event shall any indemnification permitted by this subsection (b) of Section 17 be made by a Series unless all provisions of this Section for the payment of indemnification have been complied with in all respects. Any indemnification payable by a Series hereunder shall be made only as provided in the specific case. In no event shall any indemnification obligations of a Series under this subsection (b) of this Section 17 subject a Limited Partner to any liability in excess of that contemplated by subsection (e) of Section 8 hereof.
     (c) Indemnification of each Series by the Limited Partners. In the event a Series is made a party to any claim, dispute or litigation or otherwise incurs any loss or expense as a result of or in connection with any of such Series’ Limited Partners’ activities, obligations or liabilities unrelated to such Series’ business, such Limited Partner shall indemnify and reimburse such Series for all loss and expense incurred, including reasonable attorneys’ fees.
     18. Amendments; Meetings.
     (a) Amendments with Consent of the General Partner. The General Partner may amend this Agreement with the approval of more than fifty percent (50%) of the Units then owned by Limited Partners of each Series. No meeting procedure or specified notice period is required in the case of amendments made with the consent of the General Partner, mere receipt of an adequate number of unrevoked written consents from Limited Partners of each Series being sufficient. The General Partner may amend this Agreement without the consent of the Limited Partners of each Series in order (i) to clarify any clerical inaccuracy or ambiguity or reconcile any inconsistency (including any inconsistency between this Agreement and the Prospectus), (ii) to effect the intent of the tax allocations proposed herein to the maximum extent possible in the event of a change in the Code or Treasury Regulations or the interpretations thereof affecting such allocations, (iii) to attempt to ensure that either Series is not treated as an association taxable as a corporation for federal income tax purposes, (iv) to qualify or maintain the qualification of the Partnership as a limited partnership in any jurisdiction, (v) to delete or add any provision of or to this Agreement required to be deleted or added by the Staff of the Securities and Exchange Commission or any other federal agency or any state “Blue Sky” official or similar official or in order to opt to be governed by any amendment or successor statute to the Act, (vi) to make any amendment to this Agreement which the General Partner deems advisable, including amendments that reflect the offering and issuance of additional Units, whether or not issued through a Series, provided that such amendment is for the benefit of or not adverse to the Limited Partners of any Series, or that is required by law, and (vii) to make any amendment that is appropriate or necessary, in the opinion of the general partner, to prevent each Series or the General Partner or its directors, officers or controlling persons from in any manner being subjected to the provisions of the Investment Company Act of 1940, as amended, or to prevent the assets of either Series from being considered for any purpose of ERISA or Section 4975 of the Code to constitute assets of any “employee benefit plan” as defined in and subject to ERISA or of any “plan” subject to Section 4975 of the Code (or any corresponding provisions of succeeding law) or to avoid any Series from engaging in a prohibited transaction as defined in Section 406 of ERISA or Section 4975(c) of the Code.
     (b) Amendments and Actions without Consent of the General Partner. In any vote called by the General Partner or pursuant to section (c) of this Section 18, upon the affirmative vote (which may be in person or by proxy) of more than fifty percent (50%) of the Units then owned by Limited Partners of each Series (or, if applicable, the relevant Series), the following actions may be taken, irrespective of whether the General Partner concurs: (i) this Agreement may be amended, provided, however, that approval of all Limited Partners of each Series shall be required in the case of amendments changing or altering this Section 18; in addition, reduction of the capital account of any Limited Partner or assignee or modification of the percentage of profits, losses or distributions to which a Limited Partner or an assignee is entitled hereunder shall not be effected by any amendment or supplement to this Agreement without such Limited Partner’s or assignee’s written consent; (ii) each Series or the Partnership may be dissolved; (iii) the General Partner may be removed and replaced with respect to one or more Series; (iv) a new general partner or general partners may be elected if the General Partner withdraws from each Series; (v) the sale of all or substantially all of the assets of each Series may be approved; and (vi) any contract with the General Partner or any affiliate thereof may be disapproved of and, as a result, terminated upon 60 days’ notice.
     (c) Meetings; Other Voting Matters. A Limited Partner in either Series upon request addressed to the General Partner shall be entitled to obtain from the General Partner, upon payment in advance of reasonable reproduction and mailing costs, a list of the names and addresses of record of all Limited Partners within such Series and the number of Units held by each (which shall be mailed by the General Partner to the Limited Partner within ten days of the receipt of the request); provided, that the General Partner may require any Limited Partner requesting such information to submit written confirmation that such information will not be used for commercial purposes and will only be used for a legitimate purpose related to such person being a Limited Partner. Upon receipt of a written proposal, signed by Limited Partners owning Units representing at least 10% of the Units then owned by Limited Partners, that a meeting of such Series be called to vote upon any matter upon which the Limited Partners may vote pursuant to this Agreement, the General Partner shall, by written notice to each Limited Partner within that Series of record sent by certified mail within 15 days after such receipt, call a meeting of such Series or the Partnership. Such meeting shall be held at least 30 but not more than 60 days after the receipt of such notice, and such notice shall specify the date of, a reasonable place and time for, and the purpose of such meeting. The General Partner may not restrict the voting rights of Limited Partners as set forth herein. In the event that the General Partner or the Limited Partners vote to amend this Agreement with respect to such Series in any material respect, the amendment will not become effective prior to all Limited Partners in such Series having an opportunity to redeem their Units.
     19. Miscellaneous.
     (a) Notices. All notices under this Agreement shall be in writing and shall be effective upon personal delivery, or if sent by first class mail, postage prepaid, addressed to the last known address of the party to whom such notice is to be given, upon the deposit of such notice in the United States mail.
     (b) Binding Effect. This Agreement shall inure to and be binding upon all of the parties, all parties indemnified under Section 17 hereof, and their respective successors and assigns, custodians, estates, heirs and personal representatives. For purposes of determining the rights of any Limited Partner or assignee hereunder, each Series and the Partnership, the General Partner may rely upon each Series’ records as to who are Limited Partners and assignees of such Series, and all Limited Partners and assignees agree that their rights shall be determined and they shall be bound thereby.
     (c) Captions. Captions in no way define, limit, extend or describe the scope of this Agreement nor the effect of any of its provisions. Any reference to “persons” in this Agreement shall also be deemed to include entities, unless the context otherwise requires.
     (d). Governing Law. The validity and construction of this Agreement shall be determined and governed by the laws of the State of Delaware, specifically including the Act, without regard to principals of conflicts of law; provided, however, that the foregoing choice of law shall not restrict the application of any state’s securities laws to the sale of Units to its residents or within such state.
     20. Investment in Accordance with Law. Each Limited Partner that is an “employee benefit plan” as defined in, and subject to the fiduciary responsibility provisions of ERISA, or a “plan” as defined in and subject to Section 4975 of the Code (each such employee benefit plan and plan, a “Plan”), or any entity deemed for any purpose of ERISA or Section 4975 of the Code to hold assets of any Plan and each fiduciary thereof who has caused the Plan to become a Limited Partner (a “Plan Fiduciary”), represents and warrants that:
     (a) the Plan Fiduciary has considered an investment in each Series for such Plan in light of the risks relating thereto;
     (b) the Plan Fiduciary has determined that, in view of such considerations, the investment in each Series for such Plan is consistent with the Plan Fiduciary’s responsibilities under ERISA;
     (c) the investment in a Series by the Plan does not violate and is not otherwise inconsistent with the terms of any legal document constituting the Plan or any trust agreement thereunder;
     (d) the Plan’s investment in a Series has been duly authorized and approved by all necessary parties;
     (e) none of the General Partner, any additional selling agent, any clearing broker, the escrow agent, any broker or dealer through which each Series trades, the administrator, any wholesaler, Superfund Asset Management, Inc., Superfund USA, Inc., any of their respective affiliates or any of their respective agents or employees: (i) has investment discretion with respect to the investment of assets of the Plan used to purchase the Units; (ii) has authority or responsibility to or regularly gives investment advice with respect to the assets of the Plan used to purchase the Units for a fee and pursuant to an agreement or understanding that such advice will serve as a primary basis for investment decisions with respect to the Plan and that such advice will be based on the particular investment needs of the Plan; or (iii) is an employer maintaining or contributing to the Plan; and
     (f) the Plan Fiduciary: (i) is authorized to make, and is responsible for, the decision for the Plan to invest in each Series, including the determination that such investment is consistent with the requirement imposed by Section 404 of ERISA that Plan investments be diversified so as to the risks of large losses; (ii) is independent of the General Partner, each additional selling agent, each clearing broker, the escrow agent, each broker or dealer through which each Series trades, the administrator, each wholesaler, Superfund Asset Management, Inc., Superfund USA, Inc., and each of their respective affiliates; and (iii) is qualified to make such investment decision.
     21. Disclosures and Restrictions Regarding Benefit Plan Investors. Each Limited Partner that is a “benefit plan investor” (defined as any Plan and any entity (“Plan Assets Entity”) deemed for any purpose of ERISA or Section 4975 of the Code to hold assets of any Plan) represents that the individual signing the Subscription Agreement and Power of Attorney on behalf of such Limited Partner has disclosed such Limited Partner’s status as a benefit plan investor by accurately responding to the applicable questions in the Subscription Agreement and Power of Attorney. Each Limited Partner that is not a “benefit plan investor” represents and agrees that if at a later date such Limited Partner becomes a benefit plan investor, such Limited Partner will immediately notify the General Partner of such change of status. In addition, each Plan Assets Entity agrees to promptly provide information to the General Partner, upon the General Partner’s reasonable request, regarding the percentage of the Plan Assets Entity’s equity interests held by benefit plan investors. Notwithstanding anything herein to the contrary, the General Partner, on behalf of a Series, may take any and all action including, but not limited to, refusing to admit persons as Limited Partners or refusing to accept additional capital contributions, and requiring the redemption of the Units of any Limited Partner in accordance with Section 12 hereof, as may be necessary or desirable to assure that at all times less than twenty-five percent (25%) of the total value of each “class of equity interests in a Series”, as determined pursuant to United States Department of Labor Regulation Section 2510.3-101 and Section 3(42) of ERISA, is held by benefit plan investors (not including the investments of the General Partner, any person who provides investment advice for a fee (direct or indirect) with respect to a Series and individuals and entities (other than benefit plan investors) that are “affiliates,” as such term is defined in the applicable regulation promulgated under ERISA, of any such person) or to otherwise prevent such Series from holding “plan assets” under Section 3(42) of ERISA.

     IN WITNESS WHEREOF, the undersigned have duly executed this Limited Partnership Agreement as of the day and year first above written.

SUPERFUND CAPITAL MANAGEMENT, INC.
By:
Name:	Nigel James
Title:	President

Superfund Gold, L.P.Request for RedemptionPlease send original to: Superfund Gold, L.P. c/o Superfund USA, Inc. 489 Fifth Ave New York, NY 10017 Limited Partner Mr. Mrs. Ms. Name ___Limited Partner # _ Name of Joint Ltd. Partner(s) ___Social Security # Name of Entity (if applicable) ___Taxpayer ID # ___ _ Address Street ___Series A B City, State, ZIP ___(please check the appropriate box) ___ ___Name of Custodian (if applicable) Custodian Address City, State, ZIP ___ Bank Name Bank Address City, State, ZIP ___ ABA Number Account Name Account Number Addition. Information* *Please contact our Fund Administration Department at (212) 750-6300 if you would prefer to have the funds sent to you via Bank Check.Dear Sir/Madam: 4United States Taxable Limited Partners Only The undersigned hereby requests redemption, as defined in and subject Under penalty of perjury, the undersigned hereby certifies that the Social to all the terms and conditions of the Amended and Restated Limited Security Number or Taxpayer ID Number indicated on this request for redemp-Partnership Agreement (“Partnership Agreement”) of Superfund Gold, L.P. of tion is the undersigned’s true, correct and complete Social Security Number or $ ___ (insert dollar amount Taxpayer ID Number, that the undersigned is not subject to backup withhold-to be redeemed; minimum of $1,000.00 if less than all Limited Partnership Units ing under the provisions of section 3406(a)(1)(C) of the Internal Revenue Code (“Units”) are being redeemed, subject to remaining investment of at least $5,000.00. of 1986 and that the undersigned is a U.S. person.(IF NO DOLLAR AMOUNT IS ENTERED HERE, IT WILL BE ASSUMED THAT THELIMITED PARTNER WISHES TO REDEEM ALL UNITS)) of the undersigned’s Units in 4Non-United States Limited Partners Only the series indicated above at the net asset value per Unit, as defined in the PartnershipUnder penalty of perjury, the undersigned hereby certifies that (a) the undersigned is Agreement, as of the close of business at the end of the current month. Redemption not a citizen or resident of the United States or (b) (in the case of an investor which is shall be effective as of the month-end immediately following receipt by you of this not an individual) the investor is not a United States corporation, partnership, estate request for redemption, provided that this request for redemption is received five (5) or trust. business days prior to the end of such month. The undersigned hereby represents and warrants that the undersigned is the true, lawful and beneficial owner of the Units4Signature(s) Must Be Identical To Name(s) In Which Units Are Registered to which this request for redemption relates with full power and authority to request redemption of such Units. Such Units are not subject to any pledge or otherwise The Internal Revenue Service does not require your consent to any provi-encumbered in any fashion. sion of this document other than the certifications required to avoid backup withholding.___ ___ ___Date Signature of Limited Partner Date Signature of Joint Limited Partner (if any) or Custodian___ ___ ___Date Authorized Signatory TitleBy: (Authorized Corporate Officer, Partner, Custodian or Trustee)

EXHIBIT C
SUPERFUND GOLD, LP
SUBSCRIPTION REPRESENTATIONS
     By executing the Subscription Agreement for Superfund Gold, L.P. (the “Fund”), each purchaser (“Purchaser”) of units (“Units”) of beneficial interest in each Series (“Series”) irrevocably subscribes for Units at a price equal to the net asset value per Unit of the relevant Sub-Series within a Series as of the end of the month in which the subscription is accepted, provided such subscription is received at least five business days prior to such month-end, as described in the prospectus dated [ ], 2009 (the “Prospectus”). The minimum subscription is $5,000 per Series; additional Units may be purchased with a minimum investment of $1,000 for each Series in which the investor has made the minimum investment. Subscriptions must be accompanied by a check in the full amount of the subscription and made payable to “Superfund Gold, L.P. Series (A or B as applicable) ESCROW ACCOUNT” unless the Purchaser’s payment will be made by debiting a brokerage account maintained with Purchaser’s selling agent. Purchaser is also delivering to the selling agent an executed Subscription Agreement (Exhibit D to the Prospectus) and any other documents needed (i.e., Trust, Pension, Corporate). If Purchaser’s Subscription Agreement is accepted, Purchaser agrees to contribute Purchaser’s subscription to the Series subscribed for and to accept the terms of the Second Amended and Restated Limited Partnership Agreement of the Fund, as amended from time to time (the “Partnership Agreement”), attached as Exhibit A to the Prospectus. Purchaser agrees to reimburse each Series and Superfund Capital Management, Inc. (“Superfund Capital Management”), as general partner, for any expense or loss incurred as a result of the cancellation of Purchaser’s Units due to a failure of Purchaser to deliver good funds in the amount of the subscription price. By execution of the Subscription Agreement, Purchaser shall be deemed to accept and agree to the terms of the Partnership Agreement as if Purchaser had executed the Partnership Agreement. As an inducement to Superfund Capital Management to accept this subscription, Purchaser (for the Purchaser and, if Purchaser is an entity, on behalf of and with respect to each of purchaser’s shareholders, partners, members or beneficiaries), by executing and delivering Purchaser’s Subscription Agreement, represents and warrants to Superfund Capital Management, the clearing brokers, the selling agent who solicited Purchaser’s subscription and each Series, as follows: (a) Purchaser is of legal age to execute the Subscription Agreement and is legally competent to do so. (b) Purchaser acknowledges that Purchaser has received a copy of the Prospectus, including the Partnership Agreement. (c) All information that Purchaser has furnished to Superfund Capital Management or that is set forth in the Subscription Agreement submitted by Purchaser is correct and complete as of the date of such Subscription Agreement, and if there should be any change in such information prior to acceptance of Purchaser’s subscription, purchaser will immediately furnish such revised or corrected information to Superfund Capital Management. (d) Unless (e) or (f) below is applicable, Purchaser’s subscription is made with Purchaser’s funds for Purchaser’s own account and not as trustee, custodian or nominee for another. (e) The subscription, if made as custodian for a minor, is a gift Purchaser has made to such minor and is not made with such minor’s funds or, if not a gift, the representations as to net worth and annual income set forth below apply only to such minor. (f) If Purchaser is an entity, the person signing the Subscription Agreement is duly authorized to do so and such entity has full power and authority to purchase such Units and enter into and accept the terms of the Subscription Agreement and become a limited partner of the Fund. (g) Purchaser either is not required to be registered with the Commodity Futures Trading Commission (“CFTC”) or to be a member of the National Futures Association (“NFA”) or if required to be so registered is duly registered with the CFTC and is a member in good standing of the NFA. (h) Purchaser represents and warrants that Purchaser has (i) a net worth of at least $250,000 (exclusive of home, furnishings and automobiles) or (ii) an annual gross income of at least $70,000 and a net worth (similarly calculated) of at least $70,000. Residents of the following states must meet the requirements set forth below (net worth in all cases is exclusive of home, furnishings and automobiles). In addition, Purchaser may not invest more than 10% of his net worth (exclusive of home, furnishings and automobiles) in each Series. (i) If the Purchaser is, or is acting on behalf of, an “employee benefit plan,” as defined in and subject to the Employee Retirement Income Security Act of 1974, as amended (“ERISA”), a “plan” as defined in and subject to Section 4975 of the Internal Revenue Code of 1986, as amended (the “Code”) (a “Plan”) or an entity (“Plan Assets Entity”) deemed for any purposes of ERISA or Section 4975 of the Code to hold assets of any Plan due to investments made in such entity by benefit plan investors (in which case, the following representations and warranties are made with respect to each Plan holding an investment in such Plan Assets Entity), the individual signing this Subscription Agreement on behalf of the Purchaser, in addition to the representations and warranties set forth above, hereby further represents and warrants as, or on behalf of, the fiduciary of the Plan responsible for purchasing Units (the

“Plan Fiduciary”) that: (a) the Plan Fiduciary has considered an investment in a Series for such Plan in light of the risks relating thereto; (b) the Plan Fiduciary has determined that, in view of such considerations, the investment in a Series is consistent with the Plan Fiduciary’s responsibilities under ERISA; (c) the Plan’s investment in such Series does not violate and is not otherwise inconsistent with the terms of any legal document constituting the Plan or any trust agreement thereunder; (d) the Plan’s investment in such Series has been duly authorized and approved by all necessary parties; (e) none of Superfund Capital Management, HSBC Bank USA, PNC Global Investment Servicing (U.S.), Inc. (“PNC”), ADM Investor Services, Inc., Barclays Capital Inc., Rosenthal Collins Group, L.L.C., Superfund Asset Management, Inc., Superfund USA, Inc., any additional selling agent, any wholesaler, any of their respective affiliates or any of their respective agents or employees: (i) has investment discretion with respect to the investment of assets of the Plan used to purchase Units; (ii) has authority or responsibility to or regularly gives investment advice with respect to the assets of the Plan used to purchase Units for a fee and pursuant to an agreement or understanding that such advice will serve as a primary basis for investment decisions with respect to the Plan and that such advice will be based on the particular investment needs of the Plan; or (iii) is an employer maintaining or contributing to the Plan; and (f) the Plan Fiduciary (i) is authorized to make, and is responsible for, the decision to invest in each Series, including the determination that such investment is consistent with the requirement imposed by Section 404 of ERISA that Plan investments be diversified so as to minimize the risks of large losses, (ii) is independent of Superfund Capital Management, HSBC Bank USA, PNC, ADM Investor Services, Inc., Barclays Capital Inc., Rosenthal Collins Group, L.L.C., Superfund Asset Management, Inc., Superfund USA, Inc., each additional selling agent, each wholesaler, and each of their respective affiliates, and (iii) is qualified to make such investment decision. The Purchaser will, at the request of Superfund Capital Management, furnish Superfund Capital Management with such information as Superfund Capital Management may reasonably require to establish that the purchase of the Units by the Plan does not violate any provision of ERISA or the Code, including without limitation, those provisions relating to “prohibited transactions” by “parties in interest” or “disqualified persons” as defined therein. (j) If the Purchaser is acting on behalf of a trust (a “Limited Partner Trust”), the individual signing the Subscription Agreement on behalf of the Limited Partner Trust hereby further represents and warrants that an investment in the applicable Series is permitted under the trust agreement of the Limited Partner Trust, and that the undersigned is authorized to act on behalf of the Limited Partner Trust under the trust agreement thereof.
     (i) Is the Purchaser a Plan or Plan Assets Entity as described above?
                          Yes                                           No
     (ii) If the Purchaser has checked “Yes” above, is the Purchaser a Plan Assets Entity?
                          Yes                                           No
     If “Yes”, the Purchaser hereby represents and warrants that the percentage of the Plan Assets Entity’s equity interests held by a Plan or a Plan Assets Entity does not exceed the percentage set forth below. To ease the administrative burden related to monitoring and updating this percentage, each Series recommends that the Purchaser build in some cushion so that the Purchaser will not have to notify such Series if the percentage changes slightly.
                         %
     The Purchaser agrees to immediately notify the Superfund Capital Management upon any change to the foregoing representations.
     1. Alabama — Alabama investors should limit their investment in the Fund and other managed futures programs to not more than 10% of their liquid net worth (cash, cash equivalents and readily marketable securities).
     2. California — Net worth of at least $500,000 or a net worth of at least $250,000 and an annual income of at least $70,000.
     3. Iowa — Net worth of at least $500,000 or a net worth of at least $250,000 and an annual taxable income of at least $100,000.
     4. Kansas — Kansas investors should limit their investment in the Fund and other managed futures programs to not more than 10% of their liquid net worth (that portion of net worth that consists of cash, cash equivalents and readily marketable securities).

     5. Kentucky — Net worth of at least $300,000 or a net worth of at least $85,000 and an annual taxable income of $85,000. Kentucky investors should limit their investment in any commodity pool program to not more than 10% of their liquid net worth (cash, cash equivalents and readily marketable securities).
     6. Minnesota — By executing the Subscription Agreement and Power of Attorney of the Fund, a Minnesota Purchaser is deemed to represent and warrant to the Fund that such person is an “accredited investor” as defined in Rule 501(a) under the Securities Act of 1933. An accredited investor includes: (1) any natural person whose individual net worth, or joint net worth with that person’s spouse, at the time of such person’s purchase of the Units exceeds $1,000,000; or (2) any natural person who had individual income in excess of $200,000 in each of the two most recent years, or joint income with that person’s spouse in excess of $300,000 in each of those years, and has a reasonable expectation of reaching the same income level in the current year.
     7. New Mexico — Net worth of at least $250,000 or a net worth of at least $75,000 and an annual income of at least $75,000.
     8. Oregon — Net worth of at least $500,000 or a net worth of at least $250,000 and an annual income of at least $70,000.
     9. Tennessee — Net worth of at least $250,000 or a net worth of at least $70,000 and an annual taxable income of at least $70,000. Tennessee investors should be aware that the rate at which each Series’ performance fee is calculated exceeds the maximum rate for incentive/performance fees payable under the Guidelines for Registration of Commodity Pool Programs (the “Guidelines”) adopted by the North American Securities Administrators Association, and may, under certain circumstances, result in Superfund Capital Management receiving combined management and incentive fees that exceed the maximum compensation permitted by the Guidelines.

SM Superfund ® USEN273/0408 Superfund Gold, L.P. Subscription Documents for Investors Advised by a Registered Investment Advisor Important Note: This page must be completed for prospective investors that are clients of a registered investment advisor with a fixed-fee or assetbased fee advisory relationship with that advisor and must be submitted by the prospective investor to Superfund Gold, L.P., c/o Superfund USA, Inc., along with the investor’s completed subscription documents. Investors not participating in a registered investment advisor’s investment advisory program may proceed to the following page. To be completed by Registered Investment Advisor Investor Name Investment Advisor Firm Name Investment Advisor Registration Number Investment Advisor Representative Name Address Street City, State, ZIP , Phone/Fax E-mail address Registered Investment Advisor must sign I hereby certify that I have discussed the pertinent facts, including the fees, expenses and risks, relating to an investment in Superfund Gold, L.P. with the above named client and that an investment in Superfund Gold, L.P. of not more than $ is suitable for such client in light of such client’s needs, financial circumstances and investment objectives. Print name Date M M D D Y Y Y Y Investment Advisor Signature Investor Authorization to share Financial Information I hereby authorize Superfund Gold, L.P. to send copies of the following correspondence to my investment advisor named above: q Monthly Reports q Annual Reports q K-1 Investor Print name Date M M D D Y Y Y Y Investor Signature Note: The foregoing authorization is not required as a condition of your investment in Superfund Gold, L.P. D-1 RIA

Superfund Gold, L.P.
Subscription Agreement Any person considering subscribing for limited partnership units (“Units”) in Superfund Gold, L.P. (the “Fund”) should carefully read and review a current prospectus. The Fund’s prospectus (the “Prospectus”) should be accompanied by the most recent monthly report of each series (“Series”).
The date printed on the front of the prospectus can be no later than 9 months old. If the date is more than 9 months old, new materials are available and must be utilized. 1 Check box in Section 1 if this is an addition to an existing account and list Limited Partner #. 2 Enter the name and address (no post office boxes) of the investor and (if applicable) joint investor in Section 2. For UGMA/UTMA (Minor), enter the Minor’s name, followed by “Minor”, and address (no post office boxes) in Section 2, and enter the custodian name in Section 6. For Trusts, enter the Trustee(s) name(s) and the Trustee(s) address in Section 2 and the Trust name in Section 3. For Corporations, Partnerships, and Estates, enter the officer or contact person and the entity address in Section 2 and the entity name in Section 3. Investors who are not individuals may be required to furnish a copy of organizing or other documents evidencing the authority of such entity to invest in each Series. For example, Trusts may be required to furnish a copy of each trust agreement, Corporations must furnish a corporate resolution or by laws. 3 If the mailing address is different from the residence address, please fill in Section 4.
4 Enter the Custodian’s name and address in Section 6 if applicable. 5 Check the appropriate boxes for Series A and/or B under Section 7 and fill in the date when the prospectus was received. 6 Enter the total dollar amount being invested in Section 8. If you checked both boxes before, please indicate how much to allocate to each Series. 7 Enter the investor’s brokerage account number in Section 9 if applicable. 8 Enter the Social Security Number OR Taxpayer ID Number, as applicable, in Section 10 and check the appropriate box to indicate ownership type. For IRA accounts, the Taxpayer ID Number of the Custodian should be entered, as well as the Social Security Number of the investor. For foreign investors, enter Passport Number in Social Security Number field and Country of Citizenship in Taxpayer ID field. Please submit a copy of your Government ID with your completed subscription documents. 9 The investor must sign and date Section 12. If it is a joint account, both investors must sign. In certain cases, the Custodian‘s signature, as well as the investor‘s signature, is required. 10 The name of the Broker-Dealer firm, Registered Representative name, Registered Representative number, address, and phone number must be entered in the box on the top right of the page. 11 The Registered Representative and the Principal must sign Section 13. 12 On page 2 of this Subscription Agreement please check the appropriate boxes for Series A and/or B. 13 Please fill in the enclosed Suitability Requirements form (front & back page). The investor should return this Subscription Agreement, Suitability Requirements Form and payment to his or her Broker‘s office address. Subscription Agreements, Suitability Requirements Form, payment, and any other required documents should be sent by the Broker-Dealer to either: 1) the administration or Fund Administration office of the selling firm, if firm procedures require, or 2) to the custodial firm if one is required (Superfund Capital Management, Inc. (“Superfund Capital Management”) recommends sending documents early in the month so that they reach it before month-end), or 3) to Superfund Capital Management, Inc. c/o Superfund USA, Inc., 489 Fifth Avenue, New York, NY 10017. Attention: Fund Administration. If payment is being made by wire transfer, please wire the specified amount for Series A and/or Series B to the following accounts: Please make sure that the amount of money received by Superfund Capital Management is net and equals the amount stated on the Subscription Agreement. Series A Series B HSBC BANK USA HSBC BANK USA ABA# 021 001 088 ABA# 021 001 088 Account Name: ISSUER SERVICES Account Name: ISSUER SERVICES Account Number: 002 600 161 Account Number: 002 600 161 For further credit to: Quadriga Superfund, L.P. Series A For further credit to: Quadriga Superfund, L.P. Series B Ref. Nr.: 108 77 854 Ref. Nr.: 108 77 856 Payments made by check must be received AT LEAST FIVE BUSINESS DAYS prior to the last business day of the month. Payments made by wire must be received AT LEAST THREE BUSINESS DAYS prior to the last business day of the month. Please make checks payable to “Superfund Gold, L.P. Series A ‘Escrow Account’” or “Superfund Gold, L.P. Series B ‘Escrow Account’”. If Investors and/or Broker-Dealers have specific questions about the subscription process, please call Superfund Capital Management’s Fund Administration Department at 212-750-6300.

Superfund Gold, L.P.
Subscription Agreement IMPORTANT: READ PAGE D-2 BEFORE SIGNING [1] Check here if this is an addition to an existing account. Limited Partner Limited Partner # Joint Limited Partner [2] Last Name ___ First Name ___ Residence address ___ Street, City, State, Zip Code ___ (P.O. Box not acceptable) ___ [3]Additional Information ___ (for Estates, Partnerships, Trusts and Corporations) ___ [4] Mailing address ___ (if different) ___ [5] E-mail address ___ Telephone / date of birth ___M M D D Y Y Y Y___M M D D Y Y Y Y_ [6] Custodian name, ___ ___mailing address ___ Street, City, State, Zip Code ___ [7] The investor named above, by execution and delivery of this Subscription Agreement and Power of Attorney, by either (i) enclosing a check or wiring payment payable to “Superfund Gold, L.P. Series A B Escrow Account”, or (ii) authorizing the selling agent (or additional seller, as the case may be) to debit investor’s customer securities account in the amount set forth below, hereby subscribes for the purchase of Superfund Gold, L.P. Series A B Units at Net Asset Value per Unit by the last business day of each month.
The named investor further acknowledges receipt of the Fund’s Prospectus dated___GGGGGGGGGGGG___, including the Amended and Restated Limited Partnership Agreement (“Partnership Agreement”) of the Fund, the Subscription Requirements and the Subscription Agreement and Power of Attorney set forth therein, the terms of which govern the investment in the Units being subscribed for hereby. [8] Total Amount $ ___thereof Series A ___ ___(minimum of $ 5,000 for each Series; $1,000 or more for additional investments)___Series B _ [9]Brokerage Account # ___(must be completed if payment is made by debit to investor’s securities or other qualified accounts) [10] Social Security # ___Taxpayer ID #___ Taxable Investors (check one): Tenants in Entireties            Non-Taxable Investors (check one): Individual Ownership            Community Property            IRA            Defined Benefit* Other (specify) Partnership* Estate            IRA Rollover            Pension* Roth IRA Corporation* Grantor or Other Revocable Trust* Profit Sharing* SEP 401 (K)* Tenants in Common Trust other than a Grantor or Revocable Trust* (* APPROPRIATE AUTHORIZATION DOCUMENTS MUST ACCOMPANY Joint Tenants with Right of            UGMA/UTMA (Minor) Survivorship SUBSCRIPTION, I.E., TRUSTS, PENSION, CORPORATE DOCUMENTS) Under penalties of perjury, I certify that: (1) The number shown on this form is my Under penalties of perjury, by signature below I hereby certify that the Passport Number or correct social security number or taxpayer identification number (or I am waiting Government ID Number provided is true, correct, and complete and (a) I am not a citizen for a number to be issued to me); (2) I am not subject to backup withholding due to or resident of the United States or (b) (in the case of an investor which is not an a failure to report interest and dividend income; and (3) I am a U.S. person. individual) the investor is not a United States corporation, partnership, estate, or trust.
[12] Investor(s) must sign (Executing and delivering this Subscription Agreement and Power of Attorney shall in no respect be deemed to constitute a waiver of any rights under the Securities Act of 1933, or under the Securities Exchange Act of 1934.) The Internal Revenue Service does not require your consent to any provision of this document other than the certifications required to avoid backup withholding. ___ ___Date Signature of Limited Partner Date Signature of Joint Limited Partner (if any) or Custodian [13] BROKER-DEALER MUST SIGN As set forth in the Prospectus, I hereby certify that I have informed the investor of all pertinent facts relating to the risks, tax consequences, liquidity, marketability, management, and control of Superfund Capital Management with respect to an investment in the Units. I have also informed the investor of the unlikelihood of a public trading market developing of the Units. I have reasonable grounds to believe, based on information obtained from this investor concerning his/her investment objectives, other investments, financial situation, and needs and any other information known by me, that investment in the applicable Series is suitable for such investor in light of his/her financial position, net worth and other suitability characteristics. I do not have discretionary authority over the account of the investor. ___ Date Registered Representative Signature Date Principal Signature (if required by Selling Agent procedures) Print Name Print Name Broker-Dealer This subscription should be fee-based commission based. R.R. Phone/Fax Broker Dealer firm R.R. Email Address R.R. Address Registered Representative Code ___Branch Code ___

Superfund Gold, L.P.
Limited Partnership Units Subscription Agreement Superfund Gold, L.P. c/o Superfund USA, Inc. 489 Fifth Avenue New York, NY 10017 Dear Sir/Madam: Subscription for Units: I hereby subscribe for the number of Units in Series A or Series B of the Fund set forth on page D-4 (minimum $5,000) of this Subscription Agreement and Power of Attorney Signature Page, at net asset value per Unit as set forth in the Partnership Agreement. The undersigned’s check payable to “Superfund Gold, L.P. Series A Escrow Account” or “Superfund Gold, L.P. Series B Escrow Account” in the full amount of the undersigned’s subscriptions, (additions, in excess of the required minimum investment, may be made with a minimum investment of $1,000, as described in the Prospectus), accompanies the Subscription Agreement and Power of Attorney Signature Page. If this subscription is rejected, or if no Units are sold, all funds remitted by the undersigned herewith will be returned. Superfund Capital Management may, in its sole and absolute discretion, accept or reject this subscription in whole or in part. If notice of revocation of a subscription is not received by Superfund Capital Management at least 10 days before the end of a month, such attempted revocation is void and will not be deemed a written request for redemption. All Units offered are subject to prior sale. Representations and Warranties of Subscriber: I have received the Prospectus. By submitting this Subscription Agreement and Power of Attorney I am making the representations and warranties set forth in “Exhibit C – Subscription Representations” contained in the Prospectus, including, without limitation, those representations and warranties relating to my net worth and annual income set forth therein. Irrevocability; Governing Law: Except as provided above, I hereby acknowledge and agree that I am not entitled to cancel, terminate, or revoke this subscription or any of my agreements hereunder after the Subscription Agreement and Power of Attorney has been submitted (and not rejected) and that this subscription and such agreements shall survive my death or disability, but shall terminate with the full redemption of all my Units in each Series. Except as to matters of state or federal securities laws, this Subscription Agreement and Power of Attorney shall be governed by and interpreted in accordance with the laws of the State of Delaware.

Superfund Gold, L.P.
Suitability Requirements Form By subscribing for Units of the Fund, you will be required to fill out this form in its entirety, and to satisfy any applicable special state suitability requirement described in this form. Therefore, please make sure that you carefully review all representations and warranties and state suitability requirements before signing this form. The undersigned form must be mailed or delivered to the selling agent together with the Subscription Agreement and all other necessary documents. For a successful subscription of Units, all documents must be received at least 5 business days before the initial, or applicable, monthly closing. Please indicate the series you are subscribing for: Series A B (please check the appropriate box) What is your annual income (AI)? How did you finance the investment? Own money Loan Other What is your approximate net worth (NW) exclusive of residence and automobiles? Receipt of Documentation: The regulations of the Commodity Futures Trading Commission you meet the minimum suitability and/or investment requirements for the state in which you (“CFTC”) require that you be given a copy of the Prospectus, as well as certain additional reside. (As used below, “NW” means net worth exclusive of home, furnishings, and automo-documentation consisting of: (a) a supplement to the Prospectus, which must be given to biles; “AI” means annual gross income; and “TI” means annual taxable income for federal you if the Prospectus is dated more than nine months before the date that you first received income tax purposes.) the Prospectus, and (b) the most current monthly account statement (report) for the Fund. By subscribing for Units, you hereby acknowledge receipt of the Prospectus and the additional 1. Alabama Alabama investors should limit their investment in the Fund and other documentation referred to above, if any. managed futures programs to not more than 10% of their liquid net worth (cash, cash equivalents and readily marketable securities). Admission to the Fund: Please be informed that you will not be issued a certificate evi- 2. California $70,000 (AI) and $250,000 (NW), or $500,000 (NW) dencing the Units that you are purchasing, but you will receive a written confirmation of the 3. Iowa $70,000 (TI) and $250,000 (NW), or $500,000 (NW) purchase in Superfund Capital Management’s customary form. 4. Kansas Kansas investors should limit their investment in the Fund and other State Suitability Requirements: Except as indicated below, investors must have a net managed futures programs to not more than 10% of their liquid net worth (exclusive of home, furnishings and automobiles) of at least $250,000 or, failing worth (that portion that consists of cash, cash equivalents and readily that standard, have both a net worth (same exclusions) of at least $70,000 and an annual marketable securities). gross income of at least $70,000. If an investor is subscribing with his/her spouse as joint 5. Kentucky $85,000 (TI) and $85,000 (NW), or $300,000 (NW) owners, he/she may count joint net worth and joint income in satisfying these requirements, Kentucky investors should limit their investment in any commodity pool as well as the special requirements described below. Investors must also make a minimum program to not more than 10% of their liquid net worth (cash, cash aggregate investment of $5,000. However, the states listed below (or, in certain cases, in equivalents and readily marketable securities). special Supplements attached to the Prospectus) have more restrictive suitability or minimum 6. New Mexico $75,000 (AI) and $75,000 (NW), or $250,000 (NW) investment requirements for their residents. Please read the following list to make sure that 7. Oregon $70,000 (AI) and $250,000 (NW), or $500,000 (NW) Representations and Warranties > see reverse side SIGNATURE if Limited Partner(s) a re individuals (print or type) Mr. Mrs. Ms. Name of Limited Partner Date M M D D Y Y Y Y_ Signature of Limited Partner Name of Joint Limited Partner Date M M D D Y Y Y Y_ Signature of Joint Limited Partner SIGNATURE if Limited Partner is an entity (print or type) Name of entity Date M M D D Y Y Y Y___Name of signatory By: authorized signatory

Superfund Gold, L.P.
Suitability Requirements Form Representations and Warranties By executing the Subscription Agreement, the investor (for ifself and any co-subscriber, and, if the undersigned is signing on behalf of an entity, on behalf of and with respect to that entity and its shareholders, partners, beneficiaries or members), represent and warrant to Superfund Capital Management and the Fund as follows (As used below, the terms “you and your” refer to you and your co-subscriber, if any, or if you are signing on behalf of an entity, that entity): FOR ALL INVESTORS desirable by Superfund Capital Management to carry out fully the provisions of 1. I have received a copy of the Prospectus, incl. the Partnership Agreement. the Partnership Agreement, which is attached as Exhibit A to the Prospectus, 2. If an individual subscriber, I am of legal age to execute the Subscription including, without limitation, the execution of the said Partnership Agreement Agreement and am legally competent to do so. itself and by effecting all amendments permitted by the terms thereof. The Power of Attorney granted hereby shall be deemed to be coupled with an inte- 3. I satisfy the applicable financial suitability and minimum investment require-rest and shall be irrevocable and shall survive, and shall not be affected by, my ments, as set forth on page D-6 under the caption State Suitability Requirements subsequent death, incapacity, disability, insolvency, or dissolution or any delivery (or in a special Supplement to the Prospectus) for residents of the state in by me of an assignment of the whole or any portion of my Units in each Series. which I reside. I agree to provide any additional documentation requested by Superfund Capital Management, as may be required by the securities adminis- FOR RETIREMENT ACCOUNTS trator of my state of residence, to confirm that I meet the applicable minimum 10. If I am representing an employee benefit plan, to the best of my knowledge, nei-financial suitability standards to invest in the Fund. ther Superfund Capital Managment, nor any of its affiliates: (a) has investment
4. I understand that the investment objective of the Fund is to generate long-term discretion with respect to the investment of my plan assets; (b) has authority o capital growth while providing an element of diversification to a portfolio of responsibility to give or regularly gives investment advice with respect to such stock and bond investments, which is consistent with my objective in making plan assets for a fee and under an agreement or understanding that such an investment in the Fund. advice (i) will serve as a primary basis for investment decisions with respect to 5. The address on the Subscription Agreement is my true and correct residence, such plan assets and (ii) will be based on the particular investment needs of and I have no present intention of becoming a resident of any other state or the plan; or (c) is an employer maintaining or contributing to that plan. For pur-country. All the information that I have provided on the Subscription Agreement poses of this representation (9), an “employee benefit plan” includes plans and is correct and complete as of the date indicated thereon and, if there is any accounts of various types (including their related trusts) which provide for the material change in that information before my admission as a Limited Partner, accumulation of a portion of an individual’s earnings or compensation, as well I will immediately furnish such revised or corrected information to Superfund as investment income earned thereon, free from federal income tax until such Capital Management. time as funds are distributed from the plan, and include corporate “pension” 6. Unless representation (9–12) below is applicable, my subscription is made with and profit-sharing plans, “simplified employee pension plans”, “Keogh” plans my funds for my own account and not as trustee, custodian, or nominee for for self-employed individuals and individual retirement accounts (“IRAs”). another. 11. If I am subscribing as a trustee or custodian of an employee benefit plan, or of 7. I am either: (a) not required to be registered with the CFTC or to be a member an IRA, at the direction of the beneficiary of that plan or IRA, all representations of the National Futures Association (“NFA”); or (b) if so required, I am duly in the Subscription Agreement apply only to the beneficiary of that plan or IRA. registered with the CFTC and am a member in good standing of the NFA. FOR UGMA/UTMA ACCOUNTS Entities that acquire Units must indicate whether they are registered with the 12. If I am subscribing as a custodian for a minor, either (a) the subscription is a CFTC as commodity pools, whether they are exempt from registration as a com- gift I have made to that minor and is not made with that minor’s funds, in which modity pool, or whether they are not a commodity pool. case the representations as to net worth and annual income below apply only a. The entity subscribing for Units is a commodity pool and its sponsor and/ to myself, acting as custodian, or (b) if the subscription is not a gift, the repre-or principals are registered as commodity pool operators (“CPOs”) and sentations as to net worth, and annual income below apply only to that minor. members of the NFA. FOR ALL TRUSTS OR CORPORATIONS Provide NFA ID: ––––––––––––––––––––––––b. The entity subscribing for Units is a commodity pool but its sponsors and/or 13. If I am subscribing in a representative capacity, I have full power and authority principals are not required to be registered CPOs because of an exemption to purchase Units and enter into and be bound by this Subscription Agreement under the Commodity Exchange Act or CFTC Regulations. on behalf of the entity for which I am purchasing the Units, and that entity has full right and power to purchase the Units and enter into and be bound by the State the exemption claimed –––––––––––––––––––––––– Such entities must also provide a co py of the exemption letter filed with NFA by Subscription Agreement, and become a Limited Partner under the Partnership its sponsor and/or principals. Agreement. c. The entity subscribing for Units is not a commodity pool. Such entities must FOR TENNESSEE, ALABAMA AND ARKANSAS INVESTORS provide a seperate statement stating the purpose of forming the entity and that 14. For Tennessee, Alabama and Arkansas Investors only: I understand that the such entity does not solicit or accept funds to trade commodity contracts. rate at which each Series’ performance fee is calculated exceeds the maxi- 8. I understand that the Partnership Agreement imposes substantial restrictions mum rate for incentive or performance fees payable under the Guidelines for on the transferability of my Units and that my investment is not liquid except for Registration of Commodity Pool Programs adopted by the North American limited redemption provisions, as set forth in the Prospectus and the Partnership Securities Administrators Association. Agreement. 9. Power of Attorney: In connection with my acceptance of Units in each Series, I FOR ALABAMA AND ARKANSAS INVESTORS do hereby irrevocably constitute and appoint Superfund Capital Management, 15. For Alabama and Arkansas investors only: I understand that the Issuer’s intro-and its successors and assignees, as my true and lawful Attorney-in-Fact, with ducing broker and the Issuer‘s trading advisor are affiliated entities, and that full power of substitution, in my name, place and stead, to (i) file, prosecute, this affiliation gives rise to a conflict of interest, as described on pages 21–22 defend, settle, or compromise litigation, claims, or arbitrations on behalf of each of the Prospectus. I understand this may prevent the Issuer from accomplishing Series and (ii) make, execute, sign, acknowledge, swear to, deliver, record, and file any documents or instruments which may be considered necessary or all of its objectives. By making the representations and warranties set forth above, investors should be aware that they have not waived any rights of action which they may have under applicable federal or state securities laws. Federal and state securities laws provide that any such waiver would be unenforceable. Investors should be aware, however, that the representations and warranties set forth above may be asserted in the defense of the Fund, Superfund Capital Mangement, or others in any subsequent litigation or other proceedings.

Superfund Gold, L.P.
Subscription Agreement Addendum – Dollar Cost Averaging Purchase FOR USE IN CONNECTION WITH A PURCHASE OF UNITS TO BE IMPLEMENTED IN INSTALLMENTS IN ACCORDANCE WITH THE TERMS SET FORTH BELOW. TO BE EFFECTIVE, THIS SUBSCRIPTION AGREEMENT ADDENDUM MUST BE PROPERLY COMPLETED AND SIGNED BY THE INVESTOR AND MUST ACCOMPANY A PROPERLY COMPLETED AND FULLY-EXECUTED SUBSCRIPTION AGREEMENT FOR UNITS IN THE FUND.
NOTE: The amount of investor’s total subscription set forth below, the date of this Subscription Agreement Addendum, and investor’s signature must be the same as set forth on the accompanying Subscription Agreeement. 1. By execution and delivery of this Subscription Agreement Addendum, I hereby request that my subscription for Units in Superfund Gold, L.P. Series A OR B (mark A OR B, as on the Subscription Agreement) in the amount set forth below and on the accompanying Subscription Agreement be implemented, and that Units be issued at the Net Asset Value per Unit of such Series, as of the close of business on the applicable month-end or quarter-end closings, as the case may be, as follows. 2. My total subscription for Units is in the amount of USD $ ___(not less than USD $5,000 for new investors) 3. I hereby request that the initial issuance of Units subscribed for by the accompanying Subscription Agreement and this Subscription Agreement Addendum be in the amount of USD $ (not less than USD $1,000), Units being issued at the Net Asset Value per Unit as of the applicable month-end or calendar quarter-end closing date, as the case may be. 4. I hereby request the Fund to issue to me USD $ of Units (not less than USD $1,000) as of each month-end OR calendar quarter-end (check one) following the initial issuance of Units to me as requested under Item 3 above until the dollar amount of Units issued to me under this Item 4 and Item 3 above equals the amount of my total subscription set forth in Item 2 above. 5. I hereby authorize and instruct (insert broker-dealer name) to submit to the Fund cash held in my customer securities account with such broker-dealer on a monthly or quarterly basis, as indicated above, until the amounts submitted in connection with the issuances requested under Items 3 and 4 above equal the amount of my total subscription set forth in Item 2 above and in the accompanying Subscription Agreement. 6. I acknowledge that (i) my broker will not advance any funds due under the accompanying Subscription Agreement and this Subscription Agreement Addendum and that (ii) if I do not have adequate cash available in my customer securities account with my broker for my broker to remit to the Fund, or do not separately send a check or wire funds to the Fund, at each month-end or calendar quarter-end, as the case may be, for which I have requested the issuance of the Units subscribed for under the accompanying Subscription Agreement and this Subscription Agreement Addendum, no Units will be issued to me as of such month-end or calendar quarter-end, as the case may be. I acknowledge that my subscription in the amount set forth in the Subscription Agreement and above is irrevocable and that I am responsible for submitting timely payments for the Units subscribed for in the accompanying Subscription Agreement in the amount(s) set forth above at least five (5) business days prior to the cut off-days set forth in the Subscription Agreement. I hereby agree not to hold the Fund or Superfund Capital Management liable for the failure of my broker to submit funds to the Fund in a timely manner. 7. I acknowledge that the instructions contained in this Subscription Agreement Addendum may be modified only by a writing delivered to the Fund and my broker identified in Item 5 above. 8. I hereby acknowledge and agree that the instructions contained in this Subscription Agreement Addend um shall survive my death or disability, but shall terminate with the full redemption of all of my Units. This Subscription Agreement Addendum shall be governed by and interpreted in accordance with the laws of the State of Delaware.

Superfund Gold, L.P.
Subscription Agreement Addendum – Dollar Cost Averaging Purchase ACCOUNT INFORMATION Please print (except signatures). Limited Partner # Mr. Mrs. Ms. Last Name _ First Name _ Address Street _ City _ ___State, ZIP ___ ___Telephone ___Signature(s) must be identical to name(s) in which Units are registered. ___Fax ___Date M M D D Y Y Y Y E-Mail Signature Joint Limited Partner (if any) or Custodian Mr. Mrs. Ms. Last Name ___Date M M D D Y Y Y Y ___First Name Signature Broker Dealer Acknowledgement Mr. Mrs. Ms. Broker Dealer Firm Name ___Date M M D D Y Y Y Y ___Signature Name of Registered Representative ___Signature Name of Principal ___Signature Broker Dealer to retain a copy of this Subscription Agreement Addendum.

Superfund USEN410/0308 ® SM Superfund Gold, L.P. Request for Transfer Form E-1 Please send original to: Superfund Gold, L.P. c/o Superfund USA, Inc. 489 Fifth Ave New York, NY 10017 Dear Sir/Madam: The undersigned hereby requests a transfer of units (“Units”) in q Series A or q Series B (check one) in Superfund Gold, L.P. (the “Fund”). The undersigned hereby represents and warrants that the undersigned is the true, lawful and beneficial owner of the Units to which this request for transfer relates with full power and authority to request transfer of such Units. Such Units are not subject to any pledge or otherwise encumbered in any fashion. The undersigned represents that the signature(s) appearing below is/are true and correct. Transfer Details Name of Limited Partner # Limited Partner (if applicable) Name of Entity Telephone (if applicable) Tax ID # - Address Street Account Type City, State, ZIP , Transfer to the Account of: Transfer Details Name of Limited Partner # Limited Partner (if applicable) Name of Entity Telephone (if applicable) Tax ID # - Address Street Account Type City, State, ZIP , Date Signature of Limited Partner Date Authorized Signatory By: (Authorized Corporate Officer, Partner, Custodian or Trustee) Date Signature of Joint Limited Partner (if any) or Custodian Title Signatures (Must be identical to name(s) in which Units are registered.) The undersigned, as Transferee, represents that all information provided to the Fund in the form of an executed Subscription Agreement is true and correct as of the date of submission of the Request for Transfer. The undersigned further consents to the transfer of Units in the Fund as described above and agrees to accept such transferred Units for its account and risk. Date Signature of Transferee Date Authorized Signatory By: (Authorized Corporate Officer, Partner, Custodian or Trustee) Date Signature of Joint Transferee (if applicable) Title

Superfund Gold, L.P.
Subscription Agreement For An Additional Investment Limited Partner Limited Partner # Joint Limited Partner Last Name ___First Name ___ ___Residence address Street ___ City, State, Zip Code (P.O. Box not acceptable) ___Additional Information ___ (for Estates, Partnerships, Trusts and Corporations) ___ ___Mailing address ___(if different) E-mail address ___ ___ Telephone / date of birth ___M M D D Y Y Y Y___M M D D Y Y Y Y ___Custodian name, ___mailing address Street ___City, State, Zip Code ___ The investor named above, by execution and delivery of this Subscription Agreement Requirements and the Subscription Agreement and Power of Attorney set forth therein, and Power of Attorney, by either (i) enclosing a check or wiring payment payable to the terms of which govern the investment in the Units being subscribed for hereby. “Superfund Gold, L.P. Series A B Escrow Account”, or (ii) authorizing the selling The undersigned represents that there has been no change in the undersigned‘s finan-agent (or additional seller, as the case may be) to debit investor’s customer securities cial circumstances and that the Suitability Requirements Form initially completed when account in the amount set forth below, hereby subscribes for the purchase of Superfund making the undersigned’s initial investment in the Fund remains accurate and complete, Gold, L.P. (the “Fund”) Series A B units (“Units”) at net asset value per Unit by and the undersigned understands that by agreeing the undersigned will be deemed to the last business day of each month. make, with respect to this Subscription Agreement, all the representations and warranties The named investor further acknowledges receipt of the Fund’s prospectus (the contained in such Suitability Requirements Form, including those relating to the under-“Prospectus”) dated_GGGGGGGGGGGG___, including the Third Amended and Restated signed satisfying the applicable financial suitability requirements under “State Suitability Limited Partnership Agreement (“Partnership Agreement”) of the Fund, the Subscription Requirements.” Total Amount $ ___thereof Series A ___(minimum of $5,000 for each Series; $1,000 or more for additional investments)_ Series B _ Brokerage Account # ___(must be completed if payment is made by debit to investor’s securities or other qualified accounts) Social Security # ___Taxpayer ID #___ Taxable Investors (check one): Tenants in Entireties Non-Taxable Investors (check one): Individual Ownership            Community Property IRA Defined Benefit* Other (specify)
Partnership* Estate IRA Rollover Pension* Roth IRA Corporation* Grantor or Other Revocable Trust* Profit Sharing* SEP 401 (K)* Tenants in Common Trust other than a Grantor or Revocable Trust* (* APPROPRIATE AUTHORIZATION DOCUMENTS MUST ACCOMPANY Joint Tenants with Right of Survivorship UGMA/UTMA (Minor) SUBSCRIPTION, I.E., TRUSTS, PENSION, CORPORATE DOCUMENTS) UNITED STATES INVESTORS ONLY NON-UNITED STATES INVESTORS ONLY Under penalties of perjury, I certify that: (1) The number shown on this form is my Under penalties of perjury, by signature below I hereby certify that the Passport Number correct social security number or taxpayer identification number (or I am waiting or Government ID Number provided is true, correct, and complete and (a) I am not a for a number to be issued to me); (2) I am not subject to backup withholding due to citiz en or resident of the United States or (b) (in the case of an investor which is not an a failure to report interest and dividend income; and (3) I am a U.S. person. individual) the investor is not a United States corporation, partnership, estate, or trust. Investor(s) must sign (Executing and delivering this Subscription Agreement and Power of Attorney shall in no respect be deemed to constitute a waiver of any rights under the Securities Act of 1933, as amended or under the Securities Exchange Act of 1934, as amended.) The Internal Revenue Service does not require your consent to any provision of this document other than the certifications required to avoid backup withholding. ___ ___Date Signature of Limited Partner Date Signature of Joint Limited Partner (if any) or Custodian BROKER-DEALER MUST SIGN As set forth in the Prospectus, I hereby certify that I have informed the investor of all pertinent facts relating to the risks, tax consequences, liquidity, marketability, management, and control of Superfund Capital Management, Inc. with respect to an investment in the Units . I have also informed the investor of the unlikelihood of a public trading market developing of the Units. I have reasonable grounds to believe, based on information obtained from this investor concerning his/her investment objectives, other investments, financial situation, and needs and any other information known by me, that investment in the applicable series is suitable for such investor in light of his/her financial position, net worth and other suitability characteristics. I do not have discretionary authority over the account of the investor. ___ ___Date Registered Representative Signature Date Principal Signature (if required by Selling Agent procedures) Print Name            Print Name Broker-Dealer This subscription should be fee-based commission based. R.R. Phone/Fax Broker Dealer firm R.R. Email Address
R.R. Address Registered Representative Code ___Branch Code ___

Account Information (Please print) Name Telephone — - Limited Partner # Fax — - Address Street E-Mail City, State, ZIP , TO BE EFFECTIVE AS OF THE END OF THE MONTH IN WHICH YOU SUBMIT THIS SERIES EXCHANGE SUBSCRIPTION AGREEMENT, THIS SERIES EXCHANGE SUBSCRIPTION AGREEMENT MUST BE PROPERLY COMPLETED AND DELIVERED TO Superfund USA, Inc., OR TO YOUR BROKER-DEALER IN TIME FOR IT TO BE BE FORWARDED AND RECEIVED BY Superfund USA, Inc., ON BEHALF OF Superfund Gold, L.P., TEN (10) DAYS BEFORE THE LAST DAY OF THE MONTH, ATTN: SUPERFUND CAPITAL MANAGEMENT, INC., C/O Superfund USA, Inc., 489 FIFTH AVENUE, NEW YORK, NY 10017. EXCHANGE REQUESTS ARE IRREVOCABLE FIVE DAYS AFTER SUBMISSION TO YOUR BROKER-DEALER. By execution and delivery of this Series Exchange Subscription Agreement, I hereby redeem the limited partnership units (“Units”) of Superfund Gold, L.P. (the “Fund”) Series A or Series B (the “Series”), as identified below under “Series Exchange Election,” and, by application of the proceeds of such redemption to the payment of the purchase price for Units of the other Series, I hereby subscribe for Units in the other Series at a price equal to 100% of the Net Asset Value per Unit of such Series as of the close of business on the date of the applicable monthly closing (a “Series Exchange”). I understand that the minimum exchange amount, and the minimum holding amount in case of partial exchanges, is $5,000 or a number of whole Units the Net Asset Value of which is equal to or greater than $5,000, and that requests for an exchange of less than $5,000, or the Unit equivalent thereof, will not be effected. I further understand that, if I am requesting an exchange for less than the full amount of my investment in one Series, I must retain Units with a Net Asset Value of at least $5,000 in that Series after the exchange is completed. Please note: If a partial exchange would result in you holding Units with a Net Asset Value of less than $5,000 in the Series from which Units are to be redeemed to effect the requested exchange, the exchange request will be deemed to be a request for an exchange of your full investment amount into the other Series, and by your signature below you hereby consent to such exchange. BY SIGNING BELOW, the undersigned ACKNOWLEDGES RECEIPT OF THE FUND’S PROSPECTUS DATED M M D D Y Y Y Y , ANY APPLICABLE SUPPLEMENT TO THE PROSPECTUS, THE CURRENT MONTHLY REPORT FOR THE FUND, THE FUND’S SUBSCRIPTION AGREEMENT AND THIS SERIES EXCHANGE SUBSCRIPTION AGREEMENT, THE TERMS OF ALL OF WHICH GOVERN THE INVESTMENT IN THE UNITS FOR WHICH YOU ARE SUBSCRIBING. Notice Regarding Series Exchange: No administrative fees will be charged in connection with this Series Exchange transaction. However, a Series Exchange constitutes the redemption of Units of one Series of the Fund and a concurrent purchase of Units of the other Series subject to a maximum sales commission of 10% of the initial investment amount in the new Series (paid at a rate of 1/12 of 4% per month). Accordingly, investors making a Series Exchange will incur aggregate sales commission charges of up to 10% of the value of the Units being subscribed for in the new Series pursuant to a Series Exchange regardless of the amount of sales commission charges paid in connection with their investment in the other Series of the Fund. Superfund® SM ® USEN997/0408 Superfund Gold, L.P.

Series Exchange Subscription Agreement G-2 see reverse side Authority to Request Exchange The undersigned hereby authorizes Superfund Capital Management, Inc. (“Superfund Capital Management”) to redeem the dollar amount or number of Units of the Fund in the Series indicated above, at the Net Asset Value thereof, and to apply the net proceeds of that redemption to the purchase of Units in the other Series at the Net Asset Value thereof. The undersigned hereby represents and warrants that, if an individual, the undersigned is the true, lawful, and beneficial owner of the Units to which this Series Exchange Subscription Agreement relates with full power and authority to request such exchange or, if an entity, has full power and authority to request such exchange from and on behalf of the entity named below. The undersigned represents that the signature(s) below is/are true and correct. The undersigned represents that there has been no change in the undersigned’s financial circumstances and that the Suitability Requirements Form (see Prospectus Exhibit D, Pages D-6 and D-7) initially completed when making the undersigned’s initial investment in the Fund remains accurate and complete, and the undersigned understands that, by signing below, the undersigned will be deemed to make, with respect to this Series Exchange Subscription Agreement, all the representations and warranties contained in such Suitability Requirements Form, including those relating to the undersigned’s satisfying the applicable financial suitability requirements under “State Suitability Requirements” and citizenship status. The undersigned reaffirms the Power of Attorney (see Prospectus Exhibit D, Page D-4) submitted when making the undersigned’s initial investment, and hereby appoints Superfund Capital Management, its successors and assigns, as the undersigned’s true and lawful attorney-in-fact, for the purposes and to the extent set forth therein, with respect to the undersigned’s acceptance of the interest in the Series subscribed for hereby. The undersigned acknowledges that this Series Exchange Subscription Agreement is irrevocable 5 days after submission to the undersigned’s broker-dealer. This Series Exchange Subscription Agreement and the power-of-attorney included herein shall be governed by and interpreted in accordance with the laws of the State of Delaware, without regard to the conflicts of law provisions thereof. If applicable, the undersigned continues to consent to delivery of electronic statements. Name of Limited Partner Date M M D D Y Y Y Y Signature Name of Joint Limited Partner Date M M D D Y Y Y Y (or Custodian or Trustee) Signature Signature(s) must be identical to name(s) in which Units are registered. Broker-Dealer must sign I hereby certify that I have discussed with the investor identified above all of the pertinent facts relating to the risks, tax consequences, lack of liquidity of the Units, and the management and control of the Fund by Superfund Capital Management in connection with an investment in the Fund, and that the investor will incur sales commission charges with respect to the Units acquired as a result of this Series Exchange without regard to sales commissions previously paid. I have reasonable grounds to believe that, based on the information obtained from this investor concerning his/her investment objectives, other investments, financial situation, and needs and any other information known to me, that the Series Exchange from an investment in Series q A or q B (check applicable box) to an investment in the other Series is suitable for such investor in light of his/her/their investment objectives and suitability characteristics. Signatures (Pleas e print – except signatures) Broker-Dealer Firm Name Name of Registered Representative Date M M D D Y Y Y Y

          No dealer, salesman or any other person has been authorized to give any information or to make any representation not contained in this Prospectus, and, if given or made, such other information or representation must not be relied upon as having been authorized by Superfund Gold, L.P., Superfund Capital Management, Inc., Superfund USA, Inc. or any other person. This Prospectus does not constitute an offer to sell or a solicitation of an offer to buy the securities offered hereby to any person or by anyone in any jurisdiction in which such offer or solicitation may not lawfully be made. The delivery of this Prospectus at any time does not imply that the information contained herein is correct as of any time subsequent to the date of its issue.
          All selling agents must deliver to prospective investors any supplemented or amended Prospectus issued by Superfund Gold, L.P. during the ongoing offering period.

PART II
Information Not Required in Prospectus
Item 13. Other Expenses of Issuance and Distribution.
          Superfund Capital Management, Inc. (the “General Partner”) paid all expenses in connection with the organization of the Registrant and the initial offering of the Units without reimbursement by the Registrant, except for the Financial Industry Regulatory Authority filing fee which was paid by the Selling Agent. Each Series bears its share of ongoing offering expenses, which will not exceed 0.3625% of the gross offering proceeds of Units offered pursuant to this Registration Statement. The General Partner will assume liability for ongoing offering and operating expenses, when considered together, in excess of 0.75% of average month-end net assets per year of each Series. Initial and ongoing offering expenses include:

	Approximate
	Amount

Securities and Exchange Commission Registration Fee	$7,860	*
Financial Industry Regulatory Authority Filing Fee	20,500	*
Printing Expenses	300,000
Fees of Certified Public Accountants	240,000
Blue Sky Expenses (Excluding Legal Fees)	150,000
Fees of Counsel	250,000
Escrow Fees	45,000
Total	$1,013,360

*	Fees marked with an asterisk are exact rather than estimated.

Item 14. Indemnification of Directors and Officers.
          Section 17 of the Partnership Agreement (attached as Exhibit A to the Prospectus which forms a part of this Post Effective Amendment No. 1 to the Registrant’s Registration Statement) provides for the indemnification of the General Partner and certain of its controlling persons by each Series in certain circumstances. Such indemnification is limited to claims sustained by such persons in connection with each Series; provided that such claims were not the result of negligence or misconduct on the part of the General Partner or such controlling persons. Each Series is prohibited from incurring the cost of any insurance covering any broader indemnification than that provided above. Advances of each Series’ funds to cover legal expenses and other costs incurred as a result of any legal action initiated against the General Partner by a Limited Partner are prohibited.
Item 15. Recent Sales of Unregistered Securities.
          On May 23, 2008, the Registrant sold one unit of Series A Limited Partnership Interest and one unit of Series B Limited Partnership Interest to the Initial Limited Partner in preparation for the filing of Registrant’s Registration Statement on Form S-1. The sale of these units was exempt from registration under the Securities Act of 1933 pursuant to Section 4(2) thereof. No discounts or commissions were paid in connection with the sale, and no other offeree or purchaser was solicited. There have been no other sales of unregistered securities of the Registrant.
Item 16. Exhibits and Financial Statement Schedules.
          The following documents (unless otherwise indicated) are filed herewith and made a part of this Registration Statement:

Exhibit
Number	Description of Document

3.02	Form of Second Amended and Restated Limited Partnership Agreement of the Registrant (included as Exhibit A to the Prospectus).

10.02	Form of Subscription Agreement and Power of Attorney (included in Exhibit D to the Prospectus).

23.01	Consent of Sidley Austin LLP.

23.02	Consent of Deloitte & Touche LLP.

Item 17.
          The undersigned registrant hereby undertakes:
          (a) (1) To file, during any period in which offers or sales are being made, a post effective amendment to this registration statement;
     (i) To include any prospectus required by Section 10(a)(3) of the Securities Exchange Act of 1933 (the “Securities Act of 1933”);
     (ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of a prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20 percent change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement.
     (iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement. Provide, however, that:
          (A) Paragraphs (a)(1)(i) and (a)(1)(ii) of this section do not apply if the registration statement is on Form S-8, and the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the Commission by the registrant pursuant to section 13 or section 15(d) of the Securities Exchange Act of 1934, as amended (“Securities Exchange Act of 1934”) (15 U.S.C. 78m or 78o(d)) that are incorporated by reference in the registration statement; and
          (B) Paragraphs (a)(1)(i), (a)(1)(ii) and (a)(1)(iii) of this section do not apply if the registration statement is on Form S-3 or Form F-3 and the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the Commission by the registrant pursuant to section 13 or section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement, or is contained in a form of prospectus filed pursuant to Rule 424(b) that is part of the registration statement.
          (2) That, for the purpose of determining any liability under the Securities Act of 1933, as amended, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

          (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.
          (4) That, for the purpose of determining any liability under the Securities Act of 1933, each Prospectus filed pursuant to Rule 424(b) as part of a registration statement relating to an offering, other than registration statements relying on Rule 430B or other than Prospectuses filed in reliance on Rule 430A, shall be deemed to be part of and included in the registration statement as of the date it is first used after effectiveness. Provided, however, that no statement made in a registration statement or Prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or Prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such first use, supersede or modify any statement that was made in the registration statement or Prospectus that was part of the registration statement or made in any such document immediately prior to such date of first use.
          (5) That, for the purpose of determining liability under the Securities Act of 1933 to any purchaser:
     (ii) If the registrant is subject to Rule 430C, each prospectus filed pursuant to Rule 424(b) as part of a registration statement relating to an offering, other than registration statements relying on Rule 430B or other than prospectuses filed in reliance on Rule 430A, shall be deemed to be part of and included in the registration statement as of the date it is first used after effectiveness. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such first use, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such date of first use.
          (6) That, for the purpose of determining liability of the registrant under the Securities Act of 1933 to any purchaser in the initial distribution of the securities: The undersigned registrant undertakes that in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:
     (i) Any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424;
     (ii) Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;
     (iii) The portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and
     (iv) Any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.
          (b) The undersigned registrant hereby undertakes that:
          (1) For purposes of determining any liability under the Securities Act of 1933, the information omitted from the form of prospectus filed as part of this registration statement in reliance upon Rule 430A and contained in a form of prospectus filed by the registrant pursuant to Rule 424(b)(1) or (4), or 497(h) under the Securities Act shall be deemed to be part of this registration statement as of the time it was declared effective.
          (2) For the purpose of determining any liability under the Securities Act of 1933, each post-effective amendment that contains a form of prospectus shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.
          (c) Insofar as indemnification for liabilities under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the Registrant pursuant to the provisions described in Item 14 above, or otherwise, the Registrant had been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act of 1933 and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any such action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act of 1933 and will be governed by the final adjudication of such issue.

SIGNATURES
          Pursuant to the requirements of the Securities Act of 1933, the General Partner of the Registrant has duly caused this Registration Statement Amendment to be signed on its behalf by the undersigned, thereunto duly authorized, in St. George’s, Grenada, West Indies on the 14th day of October, 2009.

Superfund Gold, L.P.
By:	Superfund Capital Management, Inc.
General Partner

By:	/s/ Nigel James
Nigel James
President

          Pursuant to the requirements of the Securities Act of 1933, this Registration Statement Amendment has been signed below by the following persons on behalf of the General Partner of the Registrant, in the capacities and on the date indicated.

Signature	Title with Registrant	Date

/s/ Nigel James	President (Principal	October 14, 2009
Nigel James	Executive Officer)

/s/ Roman Gregorig	Vice President and Director	October 14, 2009
Roman Gregorig	(Principal Financial
Officer and Principal
Accounting Officer)
          Being the principal executive officer, the principal financial officer and the principal accounting officer and a majority of the directors of Superfund Capital Management, Inc.

Superfund Capital Management, Inc. General Partner
By	/s/ Nigel James	October 14, 2009
Nigel James
President

EXHIBIT INDEX

Exhibit
Number	Description of Document

3.02	Form of Second Amended and Restated Limited Partnership Agreement of the Registrant (included as Exhibit A to the Prospectus).

10.02	Form of Subscription Agreement and Power of Attorney (included in Exhibit D to the Prospectus).

23.01	Consent of Sidley Austin LLP.

23.02	Consent of Deloitte & Touche LLP.